                                                                     Exhibit 4.1

================================================================================


                        AAVID THERMAL TECHNOLOGIES, INC.,
                                   as Issuer,


                           The GUARANTORS named herein
                           ---------------------------
                                       and


                        Bankers Trust Company, as Trustee


                                    INDENTURE


                          Dated as of February 2, 2000


                 % Senior Subordinated Notes due 2007, Series A


                 % Senior Subordinated Notes due 2007, Series B


================================================================================


                              CROSS-REFERENCE TABLE

  TIA                                                                                  INDENTURE
SECTION                                                                                 SECTION

310(a)(1).......................................................................       7.10
   (a)(2).......................................................................       7.10
   (a)(3).......................................................................       N.A.
   (a)(4).......................................................................       N.A
   (b)..........................................................................       7.08; 7.10; 12.02
   (b)(1).......................................................................       7.10
   (b)(9).......................................................................       7.10
   (c)..........................................................................       N.A.
311(a)..........................................................................       7.11
   (b)..........................................................................       7.11
   (c)..........................................................................       N.A.
312(a)..........................................................................       2.05
   (b)..........................................................................       12.03
   (c)..........................................................................       12.03
313(a)..........................................................................       7.06
   (b)(1).......................................................................       7.06
   (b)(2).......................................................................       7.06
   (c)..........................................................................       7.06; 12.02
   (d)..........................................................................       7.06
314(a)..........................................................................       4.02; 4.08; 12.02
   (b)..........................................................................       N.A.
   (c)(1).......................................................................       13.04; 12.05
   (c)(2).......................................................................       13.04; 12.05
   (c)(3).......................................................................       N.A.
   (d)..........................................................................       N.A.
   (e)..........................................................................       13.05
   (f)..........................................................................       N.A.
315(a)..........................................................................       7.01; 7.02
   (b)..........................................................................       7.05; 12.02
   (c)..........................................................................       7.01
   (d)..........................................................................       6.05; 7.01; 7.02
   (e)..........................................................................       6.11
316(a) (last sentence)..........................................................       2.09
   (a)(1)(A)....................................................................       6.05
   (a)(1)(B)....................................................................       6.04
   (a)(2).......................................................................       8.02
   (b)..........................................................................       6.07
   (c)..........................................................................       8.04
317(a)(1).......................................................................       6.08
   (a)(2).......................................................................       6.09
   (b)..........................................................................       2.04
318(a)..........................................................................       12.01


                            N.A. means Not Applicable

NOTE: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of this Indenture.

                               TABLE OF CONTENTS


                                                                                                               PAGE

                                                             ARTICLE 1


                                            DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01.       Definitions...............................................................................1
Section 1.02.       Other Definitions........................................................................26
Section 1.03.       Incorporation by Reference of Trust Indenture Act........................................27
Section 1.04.       Rules of Construction....................................................................27

                                                             ARTICLE 2

                                                             THE NOTES

Section 2.01.       Form and Dating..........................................................................28
Section 2.02.       Execution and Authentication.............................................................28
Section 2.03.       Registrar and Paying Agent...............................................................29
Section 2.04.       Paying Agent To Hold Assets in Trust.....................................................30
Section 2.05.       Noteholder Lists.........................................................................30
Section 2.06.       Transfer and Exchange....................................................................30
Section 2.07.       Replacement Notes........................................................................31
Section 2.08.       Outstanding Notes........................................................................31
Section 2.09.       Treasury Notes...........................................................................31
Section 2.10.       Temporary Notes..........................................................................31
Section 2.11.       Cancellation.............................................................................32
Section 2.12.       Defaulted Interest.......................................................................32
Section 2.13.       Deposit of Moneys........................................................................32
Section 2.14.       CUSIP Number.............................................................................33
Section 2.15.       Book-Entry Provisions for Global Notes...................................................33
Section 2.16.       Registration of Transfers and Exchanges..................................................34
Section 2.17.       Restrictive Legends......................................................................37

                                                             ARTICLE 3

                                                             REDEMPTION

Section 3.01.       Notices to Trustee.......................................................................39
Section 3.02.       Selection of Notes To Be Redeemed........................................................39
Section 3.03.       Notice of Redemption.....................................................................39
Section 3.04.       Effect of Notice of Redemption...........................................................40
Section 3.05.       Deposit of Redemption Price..............................................................40
Section 3.06.       Notes Redeemed in Part...................................................................40



                                                             ARTICLE 4

                                                             COVENANTS
                                                                                                             Page
                                                                                                             ----

Section 4.01.       Payment of Notes.........................................................................41
Section 4.02.       Provision of Financial Statements and Other Information..................................41
Section 4.03.       Waiver of Stay, Extension or Usury Laws..................................................41
Section 4.04.       Compliance Certificate; Notice of Default; Tax Information...............................42
Section 4.05.       Payment of Taxes and Other Claims........................................................42
Section 4.06.       Corporate Existence......................................................................43
Section 4.07.       Maintenance of Office or Agency..........................................................43
Section 4.08.       Compliance with Laws.....................................................................43
Section 4.09.       Maintenance of Properties and Insurance..................................................44
Section 4.10.       Limitation on Additional Indebtedness....................................................44
Section 4.11.       Limitation on Restricted Payments........................................................45
Section 4.12.       Limitation on Other Senior Subordinated Indebtedness.....................................47
Section 4.13.       Limitation on Certain Asset Sales........................................................47
Section 4.14.       Limitation on Transactions with Affiliates...............................................50
Section 4.15.       Limitations on Liens.....................................................................51
Section 4.16.       Limitations on Investments...............................................................51
Section 4.17.       Change of Control........................................................................52
Section 4.18.       Limitation on Dividend and Other Payment Restrictions Affecting Restricted
                        Subsidiaries.........................................................................54
Section 4.19.       Limitation on Conduct of Business........................................................55
Section 4.20.       Limitation on Preferred Stock of Restricted Subsidiaries.................................55
Section 4.21.       Limitation on Capital Stock of Restricted Subsidiaries...................................55
Section 4.22.       Limitation on Sale and Lease-Back Transactions...........................................56
Section 4.23.       Payments for Consent.....................................................................56
Section 4.24.       Limitation on Creation of Subsidiaries...................................................56

                                                             ARTICLE 5

                                                       SUCCESSOR CORPORATION

Section 5.01.       Limitation on Consolidation, Merger and Sale of Assets...................................57
Section 5.02.       Successor Person Substituted.............................................................59

                                                             ARTICLE 6

                                                       DEFAULTS AND REMEDIES

Section 6.01.       Events of Default........................................................................59
Section 6.02.       Acceleration.............................................................................60
Section 6.03.       Other Remedies...........................................................................61
Section 6.04.       Waiver of Past Defaults and Events of Default............................................61
Section 6.05.       Control by Majority......................................................................62
Section 6.06.       Limitation on Suits......................................................................62
Section 6.07.       Rights of Holders To Receive Payment.....................................................63
Section 6.08.       Collection Suit by Trustee...............................................................63


                                                                                                             Page
                                                                                                             ----

Section 6.09.       Trustee May File Proofs of Claim.........................................................63
Section 6.10.       Priorities...............................................................................63
Section 6.11.       Undertaking for Costs....................................................................64

                                                             ARTICLE 7

                                                              TRUSTEE

Section 7.01.       Duties of Trustee........................................................................64
Section 7.02.       Rights of Trustee........................................................................65
Section 7.03.       Individual Rights of Trustee.............................................................66
Section 7.04.       Trustee's Disclaimer.....................................................................66
Section 7.05.       Notice of Defaults.......................................................................66
Section 7.06.       Reports by Trustee to Holders............................................................66
Section 7.07.       Compensation and Indemnity...............................................................67
Section 7.08.       Replacement of Trustee...................................................................67
Section 7.09.       Successor Trustee by Consolidation, Merger or Conversion.................................68
Section 7.10.       Eligibility; Disqualification............................................................68
Section 7.11.       Preferential Collection of Claims Against Company........................................69

                                                             ARTICLE 8

                                                AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 8.01.       Without Consent of Holders...............................................................69
Section 8.02.       With Consent of Holders..................................................................69
Section 8.03.       Compliance with TIA......................................................................71
Section 8.04.       Revocation and Effect of Consents........................................................71
Section 8.05.       Notation on or Exchange of Notes.........................................................71
Section 8.06.       Trustee To Sign Amendments, etc..........................................................71

                                                             ARTICLE 9

                                                DISCHARGE OF INDENTURE; DEFEASANCE

Section 9.01.       Satisfaction and Discharge of Indenture..................................................72
Section 9.02.       Legal Defeasance.........................................................................73
Section 9.03.       Covenant Defeasance......................................................................73
Section 9.04.       Conditions to Legal Defeasance or Covenant Defeasance....................................74
Section 9.05.       Application of Trust Money...............................................................75
Section 9.06.       Repayment to the Company.................................................................76
Section 9.07.       Reinstatement............................................................................76

                                                             ARTICLE 10

                                                       SUBORDINATION OF NOTES

Section 10.01.      Notes Subordinate to Senior Indebtedness.................................................76
Section 10.02.      Payment Over of Proceeds upon Dissolution, etc...........................................77


                                                                                                             Page
                                                                                                             ----

Section 10.03.      Suspension of Payment When Senior Indebtedness in Default................................78
Section 10.04.      Trustee's Relation to Senior Indebtedness................................................79
Section 10.05.      Subrogation..............................................................................79
Section 10.06.      Provisions Solely To Define Relative Rights..............................................80
Section 10.07.      Trustee To Effectuate Subordination......................................................80
Section 10.08.      No Waiver of Subordination Provisions....................................................80
Section 10.09.      Notice to Trustee........................................................................81
Section 10.10.      Reliance on Judicial Order or Certificate of Liquidating Agent...........................81
Section 10.11.      No Suspension of Remedies................................................................82

                                                             ARTICLE 11

                                                         GUARANTEE OF NOTES

Section 11.01.      Guarantee................................................................................82
Section 11.02.      Execution and Delivery of Guarantee......................................................83
Section 11.03.      Limitation of Guarantee..................................................................83
Section 11.04.      Additional Guarantors....................................................................84
Section 11.05.      Release of Guarantor.....................................................................84
Section 11.06.      Subordination of Subrogation and Other Rights; Subrogation...............................84
Section 11.07.      Guarantee Obligations Subordinated to Guarantor Senior Indebtedness......................84
Section 11.08.      Payment Over of Proceeds upon Dissolution, etc., of a Guarantor..........................85
Section 11.09.      Suspension of Guarantee Obligations When Guarantor Senior Indebtedness in
                        Default..............................................................................86
Section 11.10.      Trustee's Relation to Guarantor Senior Indebtedness......................................87
Section 11.11.      Subrogation to Rights of Holders of Guarantor Senior Indebtedness........................88
Section 11.12.      Guarantee Subordination Provisions Solely To Define Relative Rights......................88
Section 11.13.      Trustee To Effectuate Subordination......................................................89
Section 11.14.      Notice to Trustee........................................................................89
Section 11.15.      Application of Certain Article 11 Provisions.............................................90

                                                             ARTICLE 12

                                                            MISCELLANEOUS

Section 12.01.      TIA Controls.............................................................................90
Section 12.02.      Notices..................................................................................90
Section 12.03.      Communications by Holders with Other Holders.............................................92
Section 12.04.      Certificate and Opinion as to Conditions Precedent.......................................92
Section 12.05.      Statements Required in Certificate and Opinion...........................................92
Section 12.06.      Rules by Trustee and Agents..............................................................92
Section 12.07.      Business Days; Legal Holidays............................................................92
Section 12.08.      Governing Law............................................................................93
Section 12.09.      No Adverse Interpretation of Other Agreements............................................93
Section 12.10.      No Recourse Against Others...............................................................93
Section 12.11.      Successors...............................................................................93
Section 12.12.      Multiple Counterparts....................................................................93
Section 12.13.      Table of Contents, Headings, etc.........................................................93
Section 12.14.      Separability.............................................................................93



EXHIBITS

                                                                                                             Page
                                                                                                             ----
Exhibit A.          Form of Series A Note...................................................................A-1

Exhibit B.          Form of Series B Note...................................................................B-1

Exhibit C.          Form of Certificate To Be Delivered in Connection with Transfers to Non-QIB
                    Accredited Investors....................................................................C-1

Exhibit D.          Form of Transferee Letter of Representation.............................................D-1

Exhibit E.          Form of Certificate To Be Delivered in Connection with Regulation S
                    Transfers...............................................................................E-1

Exhibit F.          Form of Guarantee.......................................................................F-1

Exhibit G.          Willis Stein Make Well Agreement........................................................G-1


                  INDENTURE, dated as of February 2, 2000, between AAVID THERMAL TECHNOLOGIES, INC., a Delaware corporation (the "COMPANY"), each of the GUARANTORS (as defined herein) and BANKERS TRUST COMPANY, a New York banking corporation organized under the laws of the State of New York, as trustee (the "TRUSTEE").

                  The Company has duly authorized the creation of an issue of 12 3/4% Senior Subordinated Notes due 2007, Series A (the "INITIAL NOTES"), and 12 3/4% Senior Subordinated Notes due 2007, Series B (the "EXCHANGE NOTES"), and, to provide therefor, the Company and each Guarantor has duly authorized the execution and delivery of this Indenture. All things necessary to make the Notes, when duly issued and executed by the Company, and authenticated and delivered hereunder, the valid obligations of the Company and to make this Indenture a valid and binding agreement of the Company and the Guarantors, have been done.

                  Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders:

                                    ARTICLE 1

                   DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01.     DEFINITIONS.

                  "ACQUIRED INDEBTEDNESS" means Indebtedness of a Person (including an Unrestricted Subsidiary) existing at the time such Person becomes a Restricted Subsidiary or is merged into or consolidated with any other Person or that is assumed in connection with the acquisition of assets from such Person and, in each case, not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary or such merger, consolidation or acquisition.

                  "ADJUSTED NET ASSETS" of any Person at any date shall mean the lesser of the amount by which the fair value of the property of such Person exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities), but excluding liabilities under the Guarantee of such Person at such date and the present fair salable value of the assets of such Person at such date exceeds the amount that will be required to pay the probable liability of such Person on its debts (after giving effect to all other fixed and contingent liabilities and after giving effect to any collection from any Subsidiary of such Person in respect of the obligations of such Person under the Guarantee of such Person), excluding Indebtedness in respect of the Guarantee of such Person, as they become absolute and matured.

                  "ADDITIONAL INTEREST" has the meaning provided to such term in the Registration Rights Agreement.

                  "AFFILIATE" means, with respect to any specific Person, any other Person that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by," and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; PROVIDED that, for purposes of Section 4.14, beneficial ownership of at least 10% of the voting securities of a Person, either directly or indirectly, shall be deemed to be control.

                  "AGENT" means any Registrar, Paying Agent, co-Registrar, Authenticating Agent or agent for service of notices and demands.

                  "ASSET ACQUISITION" means

                  (1) an Investment by the Company or any Restricted Subsidiary
               in any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be merged with or into the Company or any Restricted Subsidiary or

                  (2) the acquisition by the Company or any Restricted
               Subsidiary of the assets of any Person (other than a Restricted Subsidiary) which constitute all or substantially all of the assets of such Person or comprise any division or line of business of such Person or any other properties or assets of such Person or any other properties or assets of such Person other than in the ordinary course of business.

                  "ASSET SALE" means any direct or indirect sale, issuance, conveyance, assignment, transfer, lease or other disposition (including any Sale and Lease-Back Transaction), other than to the Company or any of its Restricted Subsidiaries, in any single transaction or series of related transactions of

                  (1) any Capital Stock of or other equity interest in any
               Restricted Subsidiary, or

                  (2) any other property or assets, other than in the ordinary course of business, of the Company or of any Restricted Subsidiary ;

PROVIDED that Asset Sales shall not include

                  (1) a transaction or series of related transactions for which the Company or the Restricted Subsidiaries receive aggregate consideration of less than $1 million,

                  (2) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company as permitted under Section 5.01,

                  (3) any Permitted Investment and any Restricted Payment
               permitted by Section 4.11;

                  (4) any disposition of obsolete or unnecessary equipment or assets;

                  (5) the sale of up to 40% of the outstanding Capital Stock of
               Thermalloy Malaysia Sdn Bhd in accordance with Malaysian law;

                  (6) the licensing of intellectual property in the ordinary course of business;

                  (7) sales of Cash Equivalents; and

                  (8) the sale of 95% of the outstanding common membership
               interests of Aavid Thermalloy LLC to Heat Holdings II Corp. or the other restructuring transactions set forth on Schedule A-1 hereto.

                  "ASSET SALE PROCEEDS" means, with respect to any Asset Sale,

                  (1) cash received by the Company or any Restricted Subsidiary from such Asset Sale (including cash received as consideration for the assumption of liabilities incurred in connection with or in anticipation of such Asset Sale), after

                      (a) provision for all income or other taxes measured by or resulting from such Asset Sale,

                      (b) payment of all brokerage commissions and underwriting, legal, accounting and other fees and expenses related to such Asset Sale,

                      (c) provision for minority interest holders in any
                   Restricted Subsidiary as a result of such Asset Sale,

                      (d) repayment of Indebtedness that is secured by the
                   assets connection with such Asset Sale,

                      (e) deduction of appropriate amounts to be provided by the
                   Company or a Restricted Subsidiary as a reserve, in accordance with GAAP, against any liabilities associated with the assets sold or disposed of in such Asset Sale and retained by the Company or a Restricted Subsidiary after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with the assets sold or disposed of in such Asset Sale and

                      (f) deduction of any consideration (that would otherwise
                   constitute Asset Sale Proceeds) that is held in escrow, or otherwise reserved by the Company or a Restricted Subsidiary, pending determination of whether a purchase price adjustment will be made; PROVIDED, HOWEVER, that following such determination and release of the amount in escrow to pay the remaining consideration, such proceeds are applied in accordance with Section 4.13; and


                  (2) promissory notes and other non-cash consideration received by the Company or any Restricted Subsidiary from such Asset Sale or other disposition upon the liquidation or conversion of such notes or non-cash consideration into cash.

                  "ATTRIBUTABLE INDEBTEDNESS" in respect of a Sale and Lease-Back Transaction means, as at the time of determination, the greater of

                  (1) the fair value of the property subject to such arrangement
               and

                  (2) the present value of the total obligations (discounted at the rate borne by the Notes, compounded semi-annually) of the lessee for rental payments during the remaining term of the lease included in such Sale and Lease-Back Transaction (including any period for which such lease has been extended).

                  "AVAILABLE ASSET SALE PROCEEDS" means, with respect to any Asset Sale, the aggregate Asset Sale Proceeds from such Asset Sale that have not been applied in accordance with clauses (3)(a) or (3)(b) of the first paragraph of Section 4.13, and that have not yet been the basis for an Excess Proceeds Offer in accordance with clause (3)(c) of the first paragraph of Section 4.13.

                  "BOARD OF DIRECTORS" means, with respect to any Person, the board of directors of such Person or any duly authorized committee thereof.

                  "BOARD RESOLUTION" means a copy of a resolution certified by an Officer, the Secretary or an Assistant Secretary to have been duly adopted by the Board of Directors of the Company and to be in full force and effect, and delivered to the Trustee.

                  "CAPITAL STOCK" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, partnership or limited liability company interests or any other participation, right or other interest in the nature of an equity interest in such Person including, without limitation, Common Stock and Preferred Stock of such Person, or any option, warrant or other security convertible into any of the foregoing.

                  "CAPITALIZED LEASE OBLIGATIONS" means with respect to any Person, Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such Indebtedness shall be the capitalized amount of such obligations determined in accordance with GAAP.

                  "CASH EQUIVALENTS" means

                  (1) marketable direct obligations issued by, or
               unconditionally guaranteed by, the United States Government or issued by any agency or instrumentality thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof;

                  (2) marketable direct obligations issued by any state of the
               United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Corporation ("S&P") or Moody's Investors Service, Inc. ("MOODY'S");

                  (3) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's;

                  (4) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250,000,000;

                  (5) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause
               (1) above entered into with any bank meeting the qualifications specified in clause (4) above; and

                  (6) investments in money market funds that invest
               substantially all their assets in securities of the types described in clauses (1) through (5) above.

                  "CERTIFICATED NOTES" means one or more certificated Notes in registered form.

                  A "CHANGE OF CONTROL" of the Company will be deemed to have occurred at such time as

                  (1) any Person or group of related Persons for purposes of
               Section 13(d) of the Exchange Act (a "GROUP"), other than a Permitted Holder, becomes the beneficial owner (as defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time) of 50% or more of the total voting or economic power of the Company's Capital Stock;

                  (2) any Person or Group, other than a Permitted Holder,
               becomes the beneficial owner (as defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time) of more than 33 1/3% of the total voting power of the Company's Capital Stock, and the Permitted Holders beneficially own, in the aggregate, a lesser percentage of the total voting power of the Capital Stock of the Company than such other Person or Group and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Company;

                  (3) there shall be consummated any consolidation or merger of the Company in which the Company is not the continuing or surviving Person or pursuant to which the Common Stock of the Company would be converted into cash, securities or other property, other than a merger or consolidation of the Company in which the holders of the Capital Stock of the Company outstanding immediately prior to the consolidation or merger hold, directly or indirectly, at least a majority of the Capital Stock of the surviving corporation immediately after such consolidation or merger;

                  (4) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company has been approved by the Permitted Holders or a majority of the directors then still in office who either were directors at the beginning of such period or whose election or recommendation for election was previously so approved) cease to constitute a majority of the Board of Directors of the Company; or

                  (5) the approval by the holders of Capital Stock of the
               Company of any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the provisions of this Indenture).

                  "COMMISSION" means the Securities and Exchange Commission.

                  "COMMON STOCK" of any Person means all Capital Stock of such Person that is generally entitled to

                  (1) vote in the election of directors of such Person or

                  (2) if such Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management and policies of such Person.

                  "COMPANY" means the party named as such in the first paragraph of this Indenture until a successor replaces such party pursuant to Article 5 of this Indenture and thereafter means the successor.

                  "CONSOLIDATED FIXED CHARGE COVERAGE RATIO" means, with respect to any Person, the ratio of EBITDA of such Person during the four full fiscal quarters (the "Four Quarter Period") ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the "Transaction Date") to Consolidated Fixed Charges of such Person for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a PRO FORMA basis for the period of such calculation to

                  (1) the incurrence or repayment of any Indebtedness of such
               Person or any of the Restricted Subsidiaries or the issuance or redemption or other repayment of Preferred Stock (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness and, in the case of any Restricted Subsidiary, the issuance or redemption or other repayment of Preferred Stock (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date (except that, in determining the Consolidated Fixed Charge Coverage Ratio as of any Transaction Date, any Permitted Indebtedness that is incurred concurrently with the Indebtedness giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio shall not be included for purposes of such calculation on such date of issuance), as if such incurrence or repayment or issuance or redemption or other repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period and

                  (2) any asset sales or other disposition or Asset Acquisitions
               (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of the Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any EBITDA (PROVIDED that such EBITDA shall be included only to the extent includable pursuant to the definition of "Consolidated Net Income") (including any PRO FORMA expense and cost reductions calculated on a basis consistent with Regulation S-X of the Exchange Act) attributable to the assets that are the subject of the Asset Acquisition or asset sale or other disposition during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such asset sale or other disposition or Asset Acquisition (including the incurrence, assumption or liability for any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period.

In making any calculation of the Consolidated Fixed Charge Coverage Ratio for any Four Quarter Period commencing prior to the Merger, the Merger and the financing thereof shall be deemed to have taken place on the first day of such Four Quarter Period.

                  If such Person or any of the Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the second preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness. Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio,"

                  (1) interest on outstanding Indebtedness determined on a
               fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date;

                  (2) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by one or more Interest Rate Agreements, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements; and

                  (3) interest accrued on outstanding Indebtedness incurred
               under a revolving credit facility shall be computed based upon the average daily balance of such Indebtedness during the Four Quarter Period.

                  "CONSOLIDATED FIXED CHARGES" means, with respect to any Person, for any period, the sum, without duplication, on a consolidated basis, of

                  (1) Consolidated Interest Expense, plus

                  (2) the product of

                         (a) the amount of all dividend payments on any series
               of Preferred Stock of such Person and the Restricted Subsidiaries (other than dividends paid in Capital Stock (other than Disqualified Capital Stock) and other than dividends to the Company on Preferred Stock of the Restricted Subsidiaries) paid, during such period and

                         (b) a fraction, the numerator of which is one and the
               denominator of which is one minus the then current effective consolidated federal, state and local tax rate of such Person, expressed as a decimal.

                  "CONSOLIDATED INTEREST EXPENSE" means, with respect to any Person, for any period, the aggregate amount of interest that, in conformity with GAAP, would be set forth opposite the caption "interest expense" or any like caption on an income statement for such Person and the Restricted Subsidiaries on a consolidated basis (including, but not limited to,

                  (1) Redeemable Dividends paid on Preferred Stock of a
               Restricted Subsidiary (other than such dividends paid to the Company),

                  (2) imputed interest included in Capitalized Lease
               Obligations,

                  (3) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing,

                  (4) the net costs associated with Interest Rate Agreements,
               Currency Agreements and other hedging obligations,

                  (5) amortization of other financing fees and expenses,

                  (6) the interest portion of any deferred payment obligation,

                  (7) amortization of discount (including without limitation all original issue discount on the Notes) or premium, if any, and

                  (8) all other non-cash interest expense (other than interest amortized to cost of sales))

plus, without duplication,

                  (1) all net capitalized interest for such period,

                  (2) all interest incurred or paid under any guarantee of
               Indebtedness (including a guarantee of principal, interest or any combination thereof) of any Person and

                  (3) the amount of all dividends or distributions paid on
               Disqualified Capital Stock (other than dividends paid or payable in shares of Capital Stock of the Company).

                  "CONSOLIDATED NET INCOME" means, with respect to any Person, for any period, the aggregate of the Net Income of such Person and the Restricted Subsidiaries thereof for such period, on a consolidated basis, determined in accordance with GAAP; PROVIDED, HOWEVER, that:

                  (1) the Net Income of (A) any Person (the "OTHER PERSON") in
               which the referent Person or any of the Restricted Subsidiaries has less than a 100% interest (which interest does not cause the Net Income of such other Person to be consolidated into the Net Income of the Person in question in accordance with GAAP) and (B) any Unrestricted Subsidiary shall be included only to the extent of the amount of dividends or distributions paid, and in the case of (B) paid in cash, to the Person in question or a Restricted Subsidiary;

                  (2) the Net Income of any Restricted Subsidiary of the Person
               in question that is subject to any restriction or limitation on the payment of dividends or the making of other distributions shall be excluded to the extent of such restriction or limitation;

                  (3) the Net Income of any Person acquired in a pooling of
               interests transaction for any period prior to the date of such acquisition shall be excluded;

                  (4) any net gain or net loss (in the case of any net loss only to the extent that such determination of Consolidated Net Income is being made in connection with the determination of amounts available for Restricted Payments under clause (3) of the first paragraph of Section 4.11) resulting from an Asset Sale by the Person in question or any of the Restricted Subsidiaries other than in the ordinary course of business shall be excluded;

                  (5) extraordinary gains and losses shall be excluded;

                  (6) income or loss attributable to discontinued operations
               (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued) shall be excluded;

                  (7) in the case of a successor to the referent Person by
               consolidation or merger or as a transferee of the referent Person's assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets shall be excluded; and

                  (8) any charge for minority interest attributable to Heat
               Holdings II Corp.'s interest in Aavid Thermalloy, LLC shall be excluded.

                  "CORPORATE TRUST OFFICE" means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of execution of this Indenture is located at Four Albany Street, New York, New York 10006, Attn: Corporate Trust and Agency Group, Corporate Market Services.

                  "CUMULATIVE CONSOLIDATED NET INCOME" means, with respect to any Person, as of any date of determination, Consolidated Net Income from February 2, 2000 to the end of such Person's most recently ended full fiscal quarter to such date, taken as a single accounting period.

                  "CURRENCY AGREEMENT" means, with respect to any Person, any foreign currency exchange agreement, option or futures contract or other similar agreement or arrangement designed to protect the party indicated therein against fluctuations in foreign currency exchange rates.

                  "DEFAULT" means any event that is, or after notice or passage of time or both would be, an Event of Default.

                  "DEPOSITORY" means, with respect to the Notes issued in the form of one or more Global Notes, The Depository Trust Company or another Person designated as Depository by the Company, which Person must be a clearing agency registered under the Exchange Act.

                  "DESIGNATED SENIOR INDEBTEDNESS" as to the Company or any Guarantor, as the case may be, means

                  (1) Indebtedness under the Senior Credit Facility and

                  (2) any other Indebtedness that at the time of determination exceeds $20 million in aggregate principal amount (or accreted value in the case of Indebtedness issued at a discount) outstanding or available under a committed facility, which is specifically designated in the instrument evidencing such Senior Indebtedness as "Designated Senior Indebtedness" by such Person and as to which the Trustee has been given written notice of such designation.

                  "DISQUALIFIED CAPITAL STOCK" means any Capital Stock of a Person or a Restricted Subsidiary thereof that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the maturity date of the Notes, for cash or securities constituting Indebtedness. Without limitation of the foregoing, Disqualified Capital Stock shall be deemed to include any Preferred Stock of a Person or a Restricted Subsidiary of such Person, with respect to either of which, under the terms of such Preferred Stock, by agreement or otherwise, such Person or Restricted Subsidiary is obligated to pay current dividends or distributions in cash during the period prior to the maturity date of the Notes; PROVIDED, HOWEVER, that Preferred Stock of a Person or any Restricted Subsidiary thereof that is issued with the benefit of provisions requiring a change of control offer to be made for such Preferred Stock in the event of a change of control of such Person or Restricted Subsidiary, which provisions have substantially the same effect as the provisions of this Indenture described under Section 4.17, shall not be deemed to be Disqualified Capital Stock solely by virtue of such provisions and, PROVIDED, FURTHER, that if such Capital Stock is issued pursuant to any plan for the benefit of employees of the Company or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Capital Stock solely because it may be required to be repurchased by the Company in order to satisfy applicable statutory or regulatory obligations.

                  "EBITDA" means, with respect to any Person and its Restricted Subsidiaries, for any period, an amount equal to

                  (1) the sum of

                         (a) Consolidated Net Income for such period, plus

                         (b) the provision for taxes for such period based on
                    income or profits to the extent such income or profits were included in computing Consolidated Net Income and any provision for taxes utilized in computing net loss under clause (a) hereof, plus

                         (c) Consolidated Interest Expense for such period, plus

                         (d) depreciation for such period on a consolidated
                    basis, plus

                         (e) amortization of intangibles for such period on a
                    consolidated basis, plus

                         (f) any other non-cash items reducing Consolidated Net
                    Income for such period, except for any non-cash items that represent accruals of, or reserves for, cash disbursements to be made in any future accounting period or amortization of a prepaid cash expense that was paid in a prior period, minus

                  (2) all non-cash items increasing Consolidated Net Income
               (other than any non-cash items that were accrued in the ordinary course of business) for such period, all for such Person and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP;

PROVIDED, HOWEVER, that, for purposes of calculating EBITDA during any fiscal quarter, cash income from a particular Investment (other than a Restricted Subsidiary) of such Person shall be included only

                  (1) if cash income has been received by such Person with
               respect to such Investment during each of the previous four fiscal quarters or

                  (2) if the cash income derived from such Investment is
               attributable to Cash Equivalents.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

                  "EXCHANGE NOTES" has the meaning provided in the preamble to this Indenture.

                  "FAIR MARKET VALUE" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the Board of Directors of the Company acting reasonably and in good faith and shall be evidenced by a Board Resolution delivered to the Trustee.

                  "FOREIGN RESTRICTED SUBSIDIARY" means any Restricted Subsidiary of the Company that is not a domestic Restricted Subsidiary.

                  "GAAP" means generally accepted accounting principles consistently applied as in effect in the United States from time to time.

                  "GUARANTEE" means, as applied to any obligation, (i) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (ii) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, the payment of amounts drawn down by letters of credit.

                  "GUARANTEE" means the guarantee of the Obligations of the Company with respect to the Notes by each Guarantor.

                  "GUARANTOR" means the issuer at any time of a Guarantee (so long as such Guarantee remains outstanding), which shall consist of each of the Company's domestic Restricted Subsidiaries (excluding domestic Subsidiaries of Foreign Restricted Subsidiaries).

                  "GUARANTOR SENIOR INDEBTEDNESS" means, with respect to any Guarantor, the principal of and premium, if any, and interest on, and any and all other fees, expense reimbursement obligations and other amounts due pursuant to the terms of all agreements, documents and instruments providing for, creating, securing or evidencing or otherwise entered into in connection with:

                  (1) all Indebtedness of such Guarantor owed to lenders under the Senior Credit Facility;

                  (2) all obligations of such Guarantor with respect to any
               Interest Rate Agreements or Currency Agreements;

                  (3) all obligations of such Guarantor to reimburse any bank or other Person in respect of amounts paid under letters of credit, acceptances or other similar instruments;

                  (4) all other Indebtedness of such Guarantor that does not provide that it is to rank equally with or subordinate to the Guarantee of such Guarantor; and

                  (5) all deferrals, renewals, extensions and refundings of, and amendments, modifications and supplements to, any of the Guarantor Senior Indebtedness described above.

                  Notwithstanding anything to the contrary in the foregoing, Guarantor Senior Indebtedness will not include, with respect to any Guarantor:

                  (1) Indebtedness of such Guarantor to any of its Subsidiaries, or to any Affiliate of such Guarantor or any of such Affiliate's Subsidiaries;

                  (2) Indebtedness represented by the Guarantees;

                  (3) any Indebtedness which by the express terms of the
               agreement or instrument creating, evidencing or governing the same is junior or subordinate in right of payment to any item of Guarantor Senior Indebtedness;

                  (4) any trade payable arising from the purchase of goods or materials or for services obtained in the ordinary course of business;

                  (5) Indebtedness incurred in violation of this Indenture;

                  (6) Indebtedness represented by Disqualified Capital Stock;
               and

                  (7) any Indebtedness to or guaranteed on behalf of any
               shareholder, director, officer or employee of the Guarantor or any Subsidiary of such Guarantor or any of its Subsidiaries.

                  "HOLDER" or "NOTEHOLDER" means a Person in whose name a Note is registered on the Registrar's book.

                  "HOLDINGS" means Heat Holdings Corp., a Delaware corporation.

                  "HOLDINGS II" means Heat Holdings II Corp., a Delaware corporation.

                  "INCUR" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "incurrence," "incurred," "incurable," and "incurring" shall have meanings correlative to the foregoing); PROVIDED that a change in GAAP that results in an obligation of such Person that exists at such time becoming Indebtedness shall not be deemed an incurrence of such Indebtedness.

                  "INDEBTEDNESS" means (without duplication), with respect to any Person, any indebtedness at any time outstanding, secured or unsecured, contingent or otherwise, which is for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), or evidenced by bonds, notes, debentures or similar instruments or representing the balance deferred and unpaid of the purchase price of any property (excluding, without limitation, any balances that constitute accounts payable or trade payables, and other accrued liabilities arising in the ordinary course of business) if and to the extent any of the foregoing indebtedness would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, and shall also include, to the extent not otherwise included,

                  (1) any Capitalized Lease Obligations of such Person;

                  (2) obligations secured by a Lien to which the property or assets owned or held by such Person is subject (other than a Permitted Lien not securing any liability that would itself constitute Indebtedness), whether or not the obligation or obligations secured thereby shall have been assumed; PROVIDED that if such obligations have not been assumed by such Person, the amount of such Indebtedness shall be the lesser of (A) the fair market value of such assets at such date of determination and (B) the amount of such obligations;

                  (3) guarantees of items of other Persons which would be
               included within this definition for such other Persons (whether or not such items would appear upon the balance sheet of the guarantor);

                  (4) all obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction;

                  (5) Disqualified Capital Stock of such Person or any
               Subsidiary thereof; and

                  (6) obligations of any such Person under any Currency
               Agreement or any Interest Rate Agreement applicable to any of the foregoing (if and to the extent such Currency Agreement or Interest Rate Agreement obligations would appear as a liability upon a balance sheet of such Person prepared in accordance with
               GAAP).

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation; PROVIDED that:


                  (1) the amount outstanding at any time of any Indebtedness issued with original issue discount is the principal amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP and

                  (2) Indebtedness shall not include any liability for federal, state, local or other taxes.

Notwithstanding any other provision of the foregoing definition, any trade payable arising from the purchase of goods or materials or for services obtained in the ordinary course of business shall not be deemed to be "Indebtedness" of the Company or any of the Restricted Subsidiaries for purposes of this definition. Furthermore, guarantees of (or obligations with respect to letters of credit supporting) Indebtedness otherwise included in the determination of such amount shall not also be included.

                  "INDENTURE" means this Indenture as amended, restated or supplemented from time to time.

                  "INDEPENDENT FINANCIAL ADVISOR" means an investment banking firm of national reputation in the United States

                  (1) which does not, and whose directors, officers or
               Affiliates do not, have a direct or indirect financial interest in the Company and

                  (2) which, in the judgment of the Board of Directors of the
               Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

                  "INITIAL NOTES" has the meaning provided in the preamble to this Indenture.

                  "INITIAL PURCHASERS" refers to CIBC World Markets Corp. and FleetBoston Robertson Stephens Inc.

                  "INSTITUTIONAL ACCREDITED INVESTOR" means an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or (7) promulgated under the Securities Act.

                  "INTEREST PAYMENT DATE" means the stated maturity of an installment of interest on the Notes.

                  "INTEREST RATE AGREEMENT" means, with respect to any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement designed to protect the party indicated therein against fluctuations in interest rates.

                  "INVESTMENTS" means, with respect of any Person, directly or indirectly, any advance, account receivable (other than an account receivable arising in the ordinary course of business of such Person), loan or capital contribution to (by means of transfers of property to others, payments for property or services for the account or use of others or otherwise), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures, partnership or joint venture interests or other securities of, the acquisition, by purchase or otherwise, of all or substantially all of the business or assets or stock or other evidence of beneficial ownership of, any Person or the making of any investment in any Person. Investments shall exclude

                  (1) extensions of trade credit on commercially reasonable
               terms in accordance with normal trade practices of such Person,

                  (2) endorsements for collection or deposit in the ordinary course of business by such Person of bank drafts and similar negotiable instruments of such other Person received as payment for ordinary course of business trade receivables and

                  (3) the repurchase of securities of any Person by such Person.

For the purposes of Section 4.11, the amount of any Investment shall be the original cost of such Investment plus the cost of all additional Investments by the Company or any of the Restricted Subsidiaries, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, reduced by the payment of cash distributions which constitute a return of capital in connection with such Investment; PROVIDED that the aggregate of all such reductions shall not exceed the amount of such initial Investment plus the cost of all additional Investments; PROVIDED, FURTHER that no such payment of dividends or distributions or receipt of any such other amounts shall reduce the amount of any Investment if such payment of distributions or receipt of any such amounts would be included in Consolidated Net Income.

                  If the Company or any Restricted Subsidiary sells or otherwise disposes of any Common Stock of any direct or indirect Restricted Subsidiary such that, after giving effect to any such sale or disposition, the Company no longer owns, directly or indirectly, greater than 50% of the outstanding Common Stock of such Restricted Subsidiary, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Common Stock of such Restricted Subsidiary not sold or disposed of.

                  "ISSUE DATE" means February 2, 2000.

                  "LIEN" means, with respect to any property or assets of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement, encumbrance, preference, priority, or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or assets (including without limitation, any Capitalized Lease Obligation, conditional sales or other title retention agreement having substantially the same economic effect as any of the foregoing).

                  "MAKE WELL AGREEMENT" means that certain agreement among Holdings, the Company and the Trustee dated as of the Issue Date and attached hereto as Exhibit G pursuant to which Holdings has committed to make additional equity contributions to repay Indebtedness in an amount necessary (not to exceed $25 million in the aggregate) for the Company's Debt to EBITDA Ratio (as defined therein) on a PRO FORMA basis after such debt reduction to be no more than 4.5 to 1.0 for the twelve-month period ended December 31, 2000 and no more than 4.25 to 1.0 for the twelve-month period ended December 31, 2001.

                  "MATURITY DATE" means February 1, 2007.

                  "MERGER" means the merger of Heat Merger Corp. with and into the Company pursuant to the terms of the Agreement and Plan of Merger, dated as of August 23, 1999.

                  "NET INCOME" means, with respect to any Person, for any period, the net income (loss) of such Person determined in accordance with GAAP.

                  "NET PROCEEDS" means

                  (1) in the case of any sale of Capital Stock by or equity
               contribution to any Person, the aggregate net proceeds received by such Person, after payment of expenses, commissions and the like incurred in connection therewith, whether such proceeds are in cash or in property (valued at the fair market value thereof, as determined in good faith by the Board of Directors of such Person, at the time of receipt) and

                  (2) in the case of any exchange, exercise, conversion or
               surrender of outstanding securities of any kind for or into shares of Capital Stock of the Company which is not Disqualified Capital Stock, the net book value of such outstanding securities on the date of such exchange, exercise, conversion or surrender (plus any additional amount required to be paid by the holder to such Person upon such exchange, exercise, conversion or surrender, less any and all payments made to the holders, E.G., on account of fractional shares and less all expenses incurred by such Person in --- connection therewith).

                  "NON-PAYMENT EVENT OF DEFAULT" means any event (other than a Payment Default) the occurrence of which entitles one or more Persons to accelerate the maturity of any Designated Senior Indebtedness.

                  "NOTES" means the Initial Notes and the Exchange Notes treated as a single class of securities, as amended or supplemented from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture.

                  "OBLIGATIONS" means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing, or otherwise relating to, any Indebtedness.

                  "OFFICER" means, with respect to any Person, the Chief Executive Officer, the Chief Financial Officer, Chief Accounting Officer, Treasurer, President or any Vice President of such Person.

                  "OFFICERS' CERTIFICATE" means, with respect to any Person, a certificate signed by any two Officers.

                  "OPINION OF COUNSEL" means a written opinion from legal counsel who and which is reasonably acceptable to the Trustee complying with the requirements of this Indenture.

                  "PAYMENT DEFAULT" means any Default, whether or not any requirement for the giving of notice, the lapse of time or both, or any other condition to such Default becoming an Event of Default has occurred, in the payment of principal of or premium, if any, or interest on or any other amount payable in connection with Designated Senior Indebtedness.

                  "PERMITTED HOLDERS" means Willis Stein & Partners, investment funds managed by Willis Stein & Partners, partners and limited partners of Willis Stein & Partners and such investment funds, and any entity controlled by any of the foregoing and/or by a trust for the benefit of any of the foregoing.

                  "PERMITTED INDEBTEDNESS" means:

                  (1) Indebtedness of the Company or any Restricted Subsidiary
               arising under or in connection with the Senior Credit Facility in an aggregate principal amount not to exceed $75 million outstanding at any time, less any mandatory prepayment actually made thereunder (to the extent, in the case of payments of revolving credit borrowings, that the corresponding commitments have been permanently reduced);

                  (2) Indebtedness under the Notes and the Guarantees;

                  (3) Indebtedness not covered by any other clause of this
               definition which is outstanding on the Issue Date;

                  (4) Indebtedness of the Company to any Restricted Subsidiary
               and Indebtedness of any Restricted Subsidiary to the Company or another Restricted Subsidiary;

                  (5) Purchase Money Indebtedness and Capitalized Lease
               Obligations incurred to acquire property in the ordinary course of business, which Purchase Money Indebtedness and Capitalized Lease Obligations do not in the aggregate exceed $5 million at any one time outstanding;

                  (6) Interest Rate Agreements and Currency Agreements;

                  (7) Refinancing Indebtedness;

                  (8) Indebtedness incurred in respect of (A) surety, judgment, appeal, performance and other similar bonds, instruments or obligations provided in the ordinary course of business or (B) letters of credit, bankers' acceptances or other similar instruments or obligations issued in connection with liabilities incurred in the ordinary course of business;

                  (9) Indebtedness consisting of guarantees made in the ordinary course of business by the Company or any Restricted Subsidiary in accordance with the terms of this Indenture of obligations of the Company or any Restricted Subsidiary, which obligations are otherwise permitted under this Indenture;

                  (10) Indebtedness of the Company or any Restricted Subsidiary
               consisting of indemnities or obligations in respect of purchase price adjustments in connection with the acquisition or disposition of assets, including pursuant to the Company's acquisition of Thermalloy and the Merger;

                  (11) Indebtedness incurred by Foreign Restricted Subsidiaries in an amount not to exceed $20 million; PROVIDED, HOWEVER, that the amount of any Indebtedness under this clause (11) shall reduce the amount of Indebtedness permitted under clause (1) above; and

                  (12) additional Indebtedness of the Company and the Restricted
               Subsidiaries not to exceed $10 million in aggregate principal amount at any one time outstanding.

                  For purposes of determining compliance with any dollar-denominated restriction on the incurrence of Indebtedness denominated in a foreign currency, the dollar equivalent principal amount of such Indebtedness incurred pursuant thereto shall be calculated based on the relevant currency exchange rate in effect on the date that such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt, PROVIDED that (x) the dollar-equivalent principal amount of any such Indebtedness outstanding on the Issue Date shall be calculated based on the relevant currency exchange rate in effect on the Issue Date and (y) if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect of the date of such refinancing, such dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. The principal amount of any Refinancing Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness in denominated that is in effect on the date of such refinancing. Notwithstanding the foregoing, the dollar-equivalent principal amount of Indebtedness incurred pursuant to the Senior Credit Facility shall be calculated in accordance therewith.

                  "PERMITTED INVESTMENTS" means Investments made on or after the Issue Date consisting of

                  (1) Investments by the Company, or by a Restricted Subsidiary,
               in the Company or a Restricted Subsidiary;

                  (2) Investments by the Company, or by a Restricted Subsidiary,
               in a Person, if as a result of such Investment (a) such Person becomes a Restricted Subsidiary or (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary;

                  (3) Investments in cash and Cash Equivalents;

                  (4) reasonable and customary loans made to employees in
               connection with their relocation not to exceed $500,000 in the aggregate at any one time outstanding;

                  (5) an Investment that is made by the Company or a Restricted
               Subsidiary in the form of any Capital Stock, bonds, notes, debentures, partnership or joint venture interests or other securities that are issued by a third party to the Company or such Restricted Subsidiary solely as partial consideration for the consummation of an Asset Sale that is otherwise permitted under Section 4.13;

                  (6) Interest Rate Agreements and Currency Agreements entered into in the ordinary course of the Company's or the Restricted Subsidiaries' business;

                  (7) additional Investments not to exceed $1 million at any one time outstanding;

                  (8) Investments existing on the Issue Date;

                  (9) Investments in securities of trade creditors received
               pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

                  (10) guarantees by the Company or any Restricted Subsidiary of
               Indebtedness otherwise permitted to be incurred by Restricted Subsidiaries under this Indenture; and

                  (11) Investments for which the sole consideration provided is
               Capital Stock (other than Disqualified Capital Stock).

                  "PERMITTED LIENS" means

                  (1) Liens on property or assets of, or any shares of Capital
               Stock of or secured indebtedness of, any Person existing at the time such Person becomes a Restricted Subsidiary or at the time such Person is merged into the Company or any of its Restricted Subsidiaries; PROVIDED that such Liens are not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary or merging into the Company or any of its Restricted Subsidiaries;

                  (2) Liens on Property acquired by the Company or a Restricted
               Subsidiary; PROVIDED, that such Liens are not incurred in connection with, or in contemplation of, such acquisition of Property;

                  (3) Liens securing Indebtedness under the Senior Credit
               Facility, which Indebtedness is incurred in compliance with
               Section 4.10;

                  (4) Liens securing Refinancing Indebtedness that is incurred to Refinance any Indebtedness that has been secured by a Lien permitted under this Indenture and that has been incurred in accordance with the provisions of this Indenture; PROVIDED that any such Lien (i) is not less favorable to the holders of the Notes and is not more favorable to the lienholders with respect to such Lien than the Lien in respect of Indebtedness being Refinanced; and (ii) does not extend to or cover any Property, Capital Stock or Indebtedness other than the Property, shares or debt securing the Indebtedness so refunded, refinanced or extended;

                  (5) Liens in favor of the Company or any of the Restricted
               Subsidiaries;

                  (6) Liens securing industrial revenue bonds;

                  (7) Liens securing Purchase Money Indebtedness that is
               otherwise permitted to be incurred under this Indenture; PROVIDED that

                            (a) any such Lien is created solely for the purpose
                  of securing Indebtedness representing, or incurred to finance, refinance or refund, the cost (including sales and excise taxes, installation and delivery charges and other direct costs of, and other direct expenses paid or charged in connection with, such purchase or construction) of such Property,

                            (b) the principal amount of the Indebtedness
                  secured by such Lien does not exceed 100% of such costs and

                            (c) such Lien does not extend to or cover any
                  Property other than such item of Property and any improvements on such item;

                  (8) statutory liens or landlords', carriers', warehouseman's, mechanics', suppliers', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which do not secure any Indebtedness and with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings, if a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor;

                  (9) Liens for taxes, assessments or governmental charges that are being contested in good faith by appropriate proceedings;

                  (10) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company or any of the Restricted Subsidiaries;

                  (11) Liens securing Capitalized Lease Obligations permitted to be incurred under this Indenture; PROVIDED that such Lien does not extend to any property other than that subject to the underlying lease;

                  (12) Liens existing on the Issue Date and Liens securing the
               Notes;

                  (13) Liens incurred or deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance and other types of social security, including landlord Liens on leased properties and any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeals bonds, bids, leases, government contracts, performance bonds and other similar obligations;

                  (14) attachment or judgment Liens not giving rise to an Event of Default;

                  (15) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

                  (16) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

                  (17) Liens in respect of obligations under Interest Rate
               Agreements or Currency Agreements;

                  (18) Liens securing Indebtedness of Foreign Restricted
               Subsidiaries incurred in reliance on clause (11) of the definition of Permitted Indebtedness;

                  (19) Liens in favor of the Trustee pursuant to Section 7.07;
               and

                  (20) any extensions, substitutions, replacements or renewals of the foregoing.

                  "PERSON" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government (including any agency or political subdivision thereof).

                  "PREFERRED STOCK" means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to dividends, distributions or liquidation proceeds of such Person over the holders of other Capital Stock issued by such Person.

                  "PROPERTY" of any Person means all types of real, personal, tangible, intangible or mixed property owned by such Person whether or not included in the most recent consolidated balance sheet of such Person and its Subsidiaries under GAAP.

                  "PUBLIC EQUITY OFFERING" means a public offering by the Company, Holdings or Holdings II of shares of its Common Stock (however designated and whether voting or not-voting) and any and all rights, warrants or options to acquire such Common Stock and, in the case of a public offering by Holdings or Holdings II, the proceeds thereof are contributed to the Company.

                  "PURCHASE MONEY INDEBTEDNESS" means any Indebtedness incurred in the ordinary course of business by a Person to finance the cost (including the cost of construction) of an item of property, the principal amount of which Indebtedness does not exceed the sum of

                  (1) 100% of such cost and

                  (2) reasonable fees and expenses of such Person incurred in connection therewith.

                  "QUALIFIED INSTITUTIONAL BUYER" shall have the meaning specified in Rule 144A promulgated under the Securities Act.

                  "RECORD DATE" for interest payable on any Interest Payment Date (except a date for payment of default interest) means the January 15 and July 15 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date.

                  "REDEEMABLE DIVIDEND" means, for any cash dividend or distribution with regard to Preferred Stock, the quotient of the dividend or distribution divided by the difference between one and the maximum statutory federal income tax rate (expressed as a decimal number between 1 and 0) then applicable to the issuer of such Preferred Stock.

                  "REDEMPTION DATE" when used with respect to any Note to be redeemed means the date fixed for such redemption pursuant to this Indenture.

                  "REDEMPTION PRICE" when used with respect to any Note to be redeemed means the price fixed for such redemption pursuant to this Indenture.

                  "REFINANCING INDEBTEDNESS" means Indebtedness that refunds, refinances or extends any Indebtedness of the Company outstanding on the Issue Date or other Indebtedness permitted to be incurred by the Company or the Restricted Subsidiaries pursuant to the terms of this Indenture (other than pursuant to clauses 1, 5, 11 and 12 of the definition of Permitted Indebtedness), but only to the extent that

                  (1) the Refinancing Indebtedness is subordinated to the Notes to at least the same extent as the Indebtedness being refunded, refinanced or extended, if at all;

                  (2) the Refinancing Indebtedness is scheduled to mature either

                         (a) no earlier than the Indebtedness being refunded,
                    refinanced or extended or

                         (b) after the maturity date of the Notes;

                  (3) the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the maturity date of the Notes has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the Weighted Average Life to Maturity of the portion of the Indebtedness being refunded, refinanced or extended that is scheduled to mature on or prior to the maturity date of the Notes;

                  (4) such Refinancing Indebtedness is in an aggregate principal amount that is equal to or less than the sum of

                         (a) the aggregate principal amount then outstanding
                  under the Indebtedness being refunded, refinanced or extended,

                         (b) the amount of accrued and unpaid interest, if any,
                  and premiums owed, if any, not in excess of preexisting prepayment provisions on such Indebtedness being refunded, refinanced or extended, and

                         (c) the amount of customary fees, expenses and costs
                  related to the incurrence of such Refinancing Indebtedness;
                  and

                  (5) such Refinancing Indebtedness is incurred by the same
               Person that initially incurred the Indebtedness being refunded, refinanced or extended, except that the Company may incur Refinancing Indebtedness to refund, refinance or extend Indebtedness of any Restricted Subsidiary.

                  "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement dated as of the Issue Date by and among the Company, the Guarantors and the Initial Purchasers.

                  "REGULATION S" means Regulation S promulgated under the Securities Act.

                  "RESPONSIBLE OFFICER" shall mean when used with respect to the Trustee any officer within the Corporate Trust Office including any Principal, Vice President, Managing Director, Assistant Vice President, Secretary, Assistant Secretary, Treasurer or Assistant Treasurer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge and familiarity with the particular subject.

                  "RESTRICTED PAYMENT" means any of the following:

                  (1) the declaration or payment of any dividend or any other distribution or payment on Capital Stock of the Company or any Restricted Subsidiary or any payment made to the direct or indirect holders (in their capacities as such) of Capital Stock of the Company or any Restricted Subsidiary (other than (a) dividends or distributions payable solely in Capital Stock (other than Disqualified Capital Stock) or in options, warrants or other rights to purchase such Capital Stock (other than Disqualified Capital Stock), and (b) in the case of Restricted Subsidiaries of the Company, dividends or distributions payable to the Company or to a Restricted Subsidiary);

                  (2) the purchase, redemption or other acquisition or
               retirement for value of any Capital Stock of the Company or any of the Restricted Subsidiaries (other than Capital Stock owned by the Company or a Restricted Subsidiary, excluding Disqualified Capital Stock) or any option, warrants or other rights to purchase such Capital Stock;

                  (3) the making of any principal payment on, or the purchase, defeasance, repurchase, redemption or other acquisition or retirement for value, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, of any Indebtedness which is subordinated in right of payment to the Notes (other than subordinated Indebtedness acquired in anticipation of satisfying a scheduled sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition);

                  (4) the making of any Investment or guarantee of any
               Investment in any Person other than a Permitted Investment;

                  (5) any designation of a Restricted Subsidiary as an
               Unrestricted Subsidiary (valued at the fair market value of the net assets of such Restricted Subsidiary on the date of such designation); and

                  (6) forgiveness of any Indebtedness of an Affiliate of the
               Company to the Company or a Restricted Subsidiary.

For purposes of determining the amount expended for Restricted Payments, cash distributed or invested shall be valued at the face amount thereof and property other than cash shall be valued at its fair market value.

                  "RESTRICTED SECURITY" has the meaning set forth in Rule 144(a)(3) promulgated under the Securities Act; PROVIDED that the Trustee shall be entitled to request and conclusively rely upon an Opinion of Counsel with respect to whether any Note is a Restricted Security.

                  "RESTRICTED SUBSIDIARY" means a Subsidiary of the Company other than an Unrestricted Subsidiary and includes all of the Subsidiaries of the Company existing as of the Issue Date.

                  "RULE 144A" means Rule 144A promulgated under the Securities Act.

                  "SALE AND LEASE-BACK TRANSACTION" means any arrangement with any Person providing for the leasing by the Company or any Restricted Subsidiary of any real or tangible personal property, which property has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person in contemplation of such leasing.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

                  "SENIOR CREDIT FACILITY" means the Amended and Restated Credit Agreement dated as of the Issue Date, by and among the Company, the lenders party thereto in their capacities as lenders thereunder and Canadian Imperial Bank of Commerce, as agent, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder (PROVIDED that such increase in borrowings is permitted by Section 4.10) or adding Restricted Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

                  "SENIOR INDEBTEDNESS" means the principal of and premium, if any, and interest on, and any and all other fees, expense reimbursement obligations and other amounts due pursuant to the terms of all agreements, documents and instruments providing for, creating, securing or evidencing or otherwise entered into in connection with

                  (1) all Indebtedness of the Company owed to lenders under the
               Senior Credit Facility;

                  (2) all obligations of the Company with respect to any
               Interest Rate Agreement or Currency Agreement;

                  (3) all obligations of the Company to reimburse any bank or other person in respect of amounts paid under letters of credit, acceptances or other similar instruments;

                  (4) all other Indebtedness of the Company that does not
               provide that it is to rank equally with or subordinate to the Notes; and

                  (5) all deferrals, renewals, extensions and refundings of, and amendments, modifications and supplements to, any of the Senior Indebtedness described above.

Notwithstanding anything to the contrary in the foregoing, Senior Indebtedness will not include

                  (1) Indebtedness of the Company to any of its Subsidiaries, or
               to any Affiliate of the Company or any of such Affiliate's Subsidiaries;

                  (2) Indebtedness represented by the Notes and the Guarantees;

                  (3) any Indebtedness which by the express terms of the
               agreement or instrument creating, evidencing or governing the same is junior or subordinate in right of payment to any item of Senior Indebtedness;

                  (4) any trade payable arising from the purchase of goods or materials or for services obtained in the ordinary course of business;

                  (5) Indebtedness incurred in violation of this Indenture;

                  (6) Indebtedness represented by Disqualified Capital Stock;
               and

                  (7) any Indebtedness to or guaranteed on behalf of, any
               shareholders, director, officer or employee of the Company or any Subsidiary of the Company.

                  "SIGNIFICANT RESTRICTED SUBSIDIARY" means, with respect to any Person, any Restricted Subsidiary of such Person that satisfies the criteria for a "significant subsidiary" set forth in Rule 1.02 (w) of Regulation S-X under the Securities Act, as such Rule is in effect on the Issue Date.

                  "SUBSIDIARY" of any specified Person means any corporation, partnership, limited liability company, joint venture, association or other business entity, whether now existing or hereafter organized or acquired,

                  (1) in the case of a corporation, of which more than 50% of the total voting power of the Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, officers or trustees thereof is held by such first-named Person or any of its Subsidiaries; or

                  (2) in the case of a partnership, limited liability company, joint venture, association or other business entity, with respect to which such first-named Person or any of its Subsidiaries has the power to direct or cause the direction of the management and policies of such entity by contract or otherwise or if in accordance with GAAP such entity is consolidated with the first-named Person for financial statement purposes.

                  "THERMALLOY" means the Thermalloy division of Bowthorpe Plc.

                  "TREASURY RATE" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled by, and published in, the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two business days prior to the date fixed for redemption) most nearly equal to the period from February 1, 2004 to such redemption; PROVIDED, however, that if the period from February 1, 2004 to such redemption is not equal to the constant maturity of a United States Treasury security for which a weekly a average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yield of United States Treasury securities for which such yields are given, except that if the period from February 1, 2004 to such redemption is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

                  "TRUST INDENTURE ACT" or "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code sections 77aaa-77bbbb) as in effect on the date of this Indenture (except as provided in Section 8.03).

                  "TRUSTEE" means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means the successor.

                  "UNRESTRICTED SUBSIDIARY" means

                  (1) any Subsidiary of an Unrestricted Subsidiary and

                  (2) any Subsidiary of the Company which is classified after the Issue Date as an Unrestricted Subsidiary by a Board
               Resolution;

PROVIDED that a Subsidiary may be so classified as an Unrestricted Subsidiary only if

                  (1) such classification is in compliance with Section 4.11,

                  (2) immediately after giving effect to such classification, the Company could have incurred at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to
               Section 4.10,

                  (3) no Default or Event of Default shall have occurred and be continuing or result therefrom and

                  (4) neither the Company nor any Restricted Subsidiary shall at any time

                         (a) provide a guarantee of, or similar credit support
                    to, any Indebtedness of such Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness),

                         (b) be directly or indirectly liable for any
                    Indebtedness of such Subsidiary or

                         (c) be directly or indirectly liable for any other
                    Indebtedness that provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon (or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity) upon the occurrence of a default with respect to any other Indebtedness that is Indebtedness of such Subsidiary (including any corresponding right to take enforcement action against such Subsidiary), except in the case of clause (a) or (b) above to the extent

                         (a) that the Company or such Restricted Subsidiary
                    could otherwise provide such a guarantee or incur such Indebtedness (other than as Permitted Indebtedness) pursuant to Section 4.10 and

                         (b) the provision of such guarantee and the incurrence
                    of such Indebtedness otherwise would be permitted under
                    Section 4.11.

                  The Board of Directors of the Company may designate any Unrestricted Subsidiary or any Person that is to become a Subsidiary as a Restricted Subsidiary if immediately after giving effect to such action (and treating any Indebtedness of such Unrestricted Subsidiary or Person as having been incurred at the time of such action),

                  (1) the Company could have incurred at least $1.00 of
               additional Indebtedness (other that Permitted Indebtedness) pursuant to Section 4.10 and

                  (2) no Default or Event of Default shall have occurred and be continuing or result therefrom.

                  The Trustee shall be given prompt written notice by the Company of each Board Resolution adopted under this provision, together with a copy of each such Board Resolution adopted.

                  "U.S. GOVERNMENT OBLIGATIONS" means (a) securities that are direct obligations of the United States of America for the payment of which its full faith and credit are pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt; PROVIDED that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or a specific payment of principal or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt.

                  "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness at any date, the number of years obtained by dividing

                  (1) the then outstanding aggregate principal amount of such
               Indebtedness into

                  (2) the sum of the total of the products obtained by
               multiplying

                         (a) the amount of each then remaining installment,
                    sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof and

                         (b) the number of years (calculated to the nearest
                    one-twelfth) which will elapse between such date and the making of such payment.

                  "WSP" means Willis Stein & Partners Management II, L.P.

Section 1.02.     OTHER DEFINITIONS.

                  The definitions of the following terms may be found in the sections indicated as follows:


                                   TERM                                             DEFINED IN SECTION

"AFFILIATE TRANSACTION".................................................                  4.14
"AGENT MEMBERS".........................................................                  2.15
"AUTHENTICATING AGENT"..................................................                  2.02
"BANKRUPTCY LAW"........................................................                  6.01
"BANKRUPTCY PROCEEDING".................................................                 10.02
"BUSINESS DAY"..........................................................                 12.07
"CHANGE OF CONTROL OFFER"...............................................                  4.17
"CHANGE OF CONTROL PAYMENT DATE"........................................                  4.17
"CHANGE OF CONTROL PURCHASE PRICE"......................................                  4.17
"COVENANT DEFEASANCE"...................................................                  9.03
"CUSTODIAN".............................................................                  6.01
"EVENT OF DEFAULT"......................................................                  6.01
"EXCESS PROCEEDS OFFER".................................................                  4.13
"EXCESS PROCEEDS PAYMENT DATE"..........................................                  4.13



"FOUR QUARTER PERIOD"...................................................                  1.01
"GLOBAL NOTES"..........................................................                  2.01
"GUARANTOR BANKRUPTCY PROCEEDING".......................................                 11.07
"GUARANTOR PAYMENT BLOCKAGE PERIOD".....................................                 11.09
"GUARANTOR REPRESENTATIVE"..............................................                 11.09
"INITIAL BLOCKAGE PERIOD"...............................................                 10.03
"INITIAL GUARANTOR BLOCKAGE PERIOD".....................................                 11.09
"LEGAL DEFEASANCE"......................................................                  9.02
"LEGAL HOLIDAY".........................................................                 12.07
"MOODY'S"...............................................................                  1.01
"PAYING AGENT"..........................................................                  2.03
"PAYMENT BLOCKAGE PERIOD"...............................................                 10.03
"PRIVATE PLACEMENT LEGEND"..............................................                  2.17
"REGISTRAR".............................................................                  2.03
"REGULATION S GLOBAL NOTE"..............................................                  2.01
"REPRESENTATIVE"........................................................                 10.03
"RESALE RESTRICTION TERMINATION DATE"...................................                  2.16
"RULE 144A GLOBAL NOTE".................................................                  2.01
"S&P"...................................................................                  1.01
"TRANSACTION DATE"......................................................                  1.01


Section 1.03.     INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

                  Whenever this Indenture refers to a provision of the TIA, the portion of such provision required to be incorporated herein in order for this Indenture to be qualified under the TIA is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

                  "INDENTURE SECURITIES" means the Notes.

                  "INDENTURE SECURITYHOLDER" means a Noteholder.

                  "INDENTURE TO BE QUALIFIED" means this Indenture.

                  "INDENTURE TRUSTEE" or "INSTITUTIONAL TRUSTEE" means the Trustee.

                  "OBLIGOR ON THE INDENTURE SECURITIES" means the Company, the Guarantors or any other obligor on the Notes.

                  All other terms used in this Indenture that are defined by the TIA, defined in the TIA by reference to another statute or defined by Commission rule have the meanings therein assigned to them.

Section 1.04.     RULES OF CONSTRUCTION.

                  Unless the context otherwise requires:

                  (1) a term has the meaning assigned to it herein, whether
               defined expressly or by reference;

                  (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (3) "or" is not exclusive;

                  (4) words in the singular include the plural, and in the
               plural include the singular; and

                  (5) words used herein implying any gender shall apply to every gender.

                                    ARTICLE 2

                                    THE NOTES

Section 2.01.     FORM AND DATING.

                  The Initial Notes and the Trustee's certificate of authentication relating thereto shall be substantially in the form of EXHIBIT A hereto. The Exchange Notes and the Trustee's certificate of authentication relating thereto shall be substantially in the form of EXHIBIT B hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or Depository rule or usage. The form of the Notes and any notation, legend or endorsement on them shall be satisfactory to both the Company and the Trustee. Each Note shall be dated the date of its issuance and shall show the date of its authentication.

                  The terms and provisions contained in the Notes, annexed hereto as EXHIBITS A and B, shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

                  The Notes shall be issued initially in the form of two or more permanent global Notes (the "GLOBAL NOTES"). Notes offered and sold (i) in reliance on Rule 144A shall be issued initially in the form of one or more permanent Global Notes in registered form, substantially in the form set forth in EXHIBIT A (the " RULE 144A GLOBAL NOTE") and (ii) in offshore transactions in reliance on Regulation S shall be issued initially in the form of one or more permanent global Notes in registered form, substantially in the form set forth in Exhibit A (the "REGULATION S GLOBAL NOTE"), and in each case shall be deposited with the Trustee, as custodian for the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of any Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided.

Section 2.02.     EXECUTION AND AUTHENTICATION.

                  The Notes shall be executed on behalf of the Company by two Officers of the Company or an Officer and the Secretary or Assistant Secretary of the Company. Such signature may be either manual or facsimile. The Company's seal may be impressed, affixed, imprinted or reproduced on the Notes and may be in facsimile form.

                  If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

                  A Note shall not be valid until an authorized signatory of the Trustee or Authenticating Agent manually signs the certificate of authentication on the Note. Such signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

                  The Trustee or an authentication agent (the "AUTHENTICATING AGENT") shall authenticate (i) Initial Notes for original issue on the date of this Indenture in the aggregate principal amount not to exceed $150,000,000 and
(ii) Exchange Notes from time to time for issue only in exchange for a like principal amount of Initial Notes, in each case upon written orders of the Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of Notes to be authenticated, the date on which the Notes are to be authenticated and the aggregate principal amount of Notes outstanding on the date of authentication, whether the Notes are to be Initial Notes or Exchange Notes, and shall further specify the amount of such Notes to be issued as the Global Note or Certificated Notes. The aggregate principal amount of Notes outstanding at any time may not exceed such amount, except as provided in
Section 2.07.

                  Notwithstanding the foregoing, all Notes issued under this Indenture shall vote and consent together on all matters (as to which any of such Notes may vote or consent) as one class and no series of Notes will have the right to vote or consent as a separate class on any matter.

                  The Trustee, at the expense of the Company, may appoint an Authenticating Agent to authenticate Notes. Any such appointment shall be evidenced by an instrument signed by a Responsible Officer, a copy of which shall be furnished to the Company. An Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such Authenticating Agent. An Authenticating Agent has the same right as an Agent to deal with the Company and Affiliates of the Company.

                  The Notes shall be issuable only in registered form without coupons and only in denominations of $1,000 and integral multiples thereof.

Section 2.03.     REGISTRAR AND PAYING AGENT.

                  The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("REGISTRAR"), an office or agency located in the Borough of Manhattan, City of New York, State of New York where Notes may be presented for payment ("PAYING AGENT") and an office or agency where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Registrar shall provide the Company a current copy of such register from time to time upon request of the Company. The Company may have one or more co-Registrars and one or more additional Paying Agents. Neither the Company nor any Affiliate of the Company may act as Paying Agent. The Company may change any Paying Agent, Registrar or co-Registrar without notice to any Noteholder.

                  The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or agent for service of notices and demands, or fails to give the foregoing notice, the Trustee shall act as such. The Company initially appoints the Trustee as Registrar, Paying Agent and agent for service of notices and demands in connection with the Notes.

Section 2.04.     PAYING AGENT TO HOLD ASSETS IN TRUST.

                  The Company shall require each Paying Agent other than the Trustee to agree in writing that each Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, premium, if any, or interest on Notes (whether such assets have been distributed to it by the Company or any other obligor on the Notes), and shall promptly notify the Trustee in writing of any Default in making any such payment. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any Payment Default, upon written request to a Paying Agent, require such Paying Agent to forthwith distribute to the Trustee all assets so held in trust by such Paying Agent together with a complete accounting of such sums. Upon distribution to the Trustee of all assets that shall have been delivered by the Company to the Paying Agent, the Paying Agent shall have no further liability for such assets.

Section 2.05.     NOTEHOLDER LISTS.

                  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish or cause the Registrar to furnish to the Trustee on or before each and in each year, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders which list may be conclusively relied on by the Trustee.

Section 2.06.     TRANSFER AND EXCHANGE.

                  Subject to the provisions of Sections 2.15 and 2.16, when Notes are presented to the Registrar or a co-Registrar with a written request to register the transfer of such Notes or to exchange such Notes for an equal principal amount of Notes of other authorized denominations of the same series, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; PROVIDED, HOWEVER, that the Notes presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registrations of transfer and exchanges, the Company shall execute and the Trustee shall authenticate Notes at the Registrar's or co-Registrar's request. No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge in connection therewith payable by the transferor of such Notes (other than any such transfer taxes or similar governmental charge payable upon exchanges or transfers pursuant to Section 2.10, 3.06, 4.13, 4.17, 4.24 or 9.06, in which event the Company shall be responsible for the payment of such taxes).

                  The Registrar or co-Registrar shall not be required to register the transfer of or exchange of any Note (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Notes and ending at the close of business on the day of such mailing and (ii) selected for redemption in whole or in part pursuant to Article 3, except the unredeemed portion of any Note being redeemed in part.

                  Any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Notes may be effected only through a book entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Note shall be required to be reflected in a book entry.

Section 2.07.     REPLACEMENT NOTES.

                  If a mutilated Note is surrendered to the Trustee or if the Holder presents evidence to the satisfaction of the Company and the Trustee that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note. An indemnity bond may be required by the Company or the Trustee that is sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Note is replaced. In every case of destruction, loss or theft, the applicant shall also furnish to the Company and to the Trustee evidence to their satisfaction of the destruction, loss or the theft of such Note and the ownership thereof. Each of the Company and the Trustee may charge for its expenses (including without limitation attorneys' fees and expenses) in replacing a Note. In the event any such mutilated, lost, destroyed or wrongfully taken Note has become due and payable, the Company in its discretion may pay such Note instead of issuing a new Note in replacement thereof. The provisions of this Section 2.07 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to replacement or payment of mutilated, lost, destroyed or wrongfully taken Notes.

                  Every replacement Note is an additional Obligation of the Company.

Section 2.08.     OUTSTANDING NOTES.

                  Notes outstanding at any time are all Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, and those described in this Section 2.08 as not outstanding.

                  If a Note is replaced pursuant to Section 2.07 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding until the Company and the Trustee receive proof satisfactory to each of them that the replaced Note is held by a bona fide purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to
Section 2.07.

                  If on a Redemption Date or the Maturity Date, the Paying Agent holds U.S. legal tender sufficient to pay all of the principal and interest due on the Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

Section 2.09.     TREASURY NOTES.

                  In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver, consent or notice, Notes owned by the Company or any of its Affiliates shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Responsible Officer of the Trustee actually knows are so owned shall be so considered. The Company shall notify the Trustee, in writing, when it or any of its Affiliates repurchases or otherwise acquires Notes, of the aggregate principal amount of such Notes so repurchased or otherwise acquired.

Section 2.10.     TEMPORARY NOTES.

                  Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes upon receipt of a written order of the Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of temporary Notes to be authenticated and the date on which the temporary Notes are to be authenticated. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate upon receipt of a written order of the Company pursuant to Section 2.02 definitive Notes in exchange for temporary Notes.

Section 2.11.     CANCELLATION.

                  The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent, and no one else, shall cancel and, at the written direction of the Company, dispose of and deliver evidence of such disposal of all Notes surrendered for registration of transfer, exchange, payment or cancellation. Subject to Section 2.07, the Company may not issue new Notes to replace Notes that it has paid or delivered to the Trustee for cancellation. If the Company shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.

Section 2.12.     DEFAULTED INTEREST.

                  The Company shall pay interest on overdue principal (including post-petition interest in a proceeding under Bankruptcy Law) at the rate of interest then borne by the Notes. The Company shall, to the extent lawful, pay interest on overdue installments of interest (without regard to any applicable grace periods) at the rate of interest then borne by the Notes.

                  If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest to the Persons who are Holders on a subsequent special record date, which date shall be the fifteenth day next preceding the date fixed by the Company for the payment of defaulted interest or the next succeeding Business Day if such date is not a Business Day. At least 15 days before the subsequent special record date, the Company shall mail to each Holder, as of a recent date selected by the Company, with a copy to the Trustee, a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

                  Notwithstanding the foregoing, any interest which is paid prior to the expiration of the 30-day period set forth in Section 6.01(b) shall be paid to Holders as of the Record Date for the Interest Payment Date for which interest has not been paid.

Section 2.13.     DEPOSIT OF MONEYS.

                  Prior to 10:00 a.m., New York City time, on each Interest Payment Date, Redemption Date, Change of Control Payment Date, Excess Proceeds Payment Date and Maturity Date, the Company shall have deposited with the Paying Agent in immediately available funds U.S. legal tender sufficient to make payments, if any, due on such Interest Payment Date, Redemption Date, Change of Control Payment Date, Excess Proceeds Payment Date or Maturity Date, as the case may be, in a timely manner which permits the Trustee to remit payment to the Holders on such Interest Payment Date, Redemption Date, Change of Control Payment Date, Excess Proceeds Payment Date or Maturity Date, as the case may be. The principal and interest on Global Notes shall be payable to the Depository or its nominee, as the case may be, as the sole registered owner and the sole holder of the Global Notes represented thereby. The principal and interest on Notes in certificated form shall be payable at the office of the Paying Agent.

Section 2.14.     CUSIP NUMBER.

                  The Company in issuing the Notes may use one or more "CUSIP" numbers, and if so, the Trustee shall use such CUSIP numbers in notices of redemption or exchange as a convenience to Holders; PROVIDED that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP numbers printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee in writing of any change in the CUSIP number.

Section 2.15.     BOOK-ENTRY PROVISIONS FOR GLOBAL NOTES.

                  (a) The Global Notes initially shall (i) be registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in Section 2.17.

                  Members of, or participants in, the Depository ("AGENT MEMBERS") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository or under the Global Note, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder.

                  (b) Interests of beneficial owners in the Global Notes may be transferred or exchanged for Certificated Notes in accordance with the rules and procedures of the Depository and the provisions of Section 2.16. In addition, Certificated Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in Global Notes if (i) the Depository (x) notifies the Company that it is unwilling or unable to continue as Depository for any Global Note or (y) has ceased to be a clearing company registered under the Exchange Act and, in each case, a successor depositary is not appointed by the Company within 90 days of such notice, (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of Certificated Notes, or (iii) a Default or an Event of Default has occurred and is continuing and the Registrar has received a written request from the Depository to issue Certificated Notes.

                  (c) In connection with any transfer or exchange of a portion of the beneficial interest in any Global Note to beneficial owners pursuant to paragraph (b), the Registrar shall (if one or more Certificated Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Company shall execute, and the Trustee shall upon receipt of a written order from the Company authenticate and make available for delivery, one or more Certificated Notes of like tenor and amount.

                  (d) In connection with the transfer of Global Notes as an entirety to beneficial owners pursuant to paragraph (b), the Global Notes shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall, upon receipt of an authentication order from the Company in the form of an Officers' Certificate, authenticate and deliver, to each beneficial owner identified by the Depository in writing in exchange for its beneficial interest in the Global Notes, an equal aggregate principal amount of Certificated Notes of authorized denominations.

                  (e) Any Certificated Note constituting a Restricted Security delivered in exchange for an interest in a Global Note pursuant to paragraph
(b), (c) or (d) shall, except as otherwise provided by Section 2.16, bear the Private Placement Legend (as defined).

                  (f) The Holder of any Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

Section 2.16.     REGISTRATION OF TRANSFERS AND EXCHANGES.

                  (a) TRANSFER AND EXCHANGE OF CERTIFICATED NOTES. When Certificated Notes are presented to the Registrar or co-Registrar with a request:

                         (i) to register the transfer of the Certificated Notes;
                    or

                         (ii) to exchange such Certificated Notes for an equal
                    principal amount of Certificated Notes of other authorized denominations,

the Registrar or co-Registrar shall register the transfer or make the exchange as requested if the requirements under this Indenture as set forth in this
Section 2.16 for such transactions are met; PROVIDED, HOWEVER, that the Certificated Notes presented or surrendered for registration of transfer or exchange:

                         (i) shall be duly endorsed or accompanied by a written
                    instrument of transfer in form satisfactory to the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

                         (ii) in the case of Certificated Notes the offer and
                    sale of which have not been registered under the Securities Act and are presented for transfer or exchange prior to (x) the date which is two years after the later of the date of original issue and the last date on which the Company or any Affiliate of the Company was the owner of such Note, or any predecessor thereto and (y) such later date, if any, as may be required by any subsequent change in applicable law (the "RESALE RESTRICTION TERMINATION DATE"), such Certificated Notes shall be accompanied, in the sole discretion of the Company, by the following additional information and documents, as applicable:

                                   (A) if such Certificated Note is being
                              delivered to the Registrar or co-Registrar by a Holder for registration in the name of such Holder, without transfer, a certification to that effect (substantially in the form of EXHIBIT C); or

                                   (B) if such Certificated Note is being
                              transferred to a Qualified Institutional Buyer in accordance with Rule 144A, a certification to that effect (substantially in the form of EXHIBIT C); or

                                   (C) if such Certificated Note is being
                              transferred in reliance on Regulation S, delivery of a certification to that effect (substantially in the form of EXHIBIT C) and a transferor certificate for Regulation S transfers (substantially in the form of EXHIBIT E); or

                                   (D) if such Certificated Note is being
                              transferred to an Institutional Accredited
                              Investor, delivery of certification to that effect (substantially in the form of EXHIBIT C), certificates of the transferee (substantially in the form of EXHIBIT D) and, at the option of the

                              Company, an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; or

                                   (E) if such Certificated Note is being
                              transferred in reliance on Rule 144 under the Securities Act, delivery of a certification to that effect (substantially in the form of EXHIBIT
                              C) and, at the option of the Company, an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; or

                                    (F) if such Certificated Note is being
                              transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (substantially in the form of EXHIBIT C) and, at the option of the Company, an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act.

                  (b) RESTRICTIONS ON TRANSFER OF A CERTIFICATED NOTE FOR A BENEFICIAL INTEREST IN A GLOBAL NOTE. A Certificated Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Registrar or co-Registrar of a Certificated Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Registrar or co-Registrar, together with:

                  (A) in the case of Certificated Notes, the offer and sale of which have not been registered under the Securities Act and which are presented for transfer prior to the Resale Restriction Termination Date, certification (substantially in the form of EXHIBIT C), that such Certificated Note is being transferred (I) to a Qualified Institutional Buyer, (II) to an Institutional Accredited Investor (and, in the case of this clause (II), the Company shall have received a transferee letter of representation (substantially in the form of EXHIBIT D) and, at the option of the Company, an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transaction is in compliance with the Securities Act) or (III) in an offshore transaction in reliance on Regulation S (and, in the case of this clause III, the Company shall have received a transferor certificate for Regulation S transfers (substantially in the form of EXHIBIT E) and, at the option of the Company, an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transaction is in compliance with the Securities Act); and

                  (B) written instructions from the Holder thereof directing the Registrar or co-Registrar to make, or to direct the Depository to make, an endorsement on the applicable Global Note to reflect an increase in the aggregate amount of the Notes represented by the Global Note, then the Registrar or co-Registrar shall cancel such Certificated Note and cause, or direct the Depository to cause, in accordance with the standing instructions and procedures existing between the Depository and the Registrar or co-Registrar, the principal amount of Notes represented by the applicable Global Note to be increased accordingly. If no Global Note representing Notes held by Qualified Institutional Buyers or Persons acquiring Notes in offshore transactions in reliance on Regulation S, as the case may be, is then outstanding, the Company shall issue and the Trustee shall, upon receipt of an authentication order in the form of an Officers' Certificate in accordance with
Section 2.02, authenticate such a Global Note in the appropriate principal amount.

                  (c) TRANSFER AND EXCHANGE OF GLOBAL NOTES. The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depository in accordance with this Indenture (including the restrictions on transfer set forth herein) and the procedures of the Depository therefor. Upon receipt by the Registrar or co-Registrar of written instructions, or such other instruction as is customary for the Depository, from the Depository or its nominee, requesting the registration of transfer of an interest in a U.S. Global Note or

Regulation S Global Note, as the case may be, to another type of Global Note, together with the applicable Global Notes (or, if the applicable type of Global Note required to represent the interest as requested to be transferred is not then outstanding, only the Global Note representing the interest being transferred), the Registrar or co-Registrar shall cancel such Global Notes (or Global Note) and the Company shall issue and the Trustee shall, upon receipt of an authentication order in the form of an Officers' Certificate in accordance with Section 2.02, authenticate new Global Notes of the types so cancelled (or the type so cancelled and applicable type required to represent the interest as requested to be transferred) reflecting the applicable increase and decrease of the principal amount of Notes represented by such types of Global Notes, giving effect to such transfer. If the applicable type of Global Note required to represent the interest as requested to be transferred is not outstanding at the time of such request, the Company shall issue and the Trustee shall, upon written instructions from the Company in accordance with Section 2.02, authenticate a new Global Note of such type in principal amount equal to the principal amount of the interest requested to be transferred.

                  (d) TRANSFER OF A BENEFICIAL INTEREST IN A GLOBAL NOTE FOR A CERTIFICATED NOTE. (i) Any Person having a beneficial interest in a Global Note may upon request exchange such beneficial interest for a Certificated Note. Upon receipt by the Registrar or co-Registrar of written instructions, or such other form of instructions as is customary for the Depository, from the Depository or its nominee on behalf of any Person having a beneficial interest in a Global Note and upon receipt by the Trustee of a written order or such other form of instructions as is customary for the Depository or the Person designated by the Depository as having such a beneficial interest containing registration instructions and, in the case of any such transfer or exchange of a beneficial interest in Notes the offer and sale of which have not been registered under the Securities Act and which Notes are presented for transfer or exchange prior to the Resale Restriction Termination Date, the following additional information and documents:

                  (A) if such beneficial interest is being transferred to the Person designated by the Depository as being the beneficial owner, a certification from such Person to that effect (substantially in the form of EXHIBIT C); or

                  (B) if such beneficial interest is being transferred to a Qualified Institutional Buyer in accordance with Rule l44A, a certification to that effect (substantially in the form of EXHIBIT C); or

                  (C) if such beneficial interest is being transferred in reliance on Regulation S, delivery of a certification to that effect (substantially in the form of EXHIBIT C) and a transferor certificate for Regulation S transfers (substantially in the form of EXHIBIT E); or

                  (D) if such beneficial interest is being transferred to an Institutional Accredited Investor, delivery of certification (substantially in the form of EXHIBIT C), a certificate of the transferee (in substantially the form of EXHIBIT D) and, at the option of the Company, an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; or

                  (E) if such beneficial interest is being transferred in reliance on Rule 144 under the Securities Act, delivery of a certification to that effect (substantially in the form of EXHIBIT C); or

                  (F) if such beneficial interest is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (substantially in the form of EXHIBIT C) and, at the option of the Company, an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act, then the Registrar or co-Registrar will cause, in accordance with the standing instructions and procedures existing between the Depository and the Registrar or co-Registrar, the aggregate principal amount of the applicable Global Note to be reduced and, following such reduction, the Company will execute and, upon receipt of an authentication order in the form of an Officers' Certificate in accordance with Section 2.02, the Trustee will authenticate and deliver to the transferee a Certificated Note in the appropriate principal amount.

                  (ii) Certificated Notes issued in exchange for a beneficial interest in a Global Note pursuant to this Section 2.16(d) shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Registrar or co-Registrar in writing. The Registrar or co-Registrar shall deliver such Certificated Notes to the Persons in whose names such Certificated Notes are so registered.

                  (e) RESTRICTIONS ON TRANSFER AND EXCHANGE OF GLOBAL NOTES. Notwithstanding any other provisions of this Indenture, a Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

                  (f) PRIVATE PLACEMENT LEGEND. Upon the transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar or co-Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar or co-Registrar shall deliver only Notes that bear the Private Placement Legend unless, and the Trustee is hereby authorized to deliver Notes without the Private Placement Legend if, (i) the Resale Restriction Termination Date shall have occurred, (ii) there is delivered to the Trustee an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (iii) such Note has been sold pursuant to an effective registration statement under the Securities Act.

                  (g) GENERAL. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.

                  The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Agent Members or beneficial owners of interest in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

                  The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.15 or this Section
2.16. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

Section 2.17.     RESTRICTIVE LEGENDS.

                  Each Global Note and Certificated Note that constitutes a Restricted Security shall bear the following legend (the "PRIVATE PLACEMENT LEGEND") on the face thereof until February 2, 2002, unless otherwise agreed to by the Company and the Holder thereof:

                  THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) AGREES THAT IT WILL NOT, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") THAT IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUANCE OF THIS NOTE AND THE LAST DATE ON WHICH THE COMPANY, OR ANY AFFILIATE OF THE COMPANY, WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF THIS NOTE), RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF,
         (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR WITHIN THE MEANING OF SUBPARAGRAPH 501(a)(1), (2), (3), or (7) UNDER THE SECURITIES ACT THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE FOR THIS NOTE), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (E) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR
         (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (2) WILL GIVE TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE PRIOR TO THE RESALE RESTRICTION TERMINATION DATE, IF THE PROPOSED TRANSFER IS BEING MADE PURSUANT TO CLAUSE (C) OR (E) ABOVE, PRIOR TO SUCH TRANSFER, THE HOLDER WILL BE REQUIRED TO FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

                  Each Global Note shall also bear the following legend:

                  THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

                  TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, AND TRANSFERS OF INTERESTS IN THIS GLOBAL NOTE

         SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.16 OF THE INDENTURE.

                                    ARTICLE 3

                                   REDEMPTION

Section 3.01.     NOTICES TO TRUSTEE.

                  If the Company elects to redeem Notes pursuant to paragraph 7 of the Notes, at least 60 days prior to the Redemption Date or during such other period as the Trustee may agree to, the Company shall notify the Trustee in writing of the Redemption Date, the principal amount of Notes to be redeemed and the Redemption Price, and deliver to the Trustee an Officers' Certificate stating that such redemption will comply with the conditions contained herein and in the Notes, as appropriate.

Section 3.02.     SELECTION OF NOTES TO BE REDEEMED.

                  In the event that less than all of the Notes are to be redeemed at any time, selection of the Notes to be redeemed shall be made by the Trustee in compliance with the requirements of the principal securities exchange, if any, on which such Notes are listed or, if such Notes are not then listed on a national securities exchange, on a PRO RATA basis, by lot or by such other method as the Trustee shall deem fair and appropriate; PROVIDED, HOWEVER, that no Notes of a principal amount of $1,000 or less shall be redeemed in part; PROVIDED, FURTHER, that if a partial redemption is made with the proceeds of any Public Equity Offering, selection of the Notes or portions thereof for redemption shall be made by the Trustee only on a PRO RATA basis or on as nearly a PRO RATA basis as is practicable (subject to the procedures of the Depository), unless such method is otherwise prohibited. The Trustee shall promptly notify the Company of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed.

Section 3.03.     NOTICE OF REDEMPTION.

                  Notice of redemption shall be mailed by first class mail at least 30 but not more than 60 calendar days before the Redemption Date to each Holder of Notes to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed.

                  The notice shall identify the Notes to be redeemed (including the CUSIP number(s) thereof) and shall state:

                  (1)  the Redemption Date;

                  (2) the Redemption Price and the amount of accrued interest, if any, to be paid;

                  (3) that, if any Note is being redeemed in part, the portion of the principal amount (equal to $1,000 in principal amount or any integral multiple thereof) of such Note to be redeemed and that, on and after the Redemption Date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion thereof will be issued;

                  (4) the name, address and telephone number of the Paying
         Agent;

                  (5) that Notes called for redemption must be surrendered to the Paying Agent at the address specified to collect the Redemption Price plus accrued interest, if any;

                  (6) that, unless the Company defaults in its obligation to deposit U.S. legal tender with the Paying Agent in accordance with
         Section 3.05 hereof, interest on Notes called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders is to receive payment of the Redemption Price plus accrued interest to the Redemption Date upon surrender of the Notes to the Paying Agent;

                  (7) the subparagraph of the Notes pursuant to which the Notes called for redemption are being redeemed; and

                  (8) if fewer than all the Notes are to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption.

Section 3.04.     EFFECT OF NOTICE OF REDEMPTION.

                  Once the notice of redemption described in Section 3.03 is mailed, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price, including any premium, plus accrued interest to the Redemption Date, if any. Upon surrender to the Paying Agent, such Notes shall be paid at the Redemption Price, including any premium, plus accrued interest to the Redemption Date, if any; PROVIDED that if the Redemption Date is after a Record Date and on or prior to the Interest Payment Date, the accrued interest shall be payable to the Holder of the redeemed Notes registered on the relevant Record Date.

Section 3.05.     DEPOSIT OF REDEMPTION PRICE.

                  On or prior to 10:00 a.m., New York City time, on each Redemption Date, the Company shall have deposited with the Paying Agent in immediately available funds U.S. legal tender sufficient to pay the Redemption Price of and accrued interest on all Notes to be redeemed on that date. The Paying Agent shall promptly return to the Company any U.S. legal tender so deposited that is not required for that purpose upon the written request of the Company.

                  On and after any Redemption Date, if U.S. legal tender sufficient to pay the Redemption Price of and accrued interest on Notes called for redemption shall have been made available in accordance with the preceding paragraph, the Notes called for redemption will cease to accrue interest and the only right of the Holders of such Notes will be to receive payment of the Redemption Price of and, subject to the first proviso in Section 3.04, accrued and unpaid interest on such Notes to the Redemption Date. If any Note called for redemption shall not be so paid, interest will continue to accrue and be paid, from the Redemption Date until such redemption payment is made, on the unpaid principal of the Note and any interest not paid on such unpaid principal, in each case, at the rate and in the manner provided for in Section 2.12.

Section 3.06.     NOTES REDEEMED IN PART.

                  Upon surrender of a Note that is redeemed in part, the Company shall execute and the Trustee shall authenticate for a Holder a new Note or Notes equal in principal amount to the unredeemed portion of the Note surrendered.

                                    ARTICLE 4

                                    COVENANTS

Section 4.01.     PAYMENT OF NOTES.

                  The Company shall pay the principal of and interest (including all Additional Interest, if any, as provided in the Registration Rights Agreement) on the Notes on the dates and in the manner provided in the Notes and this Indenture. An installment of principal or interest shall be considered paid on the date it is due if the Trustee or Paying Agent holds, for the benefit of the Holders, on that date U.S. legal tender designated for and sufficient to pay such installment in full and is not prohibited from paying such money to the Holders pursuant to the terms of this Indenture.

                  The Company shall pay interest on overdue principal and interest on overdue interest, to the extent lawful as provided for in Section 2.12.

Section 4.02.     PROVISION OF FINANCIAL STATEMENTS AND OTHER INFORMATION.

                  (a) Following consummation of the exchange offer contemplated by the Registration Rights Agreement, the Company will file with the Commission all information, documents and reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act and will provide the Trustee and the Holders with copies of all such information, documents and reports (excluding reports filed in connection with events reported solely pursuant to Item 5 thereof) within 15 days of filing thereof with the Commission; PROVIDED that if the Company is not required to file such information, documents or reports with the Commission, it will nonetheless continue to furnish such information, documents and reports (excluding reports filed in connection with events reported solely pursuant to Item 5 thereof) required to be filed by a company subject to the reporting requirements of
Section 13 or 15(d) of the Exchange Act to the Trustee and the Holders within 15 days of the date on which filing with the Commission would have been otherwise required and will file such information, documents and reports with the Commission unless the Commission will not accept such a filing. The Company shall also comply with the provisions of TIA ss. 314(a). Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

                  (b) The Company will, upon request, provide to any Holder or any prospective transferee of any such Holder any information concerning the Company (including financial statements) necessary in order to permit such Holder to sell or transfer Notes in compliance with Rule 144 and Rule 144A under the Securities Act.

Section 4.03.     WAIVER OF STAY, EXTENSION OR USURY LAWS.

                  The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead (as a defense or otherwise) or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of, premium, if any, and/or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.04.     COMPLIANCE CERTIFICATE; NOTICE OF DEFAULT; TAX INFORMATION.

                  (a) The Company will deliver to the Trustee, on or before 90 days after the end of the Company's fiscal year and on or before 45 days after the end of each of the first, second and third fiscal quarters in each year an Officers' Certificate (one of the signers of which shall be the principal executive officer, principal financial officer or principal accounting officer of the Company) stating that a review of the activities of the Company and its Subsidiaries during such fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and, in the case of Restricted Payments, listing all Restricted Payments for such year, and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all or such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes are prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto. The Officers' Certificate shall also notify the Trustee should the Company elect to change the manner in which it fixes its fiscal year end.

                  (b) Forthwith upon any Officer becoming aware (i) of any Default or Event of Default or (ii) that any Holder seeks to exercise any remedy hereunder with respect to a claimed default under this Indenture, the Company will, so long as any of the Notes are outstanding, within five Business Days of its becoming aware of such occurrence, deliver to the Trustee at its address set forth in Section 12.02 (by registered or certified mail or by telegram, telex or facsimile transmission followed by hard copy by registered or certified mail) an Officers' Certificate specifying such Default or Event of Default, notice or other action, the status thereof and what action the Company is taking or proposes to take.

                  (c) The annual financial statements delivered pursuant to
Section 4.02 shall be accompanied by a written report addressed to the Trustee of the Company's independent accountants (who shall be a firm of established national reputation) that in conducting their audit of such financial statements nothing has come to their attention that would lead them to believe that a Default or Event of Default has occurred under this Indenture insofar as they relate to accounting matters or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

                  (d) The Company shall calculate and deliver to the Trustee all original issue discount information to be reported by the Trustee to Holders as required by applicable law.

Section 4.05.     PAYMENT OF TAXES AND OTHER CLAIMS.

                  The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon it or any of its Subsidiaries or properties of it or any of its Subsidiaries and (ii) all lawful claims for labor, materials and supplies that have become due and payable and that, if unpaid, might by law become a Lien upon the property of it or any of its Subsidiaries; PROVIDED, HOWEVER, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings properly instituted and diligently conducted for which adequate reserves, to the extent required under GAAP, have been taken.

Section 4.06.     CORPORATE EXISTENCE.

                  Subject to Article 5, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or limited liability company or other existence of each Subsidiary, in accordance with the respective organizational documents (as the same may be amended from time to time) of each Subsidiary and the material rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries except where the failure to preserve and keep in full force and effect any such rights, licenses and franchise shall not have a material adverse effect on the financial condition, business or results of operations or prospects of the Company and its Subsidiaries taken as a whole; and PROVIDED that the Company shall not be required to preserve any such right, license or franchise, or the corporate, limited liability company, partnership or other existence of any of its Subsidiaries, if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders.

Section 4.07.     MAINTENANCE OF OFFICE OR AGENCY.

                  The Company shall maintain an office or agency in the Borough of Manhattan, The City of New York where Notes may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee as set forth in Section 12.02.

                  The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company shall give prompt written notice to the Trustee of such designation or rescission and of any change in the location of any such other office or agency.

                  The Company hereby initially designates the Corporate Trust Office of the Trustee set forth in Section 12.02 as such office of the Company.

Section 4.08.     COMPLIANCE WITH LAWS.

                  The Company shall comply, and shall cause each of its Subsidiaries to comply, with all applicable statutes, rules, regulations, orders and restrictions of the United States of America, all states and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of their respective businesses and the ownership of their respective properties, except for such noncompliances as would not in the aggregate have a material adverse effect on the financial condition, business or results of operations or prospects of the Company and its Subsidiaries taken as a whole.

Section 4.09. MAINTENANCE OF PROPERTIES AND INSURANCE.

                  (a) The Company shall cause all material properties owned or leased by it or any of its Subsidiaries used or useful to the conduct of the Company's business or the business of any of its Subsidiaries to be maintained and kept in normal condition, repair and working order (reasonable wear and tear excepted) and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in its judgment may be necessary, so that the business carried on in connection therewith may be properly and advantageously conducted at all times; PROVIDED, HOWEVER, that nothing in this Section 4.09 shall prevent the Company or any of its Subsidiaries from discontinuing the use, operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Board of Directors of the Company or of the Board of Directors of the Subsidiary of the Company concerned, or of an Officer (or other agent employed by the Company or of any of its Subsidiaries) of the Company or any of its Subsidiaries having managerial responsibility for any such property, desirable in the conduct of the business of the Company or any Subsidiary of the Company, and if such discontinuance or disposal is not adverse in any material respect to the Holders.

                  (b) The Company shall maintain, and shall cause its respective Subsidiaries to maintain, insurance with carriers believed by the Company to be responsible against such risks and in such amounts, and with such deductibles, retentions, self-insured amounts and co-insurance provisions, as are customarily carried by similar businesses of similar size, including property and casualty loss, workers' compensation and interruption of business insurance.

Section 4.10.     LIMITATION ON ADDITIONAL INDEBTEDNESS.

                  (A) The Company will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, incur (as defined) any Indebtedness (including Acquired Indebtedness); PROVIDED that if no Default or Event of Default shall have occurred and be continuing at the time or as a consequence of the incurrence of such Indebtedness, the Company may incur Indebtedness (including Acquired Indebtedness) if after giving effect to the incurrence of such Indebtedness and the receipt and application of the proceeds thereof, the Company's Consolidated Fixed Charge Coverage Ratio is greater than or equal to 2.0 to 1.

                  (B) Notwithstanding the foregoing, the Company and, to the extent applicable, the Restricted Subsidiaries may incur Permitted Indebtedness; PROVIDED that the Company will not incur any Permitted Indebtedness that ranks junior in right of payment to the Notes that has a maturity or mandatory sinking fund payment prior to the maturity of the Notes. Notwithstanding any other provisions of this Section 4.10, (i) the maximum amount of Indebtedness that the Company or a Restricted Subsidiary may incur pursuant to this covenant shall not be deemed to be exceeded, with respect to any outstanding Indebtedness, due solely to the result of fluctuations in the exchange rates of currencies and
(ii) in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness, the Company may, in its sole discretion, classify (or reclassify) such item of Indebtedness in any manner that complies with this covenant and such items of Indebtedness will be treated as having been incurred pursuant to only one of such categories. Accrual of interest, accretion or amortization of original discount and the payment of interest in the form of additional Indebtedness will not be deemed to be an incurrence of Indebtedness for purposes of this Section and accruals of dividends or the payment of dividends on Disqualified Capital Stock in the form of additional shares of the same class of Disqualified Capital Stock will not be deemed an issuance of Disqualified Capital Stock for purposes of this Section.

Section 4.11.     LIMITATION ON RESTRICTED PAYMENTS

                  The Company will not make, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, make any Restricted Payment, unless:

                  (1) no Default or Event of Default shall have occurred and be continuing at the time of or immediately after giving effect to such Restricted Payment;

                  (2) immediately after giving PRO FORMA effect to such Restricted Payment, the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under Section 4.10; and

                  (3) immediately after giving effect to such Restricted Payment, the aggregate of all Restricted Payments declared or made after the Issue Date does not exceed the sum of

                           (a) 50% of the Company's Cumulative Consolidated Net
                  Income (or minus 100% of any cumulative deficit in Consolidated Net Income during such period),

                           (b) 100% of the aggregate Net Proceeds received by
                  the Company from the issue or sale after the Issue Date of Capital Stock (other than Disqualified Capital Stock or Capital Stock of the Company issued to any Subsidiary of the Company and other than from the issuance of Capital Stock pursuant to the Make Well Agreement) of the Company or any Indebtedness or other securities of the Company convertible into or exercisable or exchangeable for Capital Stock (other than Disqualified Capital Stock) of the Company that has been so converted, exercised or exchanged, as the case may be,

                           (c) without duplication, the sum of:

                                  (i) the aggregate amount returned in cash on
                           or with respect to Investments (other than Permitted Investments) made subsequent to the Issue Date whether through interest payments, principal payments, dividends or other distributions;

                                 (ii) the net proceeds received by the Company
                           or any of the Restricted Subsidiaries from the disposition, retirement or redemption of all or any portion of such Investments (other than to a Subsidiary of the Company); and

                                (iii) upon redesignation of an Unrestricted
                           Subsidiary as a Restricted Subsidiary, the fair market value of such Subsidiary at the time of redesignation;

         PROVIDED, HOWEVER, that the sum of clauses (i), (ii) and (iii) above shall not exceed the aggregate amount of all such Investments made after the Issue Date.

                  For purposes of determining under clause (3) above the amount expended for Restricted Payments, cash distributed shall be valued at the face amount thereof and property other than cash shall be valued at its fair market value.

                  The provisions of this covenant shall not prohibit:

                  (1) the payment of any distribution within 60 days after the date of declaration thereof, if at such date of declaration such payment would comply with the provisions of this Indenture;

                  (2) the repurchase, redemption or other acquisition or retirement of any shares of Capital Stock of the Company or Indebtedness subordinated to the Notes by conversion into, or by or in exchange for, shares of Capital Stock of the Company (other than Disqualified Capital Stock), or out of the Net Proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of other shares of Capital Stock of the Company (other than Disqualified Capital Stock);

                  (3) the redemption, repurchase, defeasance or retirement of Indebtedness of the Company subordinated to the Notes in exchange for, by conversion into, or out of the Net Proceeds of, a substantially concurrent sale or incurrence of Indebtedness of the Company (other than any Indebtedness owed to a Subsidiary) that is contractually subordinated in right of payment to the Notes to at least the same extent as the Indebtedness being redeemed or retired;

                  (4) the retirement of any shares of Disqualified Capital Stock of the Company by conversion into, or by exchange for, shares of Disqualified Capital Stock of the Company, or out of the Net Proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of other shares of Disqualified Capital Stock of the Company;

                  (5) the payment to WSP and/or its Affiliates of no more than $300,000 in the aggregate per year as reimbursement for expenses;

                  (6) repurchases by the Company of Capital Stock (other than Disqualified Capital Stock) deemed to occur upon the exercises of stock options if such Capital Stock represents a portion of the exercise price of such option;

                  (7) repurchases by the Company of, or loans, advances, dividends or distributions to Holdings or Holdings II to the extent necessary to enable Holdings or Holdings II, as the case may be, to repurchase or otherwise acquire, its Capital Stock, or options, stock appreciation rights, or similar securities therefor, from directors, officers or employees (or any authorized representative thereof) of Holdings, Holdings II, the Company or any of the Restricted Subsidiaries, upon the death, disability or termination of service or employment of such directors, officers or employees; PROVIDED, that the aggregate amount of Restricted Payments made pursuant to this clause
         (8) shall not exceed $2 million in the aggregate during any fiscal year after the Issue Date, except that any such unused portion in any fiscal year may be rolled over into and used during the next fiscal year; PROVIDED, HOWEVER, that repurchases pursuant to this clause (8) may not exceed $2.5 million in the aggregate in any fiscal year;

                  (8) loans, advances, dividends or distributions by the Company or any Restricted Subsidiary to Holdings or Holdings II not to exceed an amount necessary to permit Holdings or Holdings II, as the case may be, to (A) make payments in respect of its indemnification obligations owing to directors, officers, employees or other Persons under its charter or by-laws or pursuant to written agreements with any such Person to the extent such payments relate to the Company and its Subsidiaries, (B) pay all reasonable fees and expenses payable by it in connection with the Merger and related transactions (including without limitation the fees and expenses related to the financing thereof), (C) pay its operational expenses (other than taxes) incurred in the ordinary course of business and not exceeding $500,000 in the aggregate in any fiscal year or (D) pay its costs (including all reasonable professional fees and expenses) incurred to comply with its reporting obligations under federal or state laws or under this Indenture;

                  (9) payments by the Company or any Restricted Subsidiary to Holdings or Holdings II to pay or permit Holdings or Holdings II, as the case may be, to pay (A) any taxes, charges or assessments required to be paid by Holdings or Holdings II by virtue of its being incorporated or having Capital Stock outstanding (but not by virtue of owning stock of any corporation other than the Company or any of its Subsidiaries), or being a holding company or receiving dividends from or other distributions in respect of the Capital Stock of the Company or the Restricted Subsidiaries, or having guaranteed any obligations of the Company or any of its Subsidiaries, or having made any payment in respect of any of the items for which the Company is permitted to make payments to Holdings or Holdings II pursuant to this covenant, or (B) any other federal, state, foreign, provincial or local taxes measured income of the Company or its Subsidiaries for which Holdings or Holdings II is liable;

                  (10) other Restricted Payments in an aggregate amount not to exceed $2.5 million; and

                  (11) any payments or distributions to be made as a payment of the Merger consideration;

PROVIDED that in calculating the aggregate amount of Restricted Payments made subsequent to the Issue Date for purposes of clause (3) of the first paragraph above, amounts expended pursuant to clauses (1), (2) and (10) shall be included in such calculation.

                  Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant described above were computed, which calculations may be based upon the Company's latest available financial statements, and that no Default or Event of Default has occurred and is continuing and no Default or Event of Default will occur immediately after giving effect to any such Restricted Payments.

Section 4.12.     LIMITATION ON OTHER SENIOR SUBORDINATED INDEBTEDNESS.

                  The Company will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, incur, contingently or otherwise, any Indebtedness (other than the Notes and any Guarantees, as the case may be) that is both (i) expressly subordinated in right of payment to any Senior Indebtedness of the Company or any of the Restricted Subsidiaries, as the case may be, and (ii) senior in right of payment to the Notes or any Guarantees, as the case may be. For purposes of this covenant, Indebtedness is deemed to be senior in right of payment to the Notes or any Guarantees if it is not expressly subordinated in right of payment to Senior Indebtedness at least to the same extent as the Notes and any Guarantees, as the case may be, are subordinated to such Senior Indebtedness.

Section 4.13.     LIMITATION ON CERTAIN ASSET SALES.

                  The Company will not, and will not permit any of the Restricted Subsidiaries to, consummate an Asset Sale unless

                  (1) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such sale or other disposition at least equal to the fair market value of the assets sold or otherwise disposed of (as determined in good faith by the Board of Directors of the Company and evidenced by a Board Resolution);

                  (2) not less than 75% of the consideration received by the Company or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; PROVIDED that the amount of

                         (a) any liabilities (as shown on the Company's or such
              Restricted Subsidiary's most recent balance sheet) of the Company or any of the Restricted Subsidiaries (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes) that are assumed by the transferee of any such assets shall be deemed to be cash for purposes of this clause (2); and

                         (b) any promissory notes and other non-cash
              consideration received by the Company or any Restricted Subsidiary from such Asset Sale that are converted by the Company or such Restricted Subsidiary into cash within 180 days of the applicable Asset Sale shall be deemed to be cash for purposes of this clause (2);

                  (3) the Asset Sale Proceeds received by the Company or such Restricted Subsidiary are applied

                                    (a) first, to the extent the Company or any
                           such Restricted Subsidiary, as the case may be, elects, or is required, to prepay, repay or purchase Indebtedness under any then existing Senior Indebtedness of the Company or any such Restricted Subsidiary within 270 days following the receipt of the Asset Sale Proceeds from any Asset Sale; PROVIDED that any such repayment shall result in a permanent reduction of the commitments thereunder in an amount equal to the principal amount so repaid;

                                    (b) second, to the extent of the balance of
                           Asset Sale Proceeds after application as described above, to the extent the Company elects, to an investment in assets (including Capital Stock or other securities purchased in connection with the acquisition of Capital Stock or property of another Person) used or useful in businesses similar or ancillary to the business of the Company or any such Restricted Subsidiary as conducted on the Issue Date; PROVIDED that

                                            (i) such investment occurs or the
                                    Company or any such Restricted Subsidiary enters into contractual commitments to make such investment, subject only to customary conditions (other than the obtaining of financing), within 270 days following receipt of such Asset Sale Proceeds and

                                            (ii) the Asset Sale Proceeds so
                                    contractually committed are so applied
                                    within 360 days following the receipt of such Asset Sale Proceeds; and

                                    (c) third, if on such 270th day in the case
                           of clauses (3)(a) and (3)(b)(i) or on such 360th day in the case of clause (3)(b)(ii) with respect to any Asset Sale, the Available Asset Sale Proceeds exceed $7.5 million, the Company shall apply an amount equal to the Available Asset Sale Proceeds to an offer to repurchase the Notes, at a purchase price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the purchase date (an "Excess Proceeds Offer"). If an Excess Proceeds Offer is not fully subscribed, the Company may retain the portion of the Available Asset Sale Proceeds not required to repurchase Notes and use such proceeds for general corporate purposes subject to the other provisions of this Indenture.

                  Pending the final application of any Asset Sale Proceeds, the Company or such Restricted Subsidiary may temporarily reduce Indebtedness under a revolving credit facility, if any, or otherwise invest such Asset Sale Proceeds in Cash Equivalents.

                  If the Company is required to make an Excess Proceeds Offer, the Company shall mail, within 30 days following the date specified in clause
(3)(c) above, a notice to the holders stating:

                   (1) that the Excess Proceeds Offer is being made pursuant to this Section 4.13;

                   (2) that such Holders have the right to require the Company to apply the Available Asset Sale Proceeds to repurchase such Notes at a purchase price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the purchase date which shall be no earlier than 30 days and not later than 60 days from the date such notice is mailed (the "EXCESS PROCEEDS PAYMENT DATE");

                   (3) that any Note not tendered or accepted for payment will continue to accrue interest;

                   (4) that any Notes accepted for payment pursuant to the Excess Proceeds Offer shall cease to accrue interest after the Excess Proceeds Payment Date;

                   (5) that Holders accepting the offer to have their Notes purchased pursuant to an Excess Proceeds Offer will be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day preceding the Excess Proceeds Payment Date;

                   (6) that Holders will be entitled to withdraw their acceptance of the Excess Proceeds Offer if the Paying Agent receives, not later than the close of business on the third Business Day preceding the Excess Proceeds Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have such Notes purchased;

                   (7) that if the aggregate principal amount of Notes surrendered by Holders exceeds the amount of Excess Proceeds, Company shall select the Notes to be purchased on a PRO RATA basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000 or integral multiples thereof, shall be purchased);

                   (8) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, PROVIDED that each Note purchased and each such new Note issued shall be in an original principal amount in denominations of $1,000 and integral multiples thereof;

                   (9) the calculations used in determining the amount of Available Asset Sale Proceeds to be applied to the purchase of such Notes;

                  (10) any other procedures that a Holder must follow to accept an Excess Proceeds Offer or effect withdrawal of such acceptance; and

                  (11) the name and address of the Paying Agent.

                  On the Excess Proceeds Payment Date, the Company shall, to the extent lawful, (1) accept for payment, on a PRO RATA basis to the extent necessary, Notes or portions thereof tendered pursuant to the Excess Proceeds Offer, (2) deposit with the Paying Agent U.S. legal tender sufficient to pay the purchase price plus accrued and unpaid interest, if any, on the Notes to be purchased or portions thereof on or prior to 11:00 a.m., New

York City time, (3) deliver or cause to be delivered to the Trustee Notes so accepted together with an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 4.13. The Paying Agent shall promptly mail to each Holder, whose Notes were so accepted, payment in an amount equal to the purchase price for such Notes, and the Company shall execute and issue, and the Trustee shall promptly authenticate and make available for delivery to such Holder, a new Note equal in principal amount to any unpurchased portion of the Notes surrendered; PROVIDED that each such new Note shall be issued in an original principal amount in denominations of $1,000 and integral multiples thereof. The Company will publicly announce the results of the Excess Proceeds Offer on the Excess Proceeds Payment Date.

                  (C) In the event of the transfer of substantially all of the property and assets of the Company and its Restricted Subsidiaries as an entirety to a Person in a transaction permitted under Section 5.01 of this Indenture, the successor Person shall be deemed to have sold the properties and assets of the Company and the Restricted Subsidiaries not so transferred for purposes of this Section 4.13, and shall comply with the provisions of this
Section 4.13 with respect to such deemed sale as if it were an Asset Sale.

                  (D) The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to an Excess Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with this
Section 4.13, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this
Section 4.13 by virtue thereof.

Section 4.14.     LIMITATION ON TRANSACTIONS WITH AFFILIATES.

                  (A) The Company will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with any Affiliate (each an "Affiliate Transaction") or extend, renew, waive or otherwise modify the terms of any Affiliate Transaction entered into prior to the Issue Date unless

                         (1) such Affiliate Transaction is between or among the Company and the Restricted Subsidiaries or

                         (2) the terms of such Affiliate Transaction are fair and reasonable to the Company or such Restricted Subsidiary, as the case may be, and the terms of such Affiliate Transaction are at least as favorable as the terms that could be obtained by the Company or such Restricted Subsidiary, as the case may be, in a comparable transaction made on an arm's-length basis between unaffiliated parties.

                  In any Affiliate Transaction (or any series of related Affiliate Transactions that are similar or part of a common plan) involving an amount or having a fair market value in excess of $2.5 million that is not permitted under clause (1) above, the Company must obtain a Board Resolution certifying that such Affiliate Transaction complies with clause (2) above. In any Affiliate Transaction (or any series of related Affiliate Transactions that are similar or part of a common plan) involving an amount or having a fair market value in excess of $5.0 million that is not permitted under clause (1) above, the Company must obtain a favorable written opinion as to the fairness of such transaction or transactions, as the case may be, from an Independent Financial Advisor.

                  (B) The foregoing provisions will not apply to

                  (1) any Restricted Payment that is not prohibited by the provisions described under Section 4.11 or any Permitted Investment;

                  (2) reasonable fees and compensation paid to and indemnity provided on behalf of, officers, directors or employees of the Company or any Restricted Subsidiary as determined in good faith by the Company's Board of Directors or senior management;

                  (3) any agreement as in effect as of the Issue Date or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) in any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the holders in any material respect than the original agreement as in effect on the Issue Date;

                  (4) any transaction permitted under Section 5.01; or

                  (5) transactions with Affiliates solely in their capacity as holders of Indebtedness or Capital Stock of the Company or any of its Subsidiaries where such Affiliates are treated no more favorably than holders of such Indebtedness or such Capital Stock generally.

Section 4.15.     LIMITATIONS ON LIENS.

                  (A) The Company will not, and will not permit any Restricted Subsidiary to, create, incur or otherwise cause or suffer to exist or become effective any Liens of any kind (other than Permitted Liens) upon any property or asset of the Company or any of the Restricted Subsidiaries or any shares of Capital Stock or Indebtedness of any Restricted Subsidiary that owns property or assets, now owned or hereafter acquired, unless

                  (1) if such Lien secures Indebtedness that ranks equally with the Notes, then the Notes are secured on an equal and ratable basis with the obligations so secured until such time as such obligation is no longer secured by a Lien or

                  (2) if such Lien secures Indebtedness that is subordinated to the Notes, any such Lien shall be subordinated to the Lien granted to the holders of the Notes to the same extent as such Indebtedness is subordinated to the Notes.

Section 4.16.     LIMITATIONS ON INVESTMENTS.

                  The Company will not, and will not permit any Restricted Subsidiary to, make any Investment other than

                  (1) a Permitted Investment or

                  (2) an Investment that is made after the Issue Date as a Restricted Payment in compliance with Section 4.11.

Section 4.17.     CHANGE OF CONTROL.

                  (A) Upon the occurrence of a Change of Control, the Company shall be obligated to make an offer to purchase (the "CHANGE OF CONTROL OFFER") each Holder's outstanding Notes at a purchase price (the

"CHANGE OF CONTROL PURCHASE PRICE") equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the Change of Control Payment Date in accordance with the procedures set forth below.

                  (B) Within 20 days of the occurrence of a Change of Control, the Company shall (i) cause a notice of the Change of Control Offer to be sent at least once to the Dow Jones News Service or similar business new service in the United States and (ii) send by first-class mail, postage prepaid, to the Trustee and to each holder of the Notes, at the address appearing in the register maintained by the Registrar of the Notes, a notice stating:

                  (1) that the Change of Control Offer is being made pursuant to this Section 4.17 and that all Notes tendered will be accepted for payment;

                  (2) the Change of Control Purchase Price and the purchase date (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed (the "CHANGE OF CONTROL PAYMENT DATE"));

                  (3) that any Note not tendered will continue to accrue interest;

                  (4) that, unless the Company defaults in the payment of the Change of Control Purchase Price, any Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

                  (5) that Holders accepting the offer to have their Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day preceding the Change of Control Payment Date;

                  (6) that Holders will be entitled to withdraw their acceptance if the Paying Agent receives, not later than the close of business on the third Business Day preceding the Change of Control Payment Date, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have such Notes purchased;

                  (7) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered;

                  (8) any other procedures that a Holder must follow to accept a Change of Control Offer or effect withdrawal of such acceptance; and

                  (9) the name and address of the Paying Agent.

         On the Change of Control Payment Date, the Company shall, to the extent lawful,

                  (1) accept for payment Notes or portions thereof tendered pursuant to the Change of Control Offer;

                  (2) deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so tendered; and

                  (3) deliver or cause to be delivered to the Trustee for cancellation Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof tendered to the Company.

                  The Paying Agent shall promptly mail to each holder of Notes so accepted payment in an amount equal to the purchase price for such Notes, and the Company shall execute and issue, and the Trustee shall promptly authenticate and mail to such holder, a new Note equal in principal amount to any unpurchased portion of the Notes surrendered; PROVIDED that each such new Note shall be issued in an original principal amount in denominations of $1,000 and integral multiples thereof.

                  (C) If the Senior Credit Facility is in effect, or any amounts are owing thereunder or in respect thereof, at the time of the occurrence of a Change of Control, prior to the mailing of the notice to Holders described in the second preceding paragraph, but in any event within 20 days following any Change of Control, the Company covenants to

                  (1) repay in full all obligations and terminate all commitments under or in respect of the Senior Credit Facility and all other Senior Indebtedness the terms of which require repayment upon a Change of Control or offer to repay in full all obligations and terminate all commitments under or in respect of the Senior Credit Facility and all such Senior Indebtedness and repay the Indebtedness owed to each such lender who has accepted such offer or

                  (2) obtain the requisite consents under the Senior Credit Facility and all such other Senior Indebtedness to permit the repurchase of the Notes as described above.

                  The Company must first comply with the covenant described in the preceding sentence before it shall be required to purchase Notes in the event of a Change of Control; PROVIDED that the Company's failure to comply with the covenant described in the preceding sentence constitutes an Event of Default described in clause (C) under Section 6.01 if not cured within 60 days after the notice required by such clause.

                  (D) (1) If the Company or any Restricted Subsidiary has issued any (a) outstanding Indebtedness that is subordinated in right of payment to the Notes or (b) Preferred Stock, and the Company or such Restricted Subsidiary is required to make a Change of Control Offer or to make a distribution with respect to such subordinated Indebtedness or Preferred Stock in the event of a Change of Control, the Company shall not consummate any such offer or distribution with respect to such subordinated Indebtedness or Preferred Stock until such time as the Company shall have paid the Change of Control Purchase Price in full to the Holders of Notes that have accepted the Company's Change of Control Offer and shall otherwise have consummated the change of control offer made to Holders and

                  (2) the Company will not issue Indebtedness that is subordinated in right of payment to the Notes or Preferred Stock with change of control provisions requiring the payment of such Indebtedness or Preferred Stock prior to the payment of the Notes in the event of a Change in Control under this Indenture.

                   (E) The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.17, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.17 by virtue thereof.

Section 4.18. LIMITATION ON DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES.

                  The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to

                  (1) pay dividends or make any other distributions to the Company or any Restricted Subsidiary

                         (a) on its Capital Stock or

                         (b) with respect to any other interest or participation
                   in, or measured by, its profits; or

                  (2) repay any Indebtedness or any other obligation owed to the Company or any Restricted Subsidiary; or

                  (3) make loans or advances or capital contributions to the Company or any of the Restricted Subsidiaries; or

                  (4) transfer any of its properties or assets to the Company or any of the Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of

                  (1) encumbrances or restrictions existing on the Issue Date (including pursuant to the Senior Credit Facility) to the extent and in the manner such encumbrances and restrictions are in effect on the Issue Date;

                  (2) this Indenture, the Notes and the Guarantees;

                  (3) applicable law, rules, regulations or orders;

                  (4) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person (including any Subsidiary of the Person), so acquired;

                  (5) customary non-assignment provisions in leases or other agreements entered in the ordinary course of business and consistent with past practices;

                  (6) Refinancing Indebtedness; PROVIDED that such restrictions are no more restrictive than those contained in the agreements governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

                  (7) customary restrictions in security agreements or mortgages securing Indebtedness of the Company or a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreements and mortgages;

                  (8) customary restrictions with respect to a Restricted Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary;

                  (9) customary restrictions in Purchase Money Indebtedness, Capitalized Lease Obligations or security agreements or mortgages securing Indebtedness of the Company or a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such Purchase Money Indebtedness, Capitalized Lease Obligations, security agreements or mortgages; or

                  (10) any agreement or instrument governing Capital Stock of any Person that is acquired by the Company or a Restricted Subsidiary; PROVIDED that no such restriction is created in contemplation of the acquisition of such Capital Stock.

Section 4.19.     LIMITATION ON CONDUCT OF BUSINESS.

                  The Company and the Restricted Subsidiaries will not engage in any businesses that are not the same, or reasonably similar, ancillary or related to the businesses in which the Company and the Restricted Subsidiaries are engaged in on the Issue Date, except to such extent as would not be material to the Company and the Restricted Subsidiaries taken as a whole.

Section 4.20.     LIMITATION ON PREFERRED STOCK OF RESTRICTED SUBSIDIARIES.

                  The Company will not permit any Restricted Subsidiary to issue any Preferred Stock (except Preferred Stock issued to the Company or a Restricted Subsidiary or to directors of a foreign Restricted Subsidiary as qualifying shares to the extent required by applicable law, or permit any Person (other than the Company or a Restricted Subsidiary or a director of a foreign Restricted Subsidiary) to hold any such Preferred Stock unless (1) such Restricted Subsidiary would be entitled to incur or assume Indebtedness (other than Permitted Indebtedness) under Section 4.10 in the aggregate principal amount equal to the aggregate liquidation value of the Preferred Stock to be issued or (2) such Preferred Stock is sold as part of a sale of all of the Capital Stock of the Company or a Restricted Subsidiary in compliance with the terms of Section 4.13.

Section 4.21.     LIMITATION ON CAPITAL STOCK OF RESTRICTED SUBSIDIARIES.

                  The Company will not

                  (1) sell, pledge, hypothecate or otherwise convey or dispose of any Capital Stock of a Restricted Subsidiary (other than any such transaction resulting in a Lien which constitutes a Permitted Lien and other than the sale of up to 40% of the outstanding Capital Stock of Thermalloy Malaysia Sdn Bhd in accordance with Malaysian law) or

                  (2) permit any Restricted Subsidiary to issue any Capital Stock, other than to the Company or a Restricted Subsidiary and other than issuances of Capital Stock by a Restricted Subsidiary to its employees, officers, directors or consultants in an aggregate amount not to exceed 10% of such Restricted Subsidiary's outstanding Capital Stock.

                  The foregoing restrictions shall not apply to (i) an Asset Sale made in compliance with Section 4.13 (provided that if such Asset Sale is for less than all of the outstanding Capital Stock of any Restricted Subsidiary held by the Company or any of the Restricted Subsidiaries, such Asset Sale shall also comply with Section

4.11), (ii) the issuance of Preferred Stock in compliance with Section 4.20 or
(iii) the issuance of 95% of the common membership interests of Aavid Thermalloy LLC to Heat Holdings II Corp. and the other restructuring transactions set forth on Schedule A-1 hereto.

Section 4.22.     LIMITATION ON SALE AND LEASE-BACK TRANSACTIONS.

                  The Company will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Lease-Back Transaction unless:

                  (1) the consideration received in such Sale and Lease-Back Transaction is at least equal to the fair market value of the property sold, as determined in good faith by the Board of Directors of the Company and evidenced by a board resolution and

                  (2) the Company could incur the Attributable Indebtedness in respect of such Sale and Lease-Back Transaction in compliance with
          Section 4.10.

Section 4.23.     PAYMENTS FOR CONSENT.

                  The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid or agreed to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

Section 4.24.     LIMITATION ON CREATION OF SUBSIDIARIES.

                  The Company will not create or acquire, and will not permit any Restricted Subsidiary to create or acquire, any Subsidiary other than

                  (1) a Restricted Subsidiary existing as of the Issue Date that has executed a Guarantee,

                  (2) a Restricted Subsidiary that is acquired or created after the Issue Date; PROVIDED, HOWEVER, that each domestic Restricted Subsidiary acquired or created pursuant to this clause (2) shall have executed a Guarantee in the form attached hereto as Exhibit F, pursuant to which such domestic Restricted Subsidiary will become a Guarantor; PROVIDED, FURTHER, in the event the Company or any of its Restricted Subsidiaries incurs Acquired Indebtedness (assuming such incurrence is in accordance with Section 4.10) as a result of the acquisition of a Restricted Subsidiary and as long as the terms of such Acquired Indebtedness prohibit the Guarantee of the Notes by such newly-acquired Restricted Subsidiary or such newly-acquired Restricted Subsidiary would be in breach or default of the terms of the Acquired Indebtedness as a result of such Guarantee, such Restricted Subsidiary will not be required to execute a Guarantee; PROVIDED that, until such domestic Restricted Subsidiary executes and delivers a Guarantee in accordance with this Section 4.24, (a) none of the Company or any other Restricted Subsidiary of the Company will transfer any assets (other than in the ordinary course of business) to such newly-acquired Restricted Subsidiary, (b) such newly-acquired Restricted Subsidiary will not transfer such Acquired Indebtedness to the Company or any other Restricted Subsidiary and (c) neither the Company nor any Restricted Subsidiary of the Company shall provide any guarantee of, or similar credit support for, or otherwise become directly or indirectly liable for any Indebtedness of such newly-acquired Restricted Subsidiary,

                  (3) an Unrestricted Subsidiary, or

                  (4) Restricted Subsidiaries created or acquired in connection with the restructuring transactions set forth in Schedule A-1.

                                    ARTICLE 5

                              SUCCESSOR CORPORATION

Section 5.01.     LIMITATION ON CONSOLIDATION, MERGER AND SALE OF ASSETS.

                  The Company will not consolidate with, merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of its assets (determined on a consolidated basis for the Company and the Restricted Subsidiaries), whether as an entirety or substantially as an entirety in one transaction or a series of related transactions, to any Person unless:

                  (1) the Company shall be the continuing Person, or the Person (if other than the Company) formed by such consolidation or into which the Company is merged or to which the properties and assets of the Company are sold, assigned, transferred, leased, conveyed or otherwise disposed of shall be a corporation or a limited liability company organized and existing under the laws of the United States or any State thereof or the District of Columbia and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the obligations of the Company under this Indenture and the Notes and the obligations thereunder shall remain in full force and effect;

                  (2) immediately before and immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

                  (3) immediately after giving effect to such transaction on a PRO FORMA basis the Company or such Person could incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) under
          Section 4.10; and

                  (4) the Company shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and the supplemental indenture in respect thereto comply with this provision and that all conditions precedent herein provided for relating to such transaction or transactions have been complied with.

                  Notwithstanding the foregoing, the Company or any Guarantor may merge or consolidate with or transfer substantially all of its assets to an Affiliate that has no significant assets or liabilities and was formed solely for the purpose of changing the jurisdiction of organization of the Company or the form of organization of the Company so long as the amount of Indebtedness of the Company and its Restricted Subsidiaries is not increased thereby and that the successor assumes all obligations of the Company or such Restricted Subsidiary, as the case may be, under this Indenture, the Notes and the Registration Rights Agreement.

                  For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Company the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

                  Each Guarantor (other than any Guarantor whose Guarantee is to be released in accordance with the terms of the Guarantee and the Indenture in connection with any transaction complying with Section 4.13) will not, and the Company will not cause or permit any Guarantor to, consolidate with or merge with or into any Person other than the Company or any other Guarantor unless:

                  (1) the entity formed by or surviving any such consolidation or merger (if other than the Guarantor) or to which such sale, lease, conveyance or other disposition shall have been made is a corporation or limited liability company organized and existing under the laws of the United States or any State thereof or the District of Columbia;

                  (2) such entity assumes by supplemental indenture all of the obligations of the Guarantor on the Guarantee;

                  (3) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

                  (4) immediately after giving effect to such transaction and the use of any net proceeds therefrom on a PRO FORMA basis, the Company could satisfy the provisions of clause (3) of the first paragraph of this Section;

                  PROVIDED, HOWEVER, that the foregoing provision shall not apply in the case of the merger of a Guarantor with another person in a transaction that constitutes an Asset Sale.

                  Any merger or consolidation of a Guarantor with and into the Company (with the Company being the surviving entity) or another Guarantor that is a Restricted Subsidiary of the Company need only comply with clause (4) of the first paragraph of this Section.

                  Nothing in this Section shall be deemed to prevent the consummation of the Merger or the conversion of the Company's domestic Restricted Subsidiaries into limited liability companies immediately following consummation of the Merger.

Section 5.02.     SUCCESSOR PERSON SUBSTITUTED.

                  Upon any consolidation, merger, conveyance or any transfer of all or substantially all of the assets of the Company in accordance with Section
5.01 above, the successor entity formed by such consolidation or into which the Company or any such Restricted Subsidiary is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company or such Restricted Subsidiary, as the case may be, under this Indenture with the same effect as if such successor entity had been named as the Company or such Restricted Subsidiary, as the case may be, herein, and thereafter the predecessor entity shall be relieved of all obligations and covenants under this Indenture and the Notes.

                                    ARTICLE 6

                              DEFAULTS AND REMEDIES

Section 6.01.     EVENTS OF DEFAULT.

                  An "Event of Default" occurs if

                  (a) there is a default in payment of any principal of, or premium, if any, on the Notes whether at maturity, upon redemption (including the failure to make a payment to purchase notes pursuant to a Change of Control Offer or an Excess Proceeds Offer) or otherwise (whether or not such payment shall be prohibited by Article 10 or Article 11);

                  (b) there is a default for 30 days in payment of any interest on the Notes (whether or not such payment shall be prohibited by Article 10 or Article 11);

                  (c) there is a default by the Company or any Restricted Subsidiary in the observance or performance of any other covenant in the Notes or this Indenture for 45 days after written notice from the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding (except in the case of a default with respect to Section 4.17 or Section 5.01, which shall constitute an Event of Default with such notice requirement but without such passage of time requirement);

                  (d) there is a failure to pay when due principal, interest or premium with respect to any Indebtedness of the Company or any Restricted Subsidiary thereof, which failure to pay, other than a failure to pay principal at the final maturity thereof, shall not be cured, waived or postponed pursuant to an agreement with the holders of such Indebtedness within 60 days after written notice to the Company by the Trustee or any Holder, or the acceleration of any such Indebtedness, which acceleration shall not be rescinded or annulled within 20 days after written notice to the Company by the Trustee or any Holder, if the aggregate amount of such Indebtedness, together with the amount of any other such Indebtedness in default for failure to pay principal, interest or premium or that has been accelerated, aggregates $7,500,000 or more at any time;

                  (e) any final judgment or judgments not fully covered by insurance that can no longer be appealed for the payment of money in excess of $7,500,000 shall be rendered against the Company or any Restricted Subsidiary thereof, and shall not be discharged for any period of 60 consecutive days during which a stay of enforcement shall not be in effect;

                  (f) the Company or any Significant Restricted Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                           (A)      commences a voluntary case,

                           (B) consents to the entry of an order for relief against it in an involuntary case,

                           (C) consents to the appointment of a Custodian of it or for all or substantially all of its Property,

                           (D) makes a general assignment for the benefit of its creditors,

                           (E) generally is not able to pay its debts as they become due, or

                           (F) takes any corporate action to authorize or effect any of the foregoing;

                  (g) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                           (A) is for relief against the Company or any Significant Restricted Subsidiary in an involuntary case,

                           (B) appoints a Custodian of the Company or any
                  Significant Restricted Subsidiary or for all or substantially all of the Property of the Company or any Significant Restricted Subsidiary, or

                           (C) orders the liquidation of the Company or any Significant Restricted Subsidiary,

                  and the order or decree remains unstayed and in effect for 60 days;

                  (h) any of the Guarantees ceases to be in full force and effect or any of the Guarantees is declared to be null and void and unenforceable or any of the Guarantees is found to be invalid or any of the Guarantors denies its liability under its Guarantee other than by reason of release of a Guarantor in accordance with the terms of this Indenture; and

                  (i) a failure to make the contributions required under and in accordance with the Make Well Agreement.

                  The term "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal, state or foreign law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

Section 6.02.     ACCELERATION.

                  If an Event of Default (other than an Event of Default of the type described in Section 6.01(f) or (g)) shall have occurred and be continuing, then the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding may declare to be immediately due and payable the entire principal amount of all the Notes then outstanding plus accrued interest to the date of acceleration and (1) the same shall become immediately due and payable or (2) if there are any amounts outstanding under the Senior Credit Facility, the same shall become immediately due and payable upon the first to occur of an acceleration under the Senior Credit Facility and five Business Days after receipt by the Company and the representative under the Senior Credit Facility of a notice of acceleration; PROVIDED, HOWEVER, that after such acceleration but before a judgment or decree based on such acceleration is obtained by the Trustee, the Holders of a majority in aggregate principal amount of outstanding Notes may rescind and annul such acceleration if:

                  (1) all Events of Default, other than nonpayment of principal, premium, if any, or interest that has become due solely because of the acceleration, have been cured or waived;

                  (2) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;

                  (3) if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances; and

                  (4) in the event of the cure or waiver of an Event of Default of the type described in Section 6.01(f) or (g) above, the Trustee shall have received an Officers' Certificate and an Opinion of Counsel that such Event of Default has been cured or waived.

No such rescission shall affect any subsequent Default or impair any right consequent thereto. In case an Event of Default with respect to the Company of the type described in Section 6.01(f) or (g) above shall occur, the principal, premium and interest amount with respect to all of the Notes shall be due and payable immediately without any declaration or other act on the part of the Trustee or the Holders.

Section 6.03.     OTHER REMEDIES.

                  If an Event of Default occurs and is continuing, the Trustee, in its own name or as trustee of an express trust, may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, or premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture and may take any necessary action requested of it as Trustee to settle, compromise, adjust or otherwise conclude any proceedings to which it is a party.

                  The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Noteholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

Section 6.04.     WAIVER OF PAST DEFAULTS AND EVENTS OF DEFAULT.

                  Subject to Sections 2.09, 6.02, 6.07 and 8.02, the Holders of a majority in aggregate principal amount of the Notes then outstanding have the right, on behalf of all Holders, to waive any past or existing Default or compliance with any provision under this Indenture EXCEPT a Default in the payment of the principal of, or interest or premium, if any, on any Note as specified in clauses (a) and (b) of Section 6.01 or in respect of a covenant or a provision that cannot be modified or amended without the consent of all Holders as provided for in Section 8.02. The Company shall deliver to the Trustee an Officers' Certificate stating that the requisite percentage of Holders have consented to such waiver and providing evidence reasonably satisfactory to the Trustee of such consents. In case of any such waiver, the Company, the Trustee and the Holders shall be restored to their former positions and rights hereunder and under the Notes, respectively. This paragraph of this
Section 6.04 shall be in lieu of ss. 316(a)(1)(B) of the TIA and such ss. 316(a)(1)(B) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA.

                  Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

Section 6.05.     CONTROL BY MAJORITY.

                  Subject to Section 2.09, the Holders of a majority in aggregate principal amount of the then outstanding Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee by this Indenture. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines may be unduly prejudicial to the rights of another Noteholder not taking part in such direction, and the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, determines that the action so directed may not lawfully be taken or if the Trustee in good faith shall, by a Responsible Officer, determine that the proceedings so directed may involve it in personal liability; PROVIDED that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. In the event the Trustee takes any action or follows any direction pursuant to this Indenture, the Trustee shall be entitled to indemnification satisfactory to it against any loss or expense caused by taking such action or following such direction. This Section 6.05 shall be in lieu of ss. 316(a)(1)(A) of the TIA, and such ss. 316(a)(1)(A) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA.

Section 6.06.     LIMITATION ON SUITS.

                  Subject to Section 6.07 below, no Holder has any right to institute any proceeding with respect to this Indenture or any remedy hereunder unless:

                  (1) the Holder gives the Trustee written notice of a continuing Event of Default;

                  (2) the Holders of at least 25% in aggregate principal amount of the outstanding Notes make a written request to the Trustee to pursue the remedy;

                  (3) such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense which may be incurred in compliance with such request;

                  (4) the Trustee fails to institute such proceeding within 60 days after receipt of such notice and the offer of indemnity; and

                  (5) the Trustee has not received directions inconsistent with such written request during such 60-day period by the Holders of a majority in aggregate principal amount of the outstanding Notes.

                  A Noteholder may not use this Indenture to prejudice the rights of another Noteholder or to obtain a preference or priority over another Noteholder.

Section 6.07.     RIGHTS OF HOLDERS TO RECEIVE PAYMENT.

                  Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, or premium, if any, or accrued interest of any Note held by such Holder on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates, is absolute and unconditional and shall not be impaired or affected without the consent of such Holder.

Section 6.08.     COLLECTION SUIT BY TRUSTEE.

                  If an Event of Default in payment of principal, premium, if any, or interest specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of unpaid principal, premium and accrued interest remaining unpaid, together with, to the extent that payment of such interest is lawful, interest on overdue principal and interest on overdue installments of interest, in each case at the rate set forth in Section 4.01, and such further amounts as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09.     TRUSTEE MAY FILE PROOFS OF CLAIM.

                  The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same after deduction of its charges and expenses to the extent that any such charges and expenses are not paid out of the estate in any such proceedings and any custodian in any such judicial proceeding is hereby authorized by each Noteholder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07.

                  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan or reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceedings.

Section 6.10.     PRIORITIES.

                  If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

                  FIRST:  to the Trustee for amounts due under Section 7.07;

                  SECOND: if the Holders are forced to proceed against the Company or any Guarantor directly without the Trustee, to Holders for their collection costs;

                  THIRD: to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest as to each, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes; and

                  FOURTH: to the Company or, to the extent the Trustee collects any amounts from any Guarantor, to such Guarantor.

                  The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this
Section 6.10.

Section 6.11.     UNDERTAKING FOR COSTS.

                  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the Notes then outstanding.

                                    ARTICLE 7

                                     TRUSTEE

Section 7.01.     DUTIES OF TRUSTEE.

                  (a) If a Default or an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

                  (b) Except during the continuance of a Default or an Event of Default:

                  (1) The Trustee need perform only those duties as are specifically set forth in this Indenture and no covenants or obligations shall be implied in this Indenture against the Trustee.

                  (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform in form to the requirements of this Indenture.

                  (c) Notwithstanding anything to the contrary herein contained, the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                  (1) This paragraph does not limit the effect of paragraph (b) of this Section 7.01.

                  (2) The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is conclusively determined by a court of competent jurisdiction that the Trustee was negligent in ascertaining the pertinent facts.

                  (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

                  (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any liability, financial or otherwise, in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or take any action at the request or direction of Holders if it shall have reasonable grounds for believing that repayment of such funds is not assured to it or it does not receive from such Holders an indemnity satisfactory to it against such risk, liability, loss, fee or expense which might be incurred by it in compliance with such request or direction.

                  (e) Whether or not herein expressly provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (d) of this Section 7.01.

                  (f) The Trustee shall not be liable for interest on any money or assets received by it except as the Trustee may agree in writing with the Company. Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

Section 7.02.     RIGHTS OF TRUSTEE.

                  Subject to Section 7.01:

                  (a) The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any officers' certificate, opinion of counsel, resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order or document reasonably believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

                  (b) Before the Trustee acts or refrains from acting with respect to any matters contemplated by this Indenture or the Notes it may consult with counsel and may require an Officers' Certificate or an Opinion of Counsel, or both, which shall conform to the provisions of
         Section 12.05. The Trustee shall be fully protected and shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

                  (c) The Trustee may act through attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney or agent so long as the appointment of such attorney or agent was made with due care.

                  (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers conferred on it by this Indenture.

                  (e) The Trustee may consult with counsel of its selection, and the advice or opinion of such counsel shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

                  (f) In no event shall the Trustee be liable for the selection of investments or for investment losses thereon. The Trustee shall have no liability in respect of losses incurred as a result of the liquidation of any investment prior to its stated maturity or the failure of the Company to provide timely written instructions.

Section 7.03.     INDIVIDUAL RIGHTS OF TRUSTEE.

                  The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may make loans to, accept deposits from, perform services for or otherwise deal with the Company, or any

Affiliates thereof, with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. The Trustee, however, shall be subject to Sections 7.10 and 7.11.

Section 7.04.     TRUSTEE'S DISCLAIMER.

                  The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the sale of Notes or any money paid to the Company pursuant to the terms of this Indenture and it shall not be responsible for any statement of the Company in this Indenture or the Notes other than the Trustee's certificate of authentication.

Section 7.05.     NOTICE OF DEFAULTS.

                  If a Default or an Event of Default occurs and is continuing and if a Responsible Officer of the Trustee has actual knowledge of such Default or Event of Default, the Trustee shall mail to each Noteholder notice of the uncured Default or Event of Default within 30 days after such Default or Event of Default occurs. Except in the case of a Default or an Event of Default in payment of principal of, premium or interest on, any Note, including an accelerated payment and the failure to make payment on the Change of Control Payment Date pursuant to a Change of Control Offer or on the Excess Proceeds Payment Date pursuant to an Excess Proceeds Offer and, except in the case of a failure to comply with Article 5. This Section 7.05 shall be in lieu of the proviso to Section 315(b) of the TIA, and such proviso of Section 315(b) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA.

Section 7.06.     REPORTS BY TRUSTEE TO HOLDERS.

                  If required by TIA Section 313(a), within 60 days after May 15 of any year, commencing the May 15 following the date of this Indenture, the Trustee shall mail to each Noteholder a brief report dated as of such May 15 that complies with TIA Section 313(a). The Trustee also shall comply with TIA
Section 313(b), (c) and (d).

                  Reports pursuant to this Section 7.06 shall be transmitted by mail:

                  (1) to all registered Holders, as the names and addresses of such Holders appear on the Registrar's books; and

                  (2) to such Holder as have, within the two years preceding such transmission, filed their names and addresses with the Trustee for that purpose.

                  A copy of each report at the time of its mailing to Holders shall be filed with the Commission and each stock exchange, if any, on which the Notes are listed. The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange or of any delisting thereof.

Section 7.07.     COMPENSATION AND INDEMNITY.

                  The Company shall pay to the Trustee from time to time such compensation as shall be agreed in writing between the Company and the Trustee for the Trustee's services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable fees, disbursements, advances and expenses, including out-of-pocket expenses incurred or made by it in connection with the performance of its duties under this Indenture (except for such expenses as may be attributable to its negligence, bad faith or willful misconduct as conclusively determined by a court of competent jurisdiction) or in connection with the collection of any funds. Such expenses shall include the reasonable fees and expenses of the Trustee's agents, counsel and others not regularly in its employ.

                  The Company shall indemnify each of the Trustee (in its capacity as Trustee) and its agents, employees, stockholders and directors and officers for, and hold them harmless against, any loss, claim, damage, injury, liability or expense incurred by them except for such actions to the extent caused by any negligence, bad faith or willful misconduct on their part, directly or indirectly arising out of or in connection with the administration of this trust, including the reasonable costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their rights, powers or duties hereunder. The Trustee shall notify the Company promptly, in writing, of any claim asserted against the Trustee for which it may seek indemnity. At the Trustee's discretion, the Company shall defend the claim and the Trustee shall cooperate and may participate in the defense; PROVIDED that any settlement of a claim shall be approved in writing by the Trustee. The Company need not pay for any settlement made without its written consent, which consent shall not be unreasonably withheld. The Company need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct as conclusively determined by a court of competent jurisdiction.

                  To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Notes on all assets or money held or collected by the Trustee, in its capacity as Trustee, except assets or money held in trust to pay principal of, premium, if any, or interest on particular Notes.

                  When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(f) or (g) occurs, such expenses and the compensation for such services are intended to constitute expenses of administration under any Bankruptcy Law.

                  The obligation of the Company under this Section 7.07 shall survive the resignation or removal of the Trustee and the satisfaction and discharge of this Indenture.

Section 7.08.     REPLACEMENT OF TRUSTEE.

                  The Trustee may resign at any time by so notifying the Company in writing. The Holders of a majority in aggregate principal amount of the outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing and may appoint a successor Trustee with the Company's consent, such consent not to be unreasonably withheld. The Company may remove the Trustee at its election if:

                  (a)      the Trustee fails to comply with Section 7.10;

                  (b)      the Trustee is adjudged a bankrupt or an insolvent;

                  (c) a receiver or other public officer takes charge of the Trustee or its property; or

                  (d)      the Trustee otherwise becomes incapable of acting.

                  If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer, after payment of all sums then owing to the Trustee pursuant to Section 7.07, all property held by it as Trustee to the successor Trustee, subject to the lien provided in Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Noteholder.

                  If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in aggregate principal amount of the outstanding Notes may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.

                  If the Trustee fails to comply with Section 7.10, any Noteholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  Notwithstanding replacement of the Trustee pursuant to this
Section 7.08, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

Section 7.09.     SUCCESSOR TRUSTEE BY CONSOLIDATION, MERGER OR CONVERSION.

                  If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, subject to this Article 7, the successor corporation without any further act shall (if it is otherwise eligible hereunder) be the successor Trustee.

Section 7.10.     ELIGIBILITY; DISQUALIFICATION.

                  This Indenture shall always have a Trustee which shall be eligible to act as Trustee under TIA Sections 310(a)(1) and 310(a)(2). The Trustee shall have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition. If the Trustee has or shall acquire any "conflicting interest" within the meaning of TIA Section 310(b), the Trustee and the Company shall comply with the provisions of TIA Section 310(b); PROVIDED, HOWEVER, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 7.10, the Trustee shall resign immediately in the manner and with the effect hereinbefore specified in this Article 7.

Section 7.11. PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

                  The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein. The provisions of TIA Section 311 shall apply to the Company as obligors of the Notes.

                                    ARTICLE 8

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 8.01.     WITHOUT CONSENT OF HOLDERS.

                  The Company and the Guarantors, when authorized by a Board Resolution, and the Trustee may amend or supplement this Indenture, the Notes or the Guarantees without notice to or consent of any Noteholder:

                  (1) to cure any ambiguity, defect or inconsistency; PROVIDED that such amendment or supplement does not, in the opinion of the Trustee, adversely affect the rights of any Holder in any material respect;

                  (2) to provide for uncertificated Notes in addition to or in place of Certificated Notes;

                  (3)  to comply with Article 5;

                  (4) to comply with any requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA;

                  (5) to make any change that would provide any additional benefit or rights to the Holders;

                  (6) to make any other change that does not adversely affect the rights of any Holder under this Indenture;

                  (7) to add to the covenants of the Company or a Guarantor for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company or any Guarantor;

                  (8)  to secure the Notes pursuant to the requirements of
         Section 4.15 or otherwise; and

                  (9) to reflect the release of a Guarantor from its obligations with respect to its Guarantee pursuant to Section 11.05 or to add a Guarantor pursuant to Section 4.24.

Section 8.02.     WITH CONSENT OF HOLDERS.

                  Subject to Section 6.07, the Company and the Guarantors, when each is authorized by a Board Resolution, and the Trustee may amend or supplement this Indenture, the Notes or the Guarantees with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Notes. Subject to Section 6.07, the Holders of a majority in aggregate principal amount of the outstanding Notes may waive compliance by the Company or any Guarantor with any provision of this Indenture, the Notes or the Guarantees. However, without the consent of each Noteholder affected, an amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may not:

                  (1) reduce the amount of Notes whose Holders must consent to an amendment, supplement or waiver, or consent to take any action under this Indenture or the Notes;

                  (2) reduce the rate of or change the time for payment of interest, including defaulted interest, on any Note;

                  (3) reduce the principal of or premium on or change the stated maturity of any Note or change the date on which any Notes may be subject to redemption or repurchase or reduce the redemption or repurchase price therefor;

                  (4) make any Note payable in money other than that stated in the Note or change the place of payment from New York, New York;

                  (5) waive a Default in the payment of the principal of, interest on, or redemption payment with respect to, any Note;

                  (6) make any changes in Sections 6.04 or 6.07 or this sentence of Section 8.02;

                  (7) modify or change any provision of this Indenture or the related definitions affecting the subordination or ranking of the Notes or any Guarantee in a manner that adversely affects the Holders;

                  (8) amend, change or modify in any material respect the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control, make and consummate an Excess Proceeds Offer with respect to any Asset Sale that has been consummated or modify any of the provisions or definitions with respect thereto; or

                  (9) release any Guarantor from any of its obligations under its Guarantee or this Indenture otherwise than in accordance with the terms of this Indenture.

                  In addition, without the consent of the Holders of 90% in principal amount of the Notes then outstanding, no amendment may release any Guarantor from any of its obligations under its Guarantee or this Indenture otherwise than in accordance with the terms of this Indenture.

                  After an amendment, supplement or waiver under this Section
8.02 becomes effective, the Company shall mail to the Holders a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

                  Upon the request of the Company, accompanied by a Board Resolution authorizing the execution of any such supplemental indenture, and upon the receipt by the Trustee of evidence satisfactory to the Trustee of the consent of the Holders as aforesaid and upon receipt by the Trustee of the documents described in Section 8.06, the Trustee shall join with the Company and the Guarantors in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

                  It shall not be necessary for the consent of the Holders under this Section 8.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

Section 8.03.     COMPLIANCE WITH TIA.

                  Every amendment to or supplement of this Indenture, the Notes or the Guarantees shall comply with the TIA as then in effect.

Section 8.04.     REVOCATION AND EFFECT OF CONSENTS.

                  Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. Subject to the following paragraph, any such Holder or subsequent Holder may revoke the consent as to such Holder's Note or portion of such Note by written notice to the Trustee or the Company received before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

                  The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

                  After an amendment, supplement or waiver becomes effective, it shall bind every Noteholder, unless it makes a change described in any of clauses (1) through (8) of Section 8.02, in which case, the amendment, supplement or waiver shall bind only each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note; PROVIDED that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of and interest on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

Section 8.05.     NOTATION ON OR EXCHANGE OF NOTES.

                  If an amendment, supplement, or waiver changes the terms of a Note, the Trustee may request the Holder to deliver it to the Trustee. In such case, the Trustee shall place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determine, in exchange for the Note the Company shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment supplement or waiver.

Section 8.06.     TRUSTEE TO SIGN AMENDMENTS, ETC.

                  The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article 8 is authorized or permitted by this Indenture that all requisite consents have been obtained or that no consents are required and that such amendment, supplement or waiver constitutes the legal, valid and binding obligation of the Company and any Guarantors, enforceable in accordance with its terms (subject to customary exceptions). The Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which materially adversely affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

                                    ARTICLE 9

                       DISCHARGE OF INDENTURE; DEFEASANCE

Section 9.01.     SATISFACTION AND DISCHARGE OF INDENTURE.

                  This Indenture shall be discharged and shall cease to be of further effect (except those obligations referred to in the penultimate paragraph of this Section 9.01) and the Trustee, on written demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when either:

                  (a) all Notes theretofore authenticated and delivered (other than (i) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.07 and (ii) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation; or

                  (b) (i) either (A) pursuant to Article 3, the Company shall have given written notice to the Trustee and mailed a notice of redemption to each Holder of the redemption of all of the Notes under arrangements satisfactory to the Trustee for the giving of such notice or (B) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable; (ii) the Company has irrevocably deposited or caused to be deposited with the Trustee in trust for the purpose an amount of U.S. legal tender and/or U.S. Government Obligations sufficient to pay and discharge the entire Indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for the principal of, premium, if any, and interest to the date of such deposit; (iii) no Default or Event of Default with respect to this Indenture or the Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company is a party or by which it is bound; (iv) the Company has paid or caused to be paid all other sums payable hereunder by the Company;
         (v) the Company has delivered to the Trustee (A) irrevocable instructions to apply the deposited money toward payment of the Notes at the maturity thereof, and (B) an Officers' Certificate and an Opinion of Counsel each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with and that such satisfaction and discharge does not result in a default under the Senior Credit Facility (if then in effect) or any other agreement or instrument then known to such counsel which binds or affects the Company; and (vi) that from and after the time of deposit, the money deposited shall not be subject to the rights of holders of Senior Indebtedness pursuant to the provisions of Article 10 or to the rights of holders of Guarantor Senior Indebtedness pursuant to the provisions of Article 11.

                  Notwithstanding the foregoing paragraph, the Company's obligations in Article 2 and Sections 4.01, 4.07, 7.07, 9.05 and 9.06 shall survive until the Notes are no longer outstanding pursuant to the last paragraph of Section 2.08. After the Notes are no longer outstanding, the Company's obligations in Sections 7.07 and 9.06 shall survive.

                  After such delivery or irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Company's and each Guarantor's obligations under the Notes, the Guarantees and this Indenture except for those surviving obligations specified above.

Section 9.02. LEGAL DEFEASANCE.

                  (a) The Company and the Guarantors may, at the option of the Company, by a Board Resolution, at any time, elect to have this Section be applied to all outstanding Notes and any Guarantees upon compliance with the conditions set forth in Section 9.04.

                  (b) Upon the Company's exercise under paragraph (a) hereof of the option applicable to this paragraph (b), the Company and each Guarantor shall, subject to the satisfaction of the conditions set forth in Section 9.04, be deemed to have been discharged from their respective obligations with respect to all outstanding Notes and any Guarantees on the date the conditions set forth below are satisfied (hereinafter, "LEGAL DEFEASANCE"). For this purpose, Legal Defeasance means that the Company and each Guarantor shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes and any Guarantees, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 9.05 and the other Sections of this Indenture referred to in (i) and (ii) below, and to have satisfied all their other respective obligations under such Notes and this Indenture (and the Trustee, on written demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), and Holders and any amounts deposited under
Section 9.04 shall cease to be subject to any obligations to, or the rights of, any holder of Senior Indebtedness under Article 10 or otherwise or any holder of Guarantor Senior Indebtedness under Article 11 or otherwise, except for the following provisions, which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 9.05, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (ii) the Company's obligations with respect to such Notes under Article 2 and Section 4.07, (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and (iv) this Article 9. Subject to compliance with this Article 9, the Company may exercise its option under this Section 9.02 notwithstanding the prior exercise of its option under
Section 9.03 below with respect to the Notes.

Section 9.03.     COVENANT DEFEASANCE.

                  (a) The Company may, at its option by a resolution of the Board of Directors of the Company, at any time, elect to have this Section be applied to all outstanding Notes upon compliance with the conditions set forth in Section 9.04.

                  (b) Upon the Company's exercise under paragraph (a) hereof of the option applicable to this paragraph (b), the Company and each Guarantor shall, subject to the satisfaction of the conditions set forth in Section 9.04, be released from their respective obligations under the covenants contained in Sections 4.05, 4.08, 4.09 and 4.10 through 4.26, inclusive, and Article 5 with respect to the outstanding Notes and any Guarantees on and after the date the conditions set forth below are satisfied (hereinafter, "COVENANT DEFEASANCE"), and the Notes and any Guarantees shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder and Holders and any amounts deposited under Section 9.04 shall cease to be subject to any obligations to, or the rights of, any holder of Senior Indebtedness under Article 10 or otherwise or any holder of Guarantor Senior Indebtedness under Article 11 or otherwise. For this purpose, such Covenant Defeasance means that, with respect to the outstanding Notes and the Guarantees, the Company and each Guarantor may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event or Default under Section 6.01(c), but, except as specified above, the remainder of this Indenture, such Notes and any Guarantees shall be unaffected thereby. In addition, upon the Company's exercise under paragraph (a) above of the option applicable to this paragraph
(b), subject to the satisfaction of the conditions set forth in Section 9.04, Sections 6.01(c), 6.01(d) and 6.01(e) shall not constitute Events of Default.

Section 9.04.     CONDITIONS TO LEGAL DEFEASANCE OR COVENANT DEFEASANCE.

                  The following shall be the conditions to the application of either Section 9.02 or 9.03 to the outstanding Notes and any Guarantees:

                  In order to exercise either Legal Defeasance or Covenant
Defeasance:

                  (a) the Company must irrevocably deposit or cause to be irrevocably deposited with the Trustee, in trust, for the benefit of the Holders, U.S. legal tender or U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the Notes on the scheduled due dates therefore or on the applicable Redemption Date, as the case may be, PROVIDED that the Trustee shall have received an irrevocable written order from the Company instructing the Trustee to apply such U.S. legal tender or the proceeds of such U.S. government obligations to said payments with respect to the Notes;

                  (b) in the case of an election under Section 9.02, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

                  (c) in the case of an election under Section 9.03, the Company shall have delivered to the Trustee an Opinion of Counsel confirming that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

                  (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as Sections 6.01(f) and 6.01(g) are concerned, at any time in the period ending on the 91st day after the date of such deposit;

                  (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

                  (f) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company;

                  (g) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with;

                  (h) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that (i) the trust funds will not be subject to any rights of any holders of Senior Indebtedness or Guarantor Senior Indebtedness, including, without limitation, those arising hereunder, and (ii) assuming no intervening event of the type described in Sections 6.01(f) and 6.01(g) and that no Holder is an insider of the Company, after the 91st day following the deposit or, if longer, ending on the day following the expiration of the longest preference period under any Bankruptcy Law (it being understood that this condition should not be deemed to be satisfied until the expiration of such period) the trust funds will not be subject to the effect of any applicable Bankruptcy Law;

                  (i) such Legal Defeasance or Covenant Defeasance shall not cause the Trustee to have a conflicting interest for purposes of the TIA with respect to any securities of the Company; and

                  (j) the Company shall have delivered to the Trustee an Opinion of Counsel stating that, as a result of such Legal Defeasance or Covenant Defeasance, neither the trust nor the Trustee will be required to register as an investment company under the Investment Company Act of 1940, as amended.

Section 9.05.     APPLICATION OF TRUST MONEY.

                  All money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 9.01 or 9.04 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Holders of such Notes, of all sums due and to become due thereon in respect of principal, premium, if any, and accrued interest, but such money need not be segregated from other funds except to the extent required by law.

                  The Company shall pay and indemnify the Trustee and its officers, directors, agents and employees against any tax, fee or other charge imposed on or assessed against any U.S. Government Obligations deposited pursuant to Section 9.01 or 9.04 or the principal, premium, if any, and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

                  Anything in this Article 9 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon a written request of the Company in the form of an Officers' Certificate any money or U.S. Government Obligations held by it as provided in Section 9.01 or 9.04 which, in the opinion of a nationally-recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance, and thereupon shall be relieved from all liability with respect to such money.

Section 9.06.     REPAYMENT TO THE COMPANY.

                  Subject to Sections 9.01, 9.02, 9.03, 9.04, 9.05 and 9.07, the
Trustee and the Paying Agent shall promptly pay to the Company upon written request any excess U.S. legal tender or U.S. Government Obligations held by them at any time and thereupon shall be relieved from all liability with respect to such money. The Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal, premium, if any, or interest that remains unclaimed for two years; PROVIDED that the Trustee or such Paying Agent, before being required to make any payment, may at the expense of the Company cause to be published once in a newspaper of general circulation in the City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed, and that after a date specified therein which shall be at least 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Holders entitled to such money must look to the Company for payment as general creditors unless an applicable law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

Section 9.07.     REINSTATEMENT.

                  If the Trustee or Paying Agent is unable to apply any U.S. legal tender or U.S. Government Obligations in accordance with Section 9.01,
9.02 or 9.03 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's and each Guarantor's obligations under this Indenture, the Notes and the Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to this Article 9 until such time as the Trustee or Paying Agent is permitted to apply all such U.S. legal tender or U.S. Government Obligations in accordance with Section 9.01; PROVIDED, HOWEVER, that if the Company or the Guarantors have made any payment of principal of, premium, if any, or accrued interest on any Notes because of the reinstatement of their obligations, the Company and each such Guarantor shall be subrogated to the rights of the Holders of such Notes to receive such payment from the U.S. legal tender or U.S. Government Obligations held by the Trustee or Paying Agent.

                                   ARTICLE 10

                             SUBORDINATION OF NOTES

Section 10.01.    NOTES SUBORDINATE TO SENIOR INDEBTEDNESS.

                  The Company covenants and agrees, and the Trustee and each Holder by its acceptance of Notes likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article 10, the payment of all Obligations on the Notes by the Company are hereby expressly made subordinate and subject in right of payment as provided in this Article 10 to the prior indefeasible payment in full in cash of all Senior Indebtedness of the Company, whether outstanding on the Issue Date or thereafter incurred.

                  This Section 10.01 and the following Sections 10.02 through
10.11 shall constitute a continuing offer to all Persons who, in reliance on such provisions, become holders of or continue to hold Senior Indebtedness of the Company; and such provisions are made for the benefit of all the holders of Senior Indebtedness of the Company; and such holders are made obligees hereunder and they or each of them may enforce such provisions.

Section 10.02.    PAYMENT OVER OF PROCEEDS UPON DISSOLUTION, ETC.

                  In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Company or to its creditors, as such, or to its assets, whether voluntary or involuntary or (b) any liquidation, dissolution or other winding-up or other similar case or proceeding in connection therewith whether or not involving insolvency or bankruptcy, relative to the Company or to its creditors, as such, or to the Company's assets, whether voluntary or involuntary, or (c) any general assignment by the Company for the benefit of its creditors or (d) any other marshalling of assets or liabilities of the Company (except in connection with the merger or consolidation of the Company or its liquidation or dissolution following the transfer of all or substantially all of its assets, upon the terms and conditions permitted under the circumstances described under Section 5.01) (all of the foregoing events described in clauses (a) through (d) referred to herein individually as a "BANKRUPTCY PROCEEDING" and collectively as "BANKRUPTCY PROCEEDINGS"):

                  (1) the holders of Senior Indebtedness of the Company will be entitled to receive payment and satisfaction in full in cash of all amounts due on or in respect of all Senior Indebtedness of the Company before the Holders are entitled to receive any payment or distribution of any kind on account of the Notes (except that the Holders may receive payments of amounts previously deposited in trust in accordance with the defeasance provisions of this Indenture described under
         Article 9); and

                  (2) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, by set-off or otherwise, to which the Holders or the Trustee would be entitled but for the provisions of this Article 10 shall be paid by the liquidating trustee or agent or other Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Senior Indebtedness held or represented by each, to the extent necessary to make payment in full in cash of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and

                  (3) in the event that, notwithstanding the foregoing provisions of this Section 10.02, the Trustee or any Holder shall have received any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, including, without limitation, by way of set-off or otherwise, in respect of the principal of, premium, if any, and interest on the Notes before all Senior Indebtedness is indefeasibly paid in full, then and in such event such payment or distribution shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of the Company for application to the payment of all such Senior Indebtedness remaining unpaid, to the extent necessary to pay all Senior Indebtedness in full in cash or, as acceptable to the holders of such Senior Indebtedness, any other manner, after giving effect to any concurrent payment or distribution, to or for the holders of such Senior Indebtedness.

                  The consolidation of the Company with, or the merger of the Company with or into, another Person or the liquidation or dissolution of the Company following the conveyance, transfer or lease of its properties and assets substantially as an entirety to another Person upon the terms and conditions set forth in Article 5 shall not be deemed a dissolution, winding-up, liquidation, reorganization, assignment for the benefit of creditors or marshaling of assets and liabilities of the Company for the purposes of this Article 10 if the Person formed by such consolidation or the surviving entity of such merger or the Person which acquires by conveyance, transfer or lease such properties and assets substantially as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance, transfer or lease, comply with the conditions set forth in such Article 5.

Section 10.03.    SUSPENSION OF PAYMENT WHEN SENIOR INDEBTEDNESS IN DEFAULT.

                  (a) Unless Section 10.02 shall be applicable, upon the occurrence of a Payment Default on Designated Senior Indebtedness, no payment or distribution (other than a payment or distribution of amounts previously deposited in trust in accordance with the defeasance provisions described under
Article 9) of any kind or character (including, without limitation, cash, property and any payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of the Notes by the Company) may be made by or on behalf of the Company or any Restricted Subsidiary, including, without limitation, by way of set-off or otherwise, for or on account of the Notes, or for or on account of the purchase, redemption or other acquisition of any Notes, and neither the Trustee nor any holder or owner of any Notes shall take or receive from the Company or any Restricted Subsidiary, directly or indirectly in any manner, payment in respect of all or any portion of Notes commencing on the date of receipt by the Trustee of written notice from the representative of the holders of Designated Senior Indebtedness (the "Representative") of the occurrence of such Payment Default, and in any such event, such prohibition shall continue until such Payment Default is cured, waived in writing or otherwise ceases to exist. At such time as the prohibition set forth in the preceding sentence shall no longer be in effect, subject to the provisions of the following paragraph, the Company shall resume making any and all required payments in respect of the Notes, including any missed payments.

                  (b) Unless Section 10.02 shall be applicable, upon the occurrence of a Non-Payment Event of Default on Designated Senior Indebtedness, no payment or distribution (other than a payment or distribution of amounts previously deposited in trust in accordance with the defeasance provisions described under Article 9) of any kind or character (including, without limitation, cash, property and any payment or distribution that may be payable or deliverable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of the Notes by the Company) may be made by the Company or any Restricted Subsidiary, including, without limitation, by way of set-off or otherwise, for or on account of the Notes, or for or on account of the purchase, redemption or other acquisition of any Notes, and neither the Trustee nor any holder or owner of any Notes shall take or receive from the Company or any Restricted Subsidiary, directly or indirectly in any manner, payment in respect of all or any portion of the Notes for a period (a "PAYMENT BLOCKAGE PERIOD") commencing on the date of receipt by the Trustee of written notice from the Representative of such Non-Payment Event of Default unless and until (subject to any blockage of payments that may then be in effect under the preceding paragraph) the earliest of

                  (1) more than 179 days shall have elapsed since receipt of such written notice by the Trustee,

                  (2) such Non-Payment Event of Default shall have been cured or waived in writing or otherwise shall have ceased to exist or such Designated Senior Indebtedness shall have been paid in full, or

                  (3) such Payment Blockage Period shall have been terminated by written notice to the Company or the Trustee from such Representative,

after which, in the case of clause (1), (2) or (3), the Company shall resume making any and all required payments in respect of the Notes, including any missed payments. Notwithstanding any other provision of this Indenture, in no event shall a Payment Blockage Period commenced in accordance with the provisions of this Indenture described in this paragraph extend beyond 179 days from the date of the receipt by the Trustee of the notice referred to above (the "INITIAL BLOCKAGE PERIOD"). Any number of additional Payment Blockage Periods may be commenced during the Initial Blockage Period; PROVIDED, HOWEVER, that no such additional Payment Blockage Period shall extend beyond the Initial Blockage Period. After the expiration of the Initial Blockage Period, no

Payment Blockage Period may be commenced until at least 180 consecutive days have elapsed from the last day of the Initial Blockage Period. Notwithstanding any other provision of this Indenture, no Non-Payment Event of Default with respect to Designated Senior Indebtedness that existed or was continuing on the date of the commencement of any Payment Blockage Period initiated by the Representative shall be, or be made, the basis for the commencement of a second Payment Blockage Period initiated by the Representative, whether or not within the Initial Blockage Period, unless such Non-Payment Event of Default shall have been cured or waived for a period of not less than 90 consecutive days.

                  (c) In the event that, notwithstanding the foregoing, the Trustee or any holder of Notes receives any payment or distribution of assets of the Company of any kind, whether in cash, property or securities, including, without limitation, by way of set-off or otherwise, in respect of the Notes before all Senior Indebtedness of the Company is paid and satisfied in full in cash, then such payment or distribution (other than a payment or distribution of amounts previously deposited in trust in accordance with the defeasance provisions described under Article 9) will be held by the recipient in trust for the benefit of holders of Senior Indebtedness and will be immediately paid over or delivered to the holders of Senior Indebtedness or their representative or representatives to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution, or provision therefor, to or for the holders of Senior Indebtedness.

Section 10.04.    TRUSTEE'S RELATION TO SENIOR INDEBTEDNESS.

                  The Trustee and any agent of the Company or the Trustee shall be entitled to all the rights set forth in this Article 10 with respect to any Senior Indebtedness which may at any time be held by it in its individual or any other capacity to the same extent as any other holder of Senior Indebtedness and nothing in this Indenture shall deprive the Trustee or any such agent of any of its rights as such holder.

                  With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article 10, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and the Trustee shall not be liable to any holder of Senior Indebtedness if it shall mistakenly pay over or deliver to Holders, the Company or any other person moneys or assets to which any holder of Senior Indebtedness shall be entitled by virtue of this Article 10 or otherwise. Nothing in this Section 10.04 shall affect the obligation of any other such Person receiving such payment or distribution from the Trustee or any other Agent to hold such payment for the benefit of, and to pay such payment over to, the holders of Senior Indebtedness.

Section 10.05.    SUBROGATION.

                  Upon the payment in full of all Senior Indebtedness, the Holders shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to the Senior Indebtedness until the principal of, premium, if any and interest on the Notes shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness of any cash, property or securities to which the Holders or the Trustee would be entitled except for the provisions of this Article 10, and no payments pursuant to the provisions of this Article 10 to the holders of Senior Indebtedness by Holders or the Trustee, shall, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders, be deemed to be a payment or distribution by the Company to or on account of the Senior Indebtedness.

                  If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Article 10 shall have been applied, pursuant to the provisions of this Article 10, to the payment of all amounts payable under the Senior Indebtedness of the Company, then and in such case the Holders shall be entitled to receive from the holders of such Senior Indebtedness at the time outstanding any payments or distributions received by such holders of such Senior Indebtedness in excess of the amount sufficient to pay all amounts payable under or in respect of such Senior Indebtedness in full in cash.

Section 10.06.    PROVISIONS SOLELY TO DEFINE RELATIVE RIGHTS.

                  The provisions of this Article 10 are and are intended solely for the purpose of defining the relative rights of the Holders on the one hand and the holders of Senior Indebtedness on the other hand. Nothing contained in this Article 10 or elsewhere in this Indenture or in the Notes is intended to or shall (a) impair, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders, the obligation of the Company, which is absolute and unconditional, to pay to the Holders the principal of, premium, if any, and interest on the Notes as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against the Company of the Holders and creditors of the Company other than the holders of Senior Indebtedness; or (c) prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon a Default or an Event of Default under this Indenture, subject to the rights, if any, under this Article 10 of the holders of Senior Indebtedness (1) in any case, proceeding, dissolution, liquidation or other winding-up, assignment for the benefit of creditors or other marshaling of assets and liabilities of the Company referred to in Section 10.02, to receive, pursuant to and in accordance with such section, cash, property and securities otherwise payable or deliverable to the Trustee or such Holder, or (2) under the conditions specified in Section 10.03, to prevent any payment prohibited by such section or enforce their rights pursuant to Section 10.03(c).

                  The failure to make a payment on account of principal of, premium, if any, or interest on the Notes by reason of any provision of this
Article 10 shall not be construed as preventing the occurrence of a Default or an Event of Default hereunder.

Section 10.07.    TRUSTEE TO EFFECTUATE SUBORDINATION.

                  Each Holder of a Note by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article 10 and appoints the Trustee his attorney-in-fact for any and all such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of the Company whether in bankruptcy, insolvency, receivership proceedings, or otherwise, the timely filing of a claim for the unpaid balance of the indebtedness of the Company owing to such Holder in the form required in such proceedings.

Section 10.08.    NO WAIVER OF SUBORDINATION PROVISIONS.

                  (a) No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

                  (b) Without limiting the generality of paragraph (a) of this Section, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders, without incurring responsibility to the Holders and without impairing or releasing the subordination provided in this Article 10 or the obligations hereunder of the Holders to the holders of Senior Indebtedness, do any one or more of the following: (1) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (2) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (3) release any Person liable in any manner for the collection or payment of Senior Indebtedness; and (4) exercise or refrain from exercising any rights against the Company and any other Person; PROVIDED, HOWEVER, that in no event shall any such actions limit the right of the Holders to take any action to accelerate the maturity of the Notes pursuant to Article 6 or to pursue any rights or remedies hereunder or under applicable laws if the taking of such action does not otherwise violate the terms of this Indenture.

Section 10.09.    NOTICE TO TRUSTEE.

                  (a) The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee at its Corporate Trust Office in respect of the Notes. Notwithstanding the provisions of this Article 10 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Notes, unless and until the Trustee shall have received written notice thereof from the Company or a holder of Senior Indebtedness or from any trustee, fiduciary or agent therefor; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of this Section 10.09, shall be entitled in all respects to assume that no such facts exist; PROVIDED, HOWEVER, that if the Trustee shall not have received the notice provided for in this Section 10.09 at least two Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose under this Indenture (including, without limitation, the payment of the principal of, premium, if any, or interest on any Note), then, anything herein contained to the contrary notwithstanding but without limiting the rights and remedies of the holders of Senior Indebtedness or any trustee, fiduciary or agent therefor, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within two Business Days prior to such date; nor shall the Trustee be charged with knowledge of the curing of any such default or the elimination of the act or condition preventing any such payment unless and until the Trustee shall have received an Officers' Certificate to such effect.

                  (b) In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article 10, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article 10, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

Section 10.10.    RELIANCE ON JUDICIAL ORDER OR CERTIFICATE OF LIQUIDATING
                  AGENT.

                  Upon any payment or distribution of assets of the Company referred to in this Article 10, the Trustee, subject to the provisions of
Section 7.01, and the Holders shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding-up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10.

Section 10.11.    NO SUSPENSION OF REMEDIES.

                  Nothing contained in this Article 10 shall limit the right of the Trustee or the Holders to take any action to accelerate the maturity of the Notes pursuant to Article 6 or to pursue any rights or remedies hereunder or under applicable law, subject to the rights, if any, under this Article 10 of the holders, from time to time, of Senior Indebtedness.

                                   ARTICLE 11

                               GUARANTEE OF NOTES

Section 11.01.    GUARANTEE.

                  Subject to the provisions of this Article 11, each Guarantor, by execution of a Guarantee will, jointly and severally unconditionally guarantee on a senior subordinated basis to each Holder and to the Trustee, on behalf of the Holders, (i) the due and punctual payment of the principal of, and premium, if any, and interest on each Note, when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest (including Additional Interest, if any) on the overdue principal of, and premium, if any, and interest on the Notes, to the extent lawful, and the due and punctual payment of all other Obligations of the Company to the Holders or the Trustee (including without limitation amounts due to the Trustee under Section 7.07) all in accordance with the terms of such Note and this Indenture, and (ii) in the case of any extension of time of payment or renewal of any Notes or any of such other Obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, at stated maturity, by acceleration or otherwise. Each Guarantor, by execution of a Guarantee, will, agree that its obligations hereunder shall be absolute and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of any such Note or this Indenture, any failure to enforce the provisions of any such Note or this Indenture, any waiver, modification or indulgence granted to the Company with respect thereto by the Holder of such Note or the Trustee, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or such Guarantor.

                  Each Guarantor, by execution of a Guarantee, will waive diligence, presentment, demand for payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to any such Note or the Indebtedness evidenced thereby and all demands whatsoever, and will covenant that the Guarantee will not be discharged as to any such Note except by payment in full of the principal thereof, premium, if any, and interest thereon as provided in Section 9.01. Each Guarantor, by execution of a Guarantee, will further agree that, as between such Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Obligations as provided in Article 6, such Obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of this Guarantee. In addition, without limiting the foregoing provisions, upon the effectiveness of an acceleration under Article 6, the Trustee shall promptly make a demand for payment on the Notes under the Guarantee provided for in this Article 11 and not discharged. Failure to make such a demand shall not affect the validity or enforceability of the Guarantee upon any Guarantor.

                  A Guarantee shall not be valid or become obligatory for any purpose with respect to a Note until the certificate of authentication on such Note shall have been signed by or on behalf of the Trustee.

                  A Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation or reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company's assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes, whether as a "voidable preference," "fraudulent transfer" or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

                  No stockholder, member, officer, director, employee or incorporator, past, present or future, of any Guarantor, as such, shall have any personal liability under this Guarantee by reason of his, her or its status as such stockholder, member, officer, director, employee or incorporator.

                  A Guarantor, by execution of a Guarantee, will have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under such Guarantee.

Section 11.02.    EXECUTION AND DELIVERY OF GUARANTEE.

                  A Guarantee shall be executed by either manual or facsimile signature (promptly followed by the original signature page) of an Officer or an Officer of a general partner, as the case may be, of such Guarantor.

                  If an officer of a Guarantor whose signature is on the Guarantee no longer holds that office, such Guarantor's Guarantee shall be valid nevertheless.

Section 11.03.    LIMITATION OF GUARANTEE.

                  Each Guarantor, and by its acceptance hereof each Holder and the Trustee, hereby confirms that it is the intention of all such parties that the Guarantee does not constitute a fraudulent transfer or conveyance for purposes of Title 11 of the United States Code, as amended, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar U.S. Federal or state law. To effectuate the foregoing intention, each Holder, the Trustee and each Guarantor hereby irrevocably agree that the obligations of a Guarantor under its Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor, and after giving effect to any collections from or payments made by or on behalf of such Guarantor in respect of the obligations of such Guarantor pursuant to this Article 11, result in the obligations of such Guarantor not constituting such a fraudulent transfer or conveyance.

Section 11.04.    ADDITIONAL GUARANTORS.

                  Any Person may become a Guarantor by executing and delivering to the Trustee (a) a supplemental indenture in form and substance satisfactory to the Trustee, which subjects such Person to the provisions of this Indenture as a Guarantor, and (b) an Opinion of Counsel to the effect that such supplemental indenture has been duly authorized and executed by such Person and constitutes the legal, valid, binding and enforceable obligation of such Person (subject to such customary exceptions concerning fraudulent conveyance laws, creditors' rights and equitable principles as may be acceptable to the Trustee in its discretion).

Section 11.05.    RELEASE OF GUARANTOR.

                  A Guarantor shall be released from all of its obligations under its Guarantee if:

                  (i) the Guarantor has sold all or substantially all of its assets or the Company and the Restricted Subsidiaries have sold all of the Capital Stock of the Guarantor owned by them, in each case in a transaction in compliance with the terms of this Indenture (including Sections 4.13, 4.17, 4.24 and 5.01);

                  (ii) the Guarantor merges with or into or consolidates with, or transfers all or substantially all of its assets to, the Company or another Guarantor in a transaction in compliance with the terms of this Indenture (including Section 5.01); or

                  (iii) the Guarantor is designated an Unrestricted Subsidiary in compliance with the terms of this Indenture (including Section 4.11);

and in each such case, such Guarantor has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to such transactions have been complied with and that such release is authorized and permitted hereunder.

                  The Trustee shall execute any documents reasonably requested by the Company or a Guarantor in order to evidence the release of such Guarantor from its obligations under its Guarantee endorsed on the Notes and under this
Article 11.

Section 11.06.    SUBORDINATION OF SUBROGATION AND OTHER RIGHTS; SUBROGATION.

                  Each Guarantor hereby agrees that any claim against the Company that arises from the payment, performance or enforcement of such Guarantor's obligations under the Guarantee or this Indenture, including, without limitation, any right of subrogation, shall be subject and subordinate to, and no payment with respect to any such claim of such Guarantor shall be made before, the payment in full in cash of all outstanding Senior Indebtedness and Guarantor Senior Indebtedness in accordance with the provisions provided therefor in this Indenture.

Section 11.07. GUARANTEE OBLIGATIONS SUBORDINATED TO GUARANTOR SENIOR INDEBTEDNESS.

                  Each Guarantor, by execution of a Guarantee, will covenant and agree, and each Holder, by its acceptance thereof, will likewise covenant and agree, that to the extent and in the manner hereinafter set forth in this
Article 11, the Indebtedness represented by the Guarantee and the payment of the principal of, premium, if any, and interest on the Notes pursuant to the Guarantee by such Guarantor are hereby expressly made subordi-nate and subject in right of payment as provided in this Article 11 to the prior indefeasible payment and satisfaction in full in cash of all existing and future Guarantor Senior Indebtedness of such Guarantor.

                  This Section 11.07 and the following Sections 11.08 through
11.16 shall constitute a continuing offer to all Persons who, in reliance upon such provisions, become holders of or continue to hold Guarantor Senior Indebtedness of any Guarantor; and such provisions are made for the benefit of the holders of Guarantor Senior Indebtedness of each Guarantor; and such holders are made obligees hereunder and they or each of them may enforce such provisions.

Section 11.08. PAYMENT OVER OF PROCEEDS UPON DISSOLUTION, ETC., OF A GUARANTOR.

                  In the event of:

               (1) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, arrangement, reorganization or other similar case or proceeding in connection therewith, relative to a Guarantor or to its creditors, as such, or to its assets, whether voluntary or involuntary; or

               (2) any liquidation, dissolution or other winding-up or other similar case or proceeding in connection therewith whether or not involving insolvency or bankruptcy, relative to a Guarantor or to its creditors, as such, or to such Guarantor's assets, whether voluntary or involuntary; or

               (3) any general assignment for the benefit of creditors of a Guarantor; or

               (4) any other marshaling of assets or liabilities of a Guarantor (except in connection with the merger or consolidation of a Guarantor or its liquidation or dissolution following the transfer of substantially all of its assets, upon the terms and conditions permitted under the circumstances described under Section 5.01).

(all of the foregoing events described in clauses (1) through (4) referred to herein individually as a "GUARANTOR BANKRUPTCY PROCEEDING" and collectively as "GUARANTOR BANKRUPTCY PROCEEDINGS"), the holders of Guarantor Senior Indebtedness will be entitled to receive payment and satisfaction in full in cash of all amounts due on or in respect of all Guarantor Senior Indebtedness before the Holders are entitled to receive or retain any payment or distribution of any kind on account of the Notes (except that Holders may receive payments of amounts previously deposited in trust in accordance with the defeasance provisions of this Indenture described under Article 9).

                Any payment or distribution of assets of a Guarantor of any kind or character, whether in cash, property or securities, by set-off or otherwise, to which the Holders or the Trustee would be entitled but for the provisions of this Article 11 shall be paid by the liquidating trustee or agent or other Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Guarantor Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Guarantor Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Guarantor Senior Indebtedness held or represented by each, to the extent necessary to make payment in full in cash of all Guarantor Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Guarantor Senior Indebtedness.

                In the event that, notwithstanding the foregoing, the Trustee or any Holder receives any payment or distribution of assets of a Guarantor of any kind, whether in cash, property or securities, including, without limitation, by way of set-off or otherwise, in respect of the Notes before all Guarantor Senior Indebtedness of a Guarantor is paid and satisfied in full in cash, then such payment or distribution will be held by the recipient in trust for the benefit of holders of Guarantor Senior Indebtedness and will be immediately paid over or delivered to the holders of Guarantor Senior Indebtedness or their representative or representatives to the extent necessary to make payment in full of all Guarantor Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution, or provision therefor, to or for the holders of Guarantor Senior Indebtedness.

                  The consolidation of a Guarantor with, or the merger of a Guarantor with or into, another Person or the liquidation or dissolution of a Guarantor following the conveyance, transfer or lease of its properties and assets substantially as an entirety to another Person upon the terms and conditions set forth in Article 5 shall not be deemed a dissolution, winding-up, liquidation, reorganization, assignment for the benefit of creditors or marshaling of assets and liabilities of a Guarantor for the purposes of this
Article 11 if the Person formed by such consolidation or the surviving entity of such merger or the Person which acquires by conveyance, transfer or lease such properties and assets substantially as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance, transfer or lease, comply with the conditions set forth in Article 5.

Section 11.09. SUSPENSION OF GUARANTEE OBLIGATIONS WHEN GUARANTOR SENIOR INDEBTEDNESS IN DEFAULT.
                ---------------------------------------------------------------
                (a) Unless Section 11.08 shall be applicable, upon the occurrence of a Payment Default on Designated Senior Indebtedness, no payment or distribution (other than a payment or distribution of amounts previously deposited in trust in accordance with the defeasance provisions described under
Article 9) of any kind or character (including, without limitation, cash, property and any payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of such Guarantor being subordinated to the payment of its Obligations on its Guarantee) may be made by or on behalf of such Guarantor or any Restricted Subsidiary of such Guarantor, including, without limitation, by way of set-off or otherwise, for or on account of its Obligations on its Guarantee or for or on account of the purchase or redemption or other acquisition of its Obligations under its Guarantee, and neither the Trustee nor any holder or owner of any Notes shall take or receive from any Guarantor or any Restricted Subsidiary of such Guarantor, directly or indirectly in any manner, payment in respect of all or any portion of its Obligations on its Guarantee commencing on the date of receipt by the Trustee of written notice from the representative of the holders of Designated Senior Indebtedness which constitutes Guarantor Senior Indebtedness (the "GUARANTOR REPRESENTATIVE") of the occurrence of such Payment Default, and in any such event, such prohibition shall continue until such Payment Default is cured, waived in writing or otherwise ceases to exist. At such time as the prohibition set forth in the preceding sentence shall no longer be in effect, subject to the provisions of the following paragraph, such Guarantor shall resume making any and all required payments in respect of its Obligations under its Guarantee, including any missed payments.

                (b) Unless Section 11.08 shall be applicable, upon the occurrence of a Non-Payment Event of Default on Designated Senior Indebtedness which constitutes Guarantor Senior Indebtedness, no payment or distribution (other than a payment or distribution of amounts previously deposited in trust in accordance with the defeasance provisions described under Article 9) of any kind or character (including, without limitation, cash, property and any payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of such Guarantor being subordinated to the payment of its Obligations on its Guarantee) may be made by such Guarantor or any Restricted Subsidiary of such Guarantor, including, without limitation, by way of set-off or otherwise, for or on account of its Obligations under its Guarantee, or for or on account of the purchase or redemption or other acquisition of its Obligations under its Guarantee, and neither the Trustee nor any holder or owner of any Notes shall take or receive from such Guarantor or any Restricted Subsidiary of such Guarantor, directly or indirectly in any manner, payment in respect of or for any portion of its Obligations under its Guarantee for a period (a "GUARANTOR PAYMENT BLOCKAGE PERIOD") commencing on the date of receipt by the Trustee of written notice from the Guarantor Representative of such Non-Payment Event of Default unless and until (subject to any blockage of payments that may then be in effect under the preceding paragraph) the earliest of

                      (1) more than 179 days shall have elapsed since receipt of such written notice by the Trustee,

                      (2) such Non-Payment Event of Default shall have been
                  cured or waived in writing or shall have ceased to exist or such Designated Senior Indebtedness which constitutes Guarantor Senior Indebtedness shall have been paid in full or

                      (3) such Guarantor Payment Blockage Period shall have been terminated by written notice to such Guarantor or the Trustee from such Guarantor Representative after which, in the case of clause (1), (2) or (3), such Guarantor shall resume making any and all required payments in respect of its Obligations under its Guarantee, including any missed payments. Notwithstanding any other provision of this Indenture, in no event shall a Guarantor Payment Blockage Period commenced in accordance with the provisions of this Section 11.09(b) extend beyond 179 days from the date of the receipt by the Trustee of the notice referred to above (the "INITIAL GUARANTOR BLOCKAGE PERIOD"). Any number of additional Guarantor Payment Blockage Periods may be commenced during the Initial Guarantor Blockage Period; PROVIDED, HOWEVER, that no such additional Guarantor Payment Blockage Period shall extend beyond the Initial Guarantor Blockage Period. After the expiration of the Initial Guarantor Blockage Period, no Guarantor Payment Blockage Period may be commenced until at least 180 consecutive days have elapsed from the last day of the Initial Guarantor Blockage Period. Notwithstanding any other provision of this Indenture, no Non-Payment Event of Default with respect to Designated Senior Indebtedness which constitutes Guarantor Senior Indebtedness that existed or was continuing on the date of the commencement of any Guarantor Payment Blockage Period initiated by the Guarantor Representative shall be, or be made, the basis for the commencement of a second Guarantor Payment Blockage Period initiated by the Guarantor Representative, whether or not within the Initial Guarantor Blockage Period, unless such Non-Payment Event of Default shall have been cured or waived for a period of not less than 90 consecutive days.

                  (c) In the event that, notwithstanding the foregoing, the Trustee or the holder of Notes receives any payment or distribution of assets of a Guarantor of any kind, whether in cash, property or securities, including, without limitation, by way of set-off or otherwise, in respect of such Guarantor's Obligations under its Guarantee before all Senior Indebtedness which constitutes Guarantor Senior Indebtedness is paid and satisfied in full in cash, then such payment or distribution (other than a payment or distribution of amounts previously deposited in trust in accordance with the defeasance provisions described under Article 9) will be held by the recipient in trust for the benefit of holders of such Senior Indebtedness and will be immediately paid over or delivered to the holders of such Senior Indebtedness or their representative or representatives to the extent necessary to make payment in full of all such Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution, or provision therefor, to or for holders of such Senior Indebtedness.

Section 11.10.    TRUSTEE'S RELATION TO GUARANTOR SENIOR INDEBTEDNESS.

                  The Trustee and any Paying Agent shall be entitled to all the rights set forth in this Article 11 with respect to any Guarantor Senior Indebtedness which may at any time be held by it in its individual or any other capacity to the same extent as any other holder of Guarantor Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee or any Paying Agent of any of its rights as such holder. Nothing in this Article 11 shall apply to claims of, or payments to, the Trustee for its compensation owing pursuant to and in accordance with the first sentence of Section 7.07.

                  With respect to the holders of Guarantor Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article 11, and no implied covenants or obligations with respect to the holders of Guarantor Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Guarantor Senior Indebtedness and the Trustee shall not be liable to any holder of Guarantor Senior Indebtedness (other than for its willful misconduct or gross negligence) if it shall in good faith mistakenly pay over or deliver to the Holders, the Company or any other Person moneys or assets to which any holder of Guarantor Senior Indebtedness shall be entitled by virtue of this Article 11 or otherwise. Nothing in this Section 11.10 shall affect the obligation of any other such Person, the Company, or the Holders to hold such money or assets for the benefit of, and to pay such money or assets over to, the holders of the Guarantor Senior Indebtedness or their applicable representative or representatives.

Section 11.11.    SUBROGATION TO RIGHTS OF HOLDERS OF GUARANTOR SENIOR
                  INDEBTEDNESS.

                  Upon the payment in full of all amounts payable under or in respect of all Guarantor Senior Indebtedness of a Guarantor, the Holders shall be subrogated to the rights of the holders of such Guarantor Senior Indebtedness to receive payments and distributions of cash, property and securities of such Guarantor made on such Guarantor Senior Indebtedness until all amounts due to be paid under the Guarantee shall be paid in full. For the purposes of such subrogation, no payments or distributions to holders of Guarantor Senior Indebtedness of any cash, property or securities to which Holders would be entitled except for the provisions of this Article 11 and no payments over pursuant to the provisions of this Article 11 to holders of Guarantor Senior Indebtedness by Holders, shall, as among each Guarantor, its creditors other than holders of Guarantor Senior Indebtedness and the Holders, be deemed to be a payment or distribution by such Guarantor to or on account of such Guarantor Senior Indebtedness.

                  If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Article 11 shall have been applied, pursuant to the provisions of this Article 11, to the payment of all amounts payable under Guarantor Senior Indebtedness, then and in such case, the Holders shall be entitled to receive from the holders of such Guarantor Senior Indebtedness at the time outstanding any payments or distributions received by such holders of Guarantor Senior Indebtedness in excess of the amount sufficient to pay all amounts payable under or in respect of such Guarantor Senior Indebtedness in full in cash.

Section 11.12. GUARANTEE SUBORDINATION PROVISIONS SOLELY TO DEFINE RELATIVE RIGHTS.

                  The subordination provisions of this Article 11 are and are intended solely for the purpose of defining the relative rights of the Holders on the one hand and the holders of Guarantor Senior Indebtedness on the other hand. Nothing contained in this Article 11 or elsewhere in this Indenture or in the Notes is intended to or shall (a) impair, as among each Guarantor, its creditors other than holders of its Guarantor Senior Indebtedness and the Holders, the obligation of such Guarantor, which is absolute and unconditional, to make payments to the Holders in respect of its Obligations on its Guarantee in accordance with its terms; or (b) affect the relative rights against such Guarantor of the Holders and creditors of such Guarantor other than the holders of the Guarantor Senior Indebtedness; or (c) prevent any Holder from exercising all remedies otherwise permitted by applicable law upon a Default or an Event of Default under this Indenture, subject to the rights, if any, under this Article 11 of the holders of Guarantor Senior Indebtedness (1) in any case, proceeding, dissolution, liquidation or other winding-up, assignment for the benefit of creditors or other marshaling of assets and liabilities of any Guarantor referred to in Section 11.08, to receive, pursuant to and in accordance with such Section, cash, property and securities otherwise payable or deliverable to such Holder, or (2) under the conditions specified in Section 11.09, to prevent any payment prohibited by such Section or enforce their rights pursuant to
Section 11.09(c).

                  The failure by any Guarantor to make a payment in respect of its obligations on its Guarantee by reason of any provision of this Article 11 shall not be construed as preventing the occurrence of a Default or an Event of Default hereunder.

Section 11.13.    TRUSTEE TO EFFECTUATE SUBORDINATION.

                  Each Holder by his acceptance of a Guarantee agrees to be bound by such provisions and authorizes and directs the Trustee, on his behalf, to take such action as may be necessary or appropriate to effectuate the subordination provisions in this Article 11 and appoints the Trustee his attorney-in-fact for any and all such purposes, including, in the event of any Guarantor Bankruptcy Proceeding or other dissolution, winding-up, liquidation or reorganization of a Guarantor whether in bankruptcy, insolvency, receivership proceedings, or otherwise, the prompt and timely filing of a claim for the unpaid balance of the indebtedness of such Guarantor owing to such Holder in the form required in such proceedings and the causing of such claim to be approved. If the Trustee does not file such a claim prior to 30 days before the expiration of the time to file such a claim, the holders of Guarantor Senior Indebtedness, or any Guarantor Representative, may, and hereby are authorized to, file such a claim on behalf of Holders of the applicable Notes.

Section 11.14.    NOTICE TO TRUSTEE.

                  (a) The Company or any Guarantor shall give prompt written notice to a Responsible Officer of the Trustee of any fact known to the Company or any such Guarantor which would prohibit the making of any payment to or by the Trustee at its Corporate Trust Office in respect of the Guarantees pursuant to the provisions of this Article 11. Notwithstanding the provisions of this
Article 11 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Guarantees, unless and until the Trustee shall have received written notice thereof from the Company or a holder of Guarantor Senior Indebtedness or from any trustee, fiduciary, representative, or agent therefor no later than two Business Days prior to such payment; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of this Section 11.14, and subject to the provisions of Sections 7.01 and 7.02, shall be entitled in all respects to assume that no such facts exist; PROVIDED, HOWEVER, that if the Trustee shall not have received the notice referred to in this Section 11.14 at least one Business Day prior to the date upon which by the terms hereof any such payment may become payable for any purpose under this Indenture (including, without limitation, the payment of the principal of, premium, if any, or interest on any
Note), then, anything herein contained to the contrary notwithstanding but without limiting the rights and remedies of the holders of Guarantor Senior Indebtedness or any trustee, fiduciary, representative, or agent therefor as against the Holders or any other Person, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it less than one Business Day prior to such date; nor shall the Trustee be charged with knowledge of the curing of any such applicable default in respect of Designated Senior Indebtedness or the elimination of the act or condition preventing any such payment unless and until the Trustee shall have received an Officers' Certificate to such effect (subject to the rights of the holders of the Designated Senior Indebtedness under Section 11.09). Nothing contained in this Section 11.14 shall limit the right of holders of Senior Indebtedness to recover payments as contemplated by Section 11.08. The Trustee shall be entitled to rely upon the delivery to it of a written notice by a Person representing himself or itself to be a holder of any Senior Indebtedness (or a trustee on behalf of, or other representative of, such holder) to establish that such notice has been given by a holder of such Senior Indebtedness or a trustee or representative on behalf of any such holder.

                  (b) Subject to the provisions of Section 7.01, the Trustee shall be entitled to rely (to the extent reasonable and in good faith) on the delivery to it of a written notice to the Trustee and the Company or a

Guarantor by a Person representing itself to be a holder of Guarantor Senior Indebtedness (or a trustee, fiduciary, representative, or agent therefor) for purposes of establishing that such notice actually has been given by a holder of Guarantor Senior Indebtedness (or a trustee, fiduciary, representative, or agent therefor); PROVIDED, HOWEVER, that failure to give such notice to the Company or a Guarantor shall not affect in any way the ability of the Trustee to rely on such notice. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Guarantor Senior Indebtedness to participate in any payment or distribution pursuant to this Article 11, the Trustee may request such Person to furnish evidence not unsatisfactory to the Trustee as to the amount of Guarantor Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article 11, and if such evidence is not furnished, the Trustee, acting in good faith, may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

Section 11.15.    APPLICATION OF CERTAIN ARTICLE 11 PROVISIONS.

                  The provisions of Sections 10.08, 10.10 and 10.11 shall apply, MUTATIS MUTANDIS, to each Guarantor and their respective holders of Guarantor Senior Indebtedness and the rights, duties and obligations set forth therein shall govern the rights, duties and obligations of each Guarantor, the holders of Guarantor Senior Indebtedness and the Holders with respect to the Guarantee and all references therein to Article 10 shall mean this Article 11.

                                   ARTICLE 12

                                  MISCELLANEOUS

Section 12.01.    TIA CONTROLS.

                  If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

Section 12.02.    NOTICES.

                  Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by telecopier, by overnight express service or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

                  If to the Company :

                           Aavid Thermal Technologies, Inc.
                           One Eagle Square

                           Suite 509
                           Concord, New Hampshire 03301
                           Attention:  General Counsel
                           Tel:  (603) 224-6191
                           Fax:  (603) 224-6673

                  Copy to:

                           Fulbright & Jaworski
                           666 Fifth Avenue
                           New York, NY  10103
                           Attention:  Roy L. Goldman
                           Tel:  (212) 318-3000
                           Fax:  (212) 752-5958

                                     and

                           Bartlit, Beck, Herman, Palenchar & Scott
                           511 16th Street, Suite 700

                           Denver, CO 80202
                           Attention:  Polly Swartzfager
                           Tel:  (303) 592-3100
                           Fax:  (303) 592-3140

                  If to the Trustee:

                           Bankers Trust Company
                           Four Albany Street
                           New York, New York  10006
                           Attention:  Susan Johnson

                        Corporate Trust and Agency Group:

                                      Corporate Marketing Services

                           Tel:  (212) 250-6569/6702
                           Fax:  (212) 250-6961

                  The Company, any Guarantor or the Trustee by written notice to the others may designate additional or different addresses for subsequent notices or communications. Any notice or communication to the Company, any Guarantor or the Trustee, shall be deemed to have been given or made as of the date so delivered if personally delivered; when answered back, if telexed; when receipt is acknowledged, if telecopied; one (1) business day after mailing if by overnight courier; and five (5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

                  Any notice or communication mailed to a Noteholder shall be mailed to him by first-class mail, postage prepaid, at his address shown on the register kept by the Registrar.

                  Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication to a Noteholder is mailed in the manner provided above, it shall be deemed duly given, whether or not the addressee receives it.

                  In case by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail any notice as required by this Indenture, then such method of notification as shall be made with the approval of the Trustee shall constitute a sufficient mailing of such notice.

Section 12.03.    COMMUNICATIONS BY HOLDERS WITH OTHER HOLDERS.

                  Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Guarantors, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

Section 12.04.    CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

                  Upon any request or application by the Company or any Guarantor to the Trustee to take any action under this Indenture, the Company or such Guarantor, as the case may be, shall furnish to the Trustee:

                  (1) an Officers' Certificate (which shall include the statements set forth in Section 12.05 below) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                  (2) an Opinion of Counsel (which shall include the statements set forth in Section 12.05 below) stating that, in the opinion of such counsel, all such conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with.

Section 12.05.    STATEMENTS REQUIRED IN CERTIFICATE AND OPINION.

                  Each certificate and opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                  (1) a statement that the Person making such certificate or opinion has read such covenant or condition and the definitions relating thereto;

                  (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (3) a statement that, in the opinion of such Person, it or he has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (4) a statement as to whether or not, in the opinion of such Person, such covenant or condition has been complied with.

Section 12.06.    RULES BY TRUSTEE AND AGENTS.

                  The Trustee may make reasonable rules for action by or at meetings of Holders. The Registrar and Paying Agent may make reasonable rules for their functions.

Section 12.07.    BUSINESS DAYS; LEGAL HOLIDAYS.

                  A "Business Day" is a day that is not a Legal Holiday. A "Legal Holiday" is a Saturday, a Sunday, a federally-recognized holiday or a day on which banking institutions are not required to be open in the State of New York. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

Section 12.08.    GOVERNING LAW.

                  THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE NOTES.

Section 12.09.    NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

                  This Indenture may not be used to interpret another indenture, loan, security or debt agreement of the Company or any Subsidiary thereof. No such indenture, loan, security or debt agreement may be used to interpret this Indenture.

Section 12.10.    NO RECOURSE AGAINST OTHERS.

                  A director, officer, employee, member or stockholder, as such, of the Company or any Guarantor shall not have any liability for any obligations of the Company or any Guarantor under the Notes, the Guarantees or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Noteholder by accepting a Note waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

Section 12.11.    SUCCESSORS.

                  All agreements of each of the Company and each Guarantor in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee, any additional trustee and any Paying Agents in this Indenture shall bind its successor.

Section 12.12.    MULTIPLE COUNTERPARTS.

                  The parties may sign multiple counterparts of this Indenture. Each signed counterpart shall be deemed an original, but all of them together represent one and the same agreement.

Section 12.13.    TABLE OF CONTENTS, HEADINGS, ETC.

                  The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 12.14.    SEPARABILITY.

                  Each provision of this Indenture shall be considered separable and if for any reason any provision which is not essential to the effectuation of the basic purpose of this Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed all as of the date and year first written above.

                                          AAVID THERMAL TECHNOLOGIES, INC.

                                         By:      /s/ Bharatan Patel
                                             ---------------------------------
                                               Name:  Bharatan Patel
                                               Title: Chief Executive Officer

                                          BANKERS TRUST COMPANY
                                            as Trustee

                                         By:      /s/ Susan Johnson
                                             ---------------------------------
                                               Name:  Susan Johnson
                                               Title: Assistant Vice President

                                   FLUENT HOLDINGS, INC.
                                   AAVID THERMAL PRODUCTS, INC.
                                   THERMALLOY INVESTMENT CO., INC.
                                   THERMALLOY, INC.
                                   AAVID THERMALLOY, LLC
                                   APPLIED THERMAL TECHNOLOGIES, LLC
                                   AAVID THERMALLOY SW, LLC
                                   AAVID THERMALLOY OF TEXAS, LLC
                                     as Guarantors

                                   By:     /s/ Bharatan Patel

                                        Name:  Bharatan Patel
                                        Title:  Chief Executive Officer

                                                                      EXHIBIT A

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER AGREES THAT IT
(1) WILL NOT, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") THAT IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUANCE OF THIS NOTE AND THE LAST DATE ON WHICH THE ISSUER OF THIS NOTE, OR ANY AFFILIATE OF THE ISSUER, WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF THIS NOTE), RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR WITHIN THE MEANING OF SUBPARAGRAPH 501(a)(1),
(2), (3) OR (7) UNDER THE SECURITIES ACT THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (E) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR
(F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND
(2) WILL GIVE TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE PRIOR TO THE RESALE RESTRICTION TERMINATION DATE, IF THE PROPOSED TRANSFER IS BEING MADE PURSUANT TO CLAUSE (C) OR (E) ABOVE, PRIOR TO SUCH TRANSFER, THE HOLDER WILL BE REQUIRED TO FURNISH TO THE TRUSTEE AND THE ISSUER SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSONS" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, AND TRANSFERS OF INTERESTS IN THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.16 OF THE INDENTURE.

                                                           CUSIP No.:

                        AAVID THERMAL TECHNOLOGIES, INC.

               12 3/4% SENIOR SUBORDINATED NOTE DUE 2007, Series A

No.                                                                           $

                  AAVID THERMAL TECHNOLOGIES, INC., a Delaware corporation (the "Company," which term includes any successor entity), for value received promises to pay to or registered assigns, the principal sum of $150,000,000 on February 1, 2007.

                  Interest Payment Dates: February 1 and August 1, commencing August 1, 2000.

                  Record Dates:                and                .

                  Reference is made to the further provisions of this Note contained herein and the Indenture (as defined), which will for all purposes have the same effect as if set forth at this place.

                  IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

                                               AAVID THERMAL TECHNOLOGIES, INC.

                                               By:  ____________________________
                                                    Name:
                                                    Title:

                                               By:  ____________________________
                                                    Name:
                                                    Title:

CERTIFICATE OF AUTHENTICATION

                  This is one of the 12 3/4% Senior Subordinated Notes due 2007, Series A, referred to in the within-mentioned Indenture.

February 2, 2000

                                               BANKERS TRUST COMPANY,

                                               not in its individual capacity,
                                               but solely as Trustee

                                               By:    __________________________
                                                      Authorized Signatory

                              (REVERSE OF SECURITY)

               12 3/4% SENIOR SUBORDINATED NOTE DUE 2007, SERIES A

               1. INTEREST. AAVID THERMAL TECHNOLOGIES, INC., a Delaware corporation (the "COMPANY"), promises to pay interest on the principal amount of this Note at the rate PER ANNUM shown above. Interest on the Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from the date of the original issuance of the Notes. The Company will pay interest semi-annually in arrears on each Interest Payment Date, commencing August 1, 2000. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

                  The Company shall pay interest on overdue principal and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful from time to time on demand at the rate borne by the Notes.

                  2. METHOD OF PAYMENT. The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are the registered Holders at the close of business on July 15 or January 15 immediately preceding the Interest Payment Date (whether or not such day is a Business Day) even if the Notes are cancelled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Notes to a Paying Agent to collect principal payments. Payments of principal and premium, if any, will be made (on presentation of such Notes if in certificated form) in money of the United States that at the time of payment is legal tender for payment of public and private debts; PROVIDED, HOWEVER, that the Company may pay principal, premium, if any, and interest by check payable or wire transfer in such money. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

                  3. PAYING AGENT AND REGISTRAR. Initially, Bankers Trust Company, a New York banking corporation organized under the laws of the state of New York (the "TRUSTEE"), will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders. Neither the Company nor any of its Subsidiaries or Affiliates may act as Paying Agent but may act as Registrar or co-Registrar.

                  4. INDENTURE. The Company issued this Note under an Indenture, dated as of, 2000 (the "INDENTURE"), by and among the Company, the Guarantors and the Trustee. This Note is one of a duly authorized issue of Initial Notes of the Company designated as its 12 3/4% Senior Subordinated Notes due 2007, Series A (the "NOTES"). The Notes are limited in aggregate principal amount to $150,000,000. The Notes include the Initial Notes and the Exchange Notes (as defined below) issued in exchange for the Initial Notes pursuant to the Indenture. The Initial Notes and the Exchange Notes are treated as a single class of securities under the Indenture. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb)(the "TIA"), as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the TIA for a statement of them.

                  5. SUBORDINATION. Except to the extent set forth in paragraph 10, the Notes are general unsecured obligations of the Company and subordinated in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full in cash of all Senior Indebtedness of the Company, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed. Each Holder by his acceptance hereof agrees to be bound by such provisions and authorizes and expressly directs the Trustee, on his behalf, to take such action as may be necessary or appropriate to effectuate the subordination provided for in the Indenture and appoints the Trustee his attorney-in-fact for such purposes.

                  6. GUARANTEE. The obligations of the Company hereunder are guaranteed on a senior subordinated basis by the Guarantors. Each Guarantee by a Guarantor is subordinated in right of payment to all Guarantor Senior Indebtedness of such Guarantor to the same extent that the Notes are subordinated to Senior Indebtedness of the Company.

                  7.       REDEMPTION.

                  (a) The Notes will be redeemable at the option of the Company, in whole or in part, during the 24-month period beginning February 1, 2004 at a price equal to 100% of the principal amount thereof, plus an applicable Make Whole Premium, and thereafter at 102% of the principal amount, in each case, with accrued and unpaid interest, if any, to the date of redemption; PROVIDED, HOWEVER, that at maturity the Notes shall be redeemable at 100% of principal amount outstanding.

                  For the purposes of the foregoing, the "Make Whole Premium" means, with respect to a Note, an amount equal to the excess, if any, of (1) the present value as of the date of such prepayment of the remaining semi-annual interest payments, if any, and the principal payment including premium due on such Note as if such Note were redeemed on February 1, 2006, computed using a discount rate equal to the Treasury Rate plus 75 basis points, over (2) the outstanding principal amount of such Note. In no case shall the Make Whole Premium be negative.

                  (b) OPTIONAL REDEMPTION UPON PUBLIC EQUITY OFFERINGS. Notwithstanding the foregoing, the Company may redeem in the aggregate up to 35% of the original principal amount of Notes at any time and from time to time prior to February 2, 2003 at a Redemption Price equal to 112.75% of the aggregate principal amount so redeemed, plus accrued and unpaid interest, if any, to the Redemption Date out of the Net Proceeds of one or more Public Equity Offerings; provided that

                  (1) at least 65% of the principal amount of Notes originally issued remains outstanding immediately after the occurrence of any such redemption and

                  (2) any such redemption occurs within 60 days following the closing of any such Public Equity Offering.

                  8. NOTICE OF REDEMPTION. Notice of redemption under paragraphs 6(a) and 6(b) of this Note will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at such Holder's registered address.

                  Except as set forth in the Indenture, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date, then, unless the Company defaults in the payment of such Redemption Price plus accrued interest, if any, the Notes called for redemption will cease to bear interest from and after such Redemption Date and the only right of the Holders of such Notes will be to receive payment of the Redemption Price plus accrued interest, if any.

                  9. OFFERS TO PURCHASE. The Indenture provides that, after certain Asset Sales and upon the occurrence of a Change of Control (as defined in the Indenture), and subject to further limitations contained therein, the Company will make an offer to purchase certain amounts of the Notes in accordance with the procedures set forth in the Indenture.

                  10. REGISTRATION RIGHTS. Pursuant to the Registration Rights Agreement by and among the Company, the Guarantors and the Initial Purchasers, the Company will be obligated to consummate an exchange offer pursuant to which the Holder of this Note shall have the right to exchange this Note for the Company's % Senior Subordinated Notes due 2007, Series B (the "EXCHANGE NOTES"), which have been registered under the Securities Act, in like principal amount and having terms identical in all material respects other than this paragraph 10 to the Initial Notes. The Holders of the Initial Notes shall be entitled to receive certain Additional Interest payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.

                  11. DENOMINATIONS; TRANSFER; EXCHANGE. The Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples thereof. A Holder shall register the transfer or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Notes or portions thereof selected for redemption.

                  12. PERSONS DEEMED OWNERS. The registered Holder of a Note shall be treated as the owner of it for all purposes.

                  13. UNCLAIMED MONEY. If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company. After that, Holders entitled to money must look to the Company for payment as general creditors unless an "abandoned property" law designates another person.

                  14. DEFEASANCE AND COVENANT DEFEASANCE. If the Company at any time deposits with the Trustee U.S. legal tender and/or U.S. Government Obligations sufficient to pay the principal of and interest on the Notes to redemption or maturity and complies with the other provisions of the Indenture relating to defeasance, the Company will be discharged from certain provisions of the Indenture and the Notes (including certain covenants, but excluding its obligation to pay the principal of and interest on the Notes).

                  15. AMENDMENTS, SUPPLEMENTS, AND WAIVERS. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the written consent of the holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default or Event of Default or noncompliance with any provision may be waived with the written consent of the holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes or make any other change that does not adversely affect in any material respect the rights of any Holder of a Note.

                  16. RESTRICTIVE COVENANTS. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, incur additional Indebtedness, make payments in respect of its Capital Stock, enter into transactions with Affiliates, create dividend or other payment restrictions affecting Subsidiaries, merge or consolidate with any other person, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the Company's or any Guarantor's assets. Such limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

                  17. SUCCESSOR ENTITY. When a successor entity assumes, in accordance with the Indenture, all the obligations of its predecessor under the Notes and the Indenture, and immediately before and thereafter no Default exists and certain other conditions are satisfied, the predecessor entity will be released from those obligations.

                  18. DEFAULTS AND REMEDIES. Events of Default are set forth in the Indenture. If an Event of Default (other than an Event of Default pursuant to Section 6.01(f) or (g) of the Indenture) shall have occurred and be continuing, then the Trustee or the holders of not less than 25% in aggregate principal amount of the

Notes then outstanding, may declare to be immediately due and payable the entire principal amount of all the Notes then outstanding plus accrued interest to the date of acceleration; PROVIDED, HOWEVER, that after such acceleration but before a judgment or decree based on such acceleration is obtained by the Trustee, the holders of a majority in aggregate principal amount of the outstanding Notes may rescind and annul such acceleration and its consequences if all existing Events of Default, other than the nonpayment of principal, premium, if any, or interest that has become due solely because of the acceleration, have been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereto. In case an Event of Default specified in Section 6.01(f) or (g) of the Indenture occurs, such principal amount, together with premium, if any, and interest with respect to all of the Notes, shall be due and payable immediately without any declaration or other act on the part of the Trustee or the Holders.

                  19. TRUSTEE DEALINGS WITH COMPANY. The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company, and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

                  20. NO RECOURSE AGAINST OTHERS. As more fully described in the Indenture, no director, officer, employee, stockholder or incorporator, as such, of the Company shall have any liability for any obligation of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Noteholder by accepting a Note waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

                  21. AUTHENTICATION. This Note shall not be valid until the Trustee or Authenticating Agent manually signs the certificate of authentication on this Note.

                  22. GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES TO THE INDENTURE HAS AGREED TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE.

                  23. ABBREVIATIONS AND DEFINED TERMS. Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                  24. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

                  25. INDENTURE. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

                  The Company will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture, which has the text of this
Note in larger type. Requests may be made to: Aavid Thermal Technologies, Inc., One Eagle Square, Suite 509, Concord, New Hampshire 03301, Attention: General Counsel.

                                 ASSIGNMENT FORM

                  If you the Holder want to assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to:

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                  (Print or type name, address and zip code and
                   social security or tax ID number of assignee)

and irrevocably appoint------------------------------------------------------,
agent to transfer this Note on the books of the Company. The agent may substi-tute another to act for him.

Date:---------------------------------  Signed:--------------------------------
                                              (Sign exactly as your name
                                               appears on the other side of
                                               this Note)

Medallion Guarantee:----------------------------------

                      [OPTION OF HOLDER TO ELECT PURCHASE]

                  If you want to elect to have this Note purchased by the Company pursuant to Section 4.13 or Section 4.17 of the Indenture, check the appropriate box:

                                Section 4.13 |_|

                                Section 4.17 |_|

                  If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.13 or Section 4.17 of the Indenture, state the amount you elect to have purchased:

$ ------------------


Date:------------------
                                                     --------------------------
                                                     NOTICE: The signature on
                                                     this assignment must
                                                     correspond with the name as
                                                     it appears upon the face of
                                                     the within Note in every
                                                     particular without
                                                     alteration or enlargement
                                                     or any change whatsoever
                                                     and be guaranteed by the
                                                     endorser's bank or broker.

Medallion Guarantee:----------------------------

                                     -105-
                                                                       EXHIBIT B

                              Bankers Trust Company
                               Four Albany Street
                            New York, New York 10006

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, AND TRANSFERS OF INTERESTS IN THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.16 OF THE INDENTURE.

                                                                     ISIN No.:

                        AAVID THERMAL TECHNOLOGIES, INC.

                    % SENIOR SUBORDINATED NOTE DUE 2007, SERIES B

No.                                                                           $

                  AAVID THERMAL TECHNOLOGIES, INC., a Delaware corporation (the "Company," which term includes any successor entity), for value received promises to pay to or registered assigns, the principal sum of $150,000,000 on , 2007.

                  Interest Payment Dates: February 1 and August 1, commencing August 1, 2000.

                  Record Dates:  January 15 and July 15.

                  Reference is made to the further provisions of this Note contained herein and the Indenture (as defined), which will for all purposes have the same effect as if set forth at this place.

                  IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

                                              AAVID THERMAL TECHNOLOGIES, INC.

                                              By: ______________________________
                                                  Name:
                                                  Title:

                                              By: ______________________________
                                                  Name:
                                                  Title:

CERTIFICATE OF AUTHENTICATION

                  This is one of the 12 3/4% Senior Subordinated Notes due 2007, Series B, referred to in the within-mentioned Indenture.

                                     BANKERS TRUST COMPANY,
                                     not in its individual capacity, but solely as Trustee

                                     By: __________________________________
                                         Authorized Signatory

                              (REVERSE OF SECURITY)

               12 3/4% SENIOR SUBORDINATED NOTE DUE 2007, SERIES B

                  1. INTEREST. AAVID THERMAL TECHNOLOGIES, INC., a Delaware corporation (the "COMPANY"), promises to pay interest on the principal amount of this Note at the rate PER ANNUM shown above. Interest on the Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from the date of the original issuance of the Notes. The Company will pay interest semi-annually in arrears on each Interest Payment Date, commencing August 1, 2000. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

                  The Company shall pay interest on overdue principal and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful from time to time on demand at the rate borne by the Notes.

                  2. METHOD OF PAYMENT. The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are the registered Holders at the close of business on July 15 or January 15 preceding the Interest Payment Date (whether or not such day is a Business Day) even if the Notes are cancelled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Notes to a Paying Agent to collect principal payments. Payments of principal and premium, if any, will be made (on presentation of such Notes if in certificated form) in money of the United States that at the time of payment is legal tender for payment of public and private debts; PROVIDED, HOWEVER, that the Company may pay principal, premium, if any, and interest by check payable in such money. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

                  3. PAYING AGENT AND REGISTRAR. Initially, Bankers Trust Company, a banking organization organized under the laws of New York (the "TRUSTEE"), will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders. Neither the Company nor any of its Subsidiaries or Affiliates may act as Paying Agent but may act as Registrar or co-Registrar.

                  4. INDENTURE. The Company issued this Note under an Indenture, dated as of February 2, 2000 (the "INDENTURE"), by and among the Company, the Guarantors and the Trustee. This Note is one of a duly authorized issue of Notes of the Company designated as its 12 3/4% Senior Subordinated Notes due 2007, Series B (the "EXCHANGE NOTES"), issued in exchange for the initial 12 3/4% Senior Subordinated Notes due 2007, Series A (the "INITIAL NOTES" and, together with the Exchange Notes, the "NOTES"). The Notes are limited in aggregate principal amount to $150,000,000. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the TIA for a statement of them.

                  5. SUBORDINATION. Except to the extent set forth in paragraph 10, the Notes are general unsecured obligations of the Company and subordinated in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full in cash of all Senior Indebtedness of the Company, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed. Each Holder by his acceptance hereof agrees to be bound by such provisions and authorizes and expressly directs the Trustee, on his behalf, to take such action as may be necessary or appropriate to effectuate the subordination provided for in the Indenture and appoints the Trustee his attorney-in-fact for such purposes.

                  6. GUARANTEE. The obligations of the Company hereunder are guaranteed on a senior subordinated basis by the Guarantors. Each Guarantee by a Guarantor is subordinated in right of payment to all Guarantor Senior Indebtedness of such Guarantor to the same extent that the Notes are subordinated to Senior Indebtedness of the Company.

                  7.       REDEMPTION.

                  (a) The Notes will be redeemable at the option of the Company, in whole or in part, during the 24-month period beginning February 1, 2004 at a price equal to 100% of the principal amount thereof, plus and applicable Make Whole Premium, and thereafter at 102% of the principal amount, in each case, with accrued and unpaid interest, if any, to the date of redemption; PROVIDED, HOWEVER, that at maturity the Notes shall be redeemable at 100% of principal amount outstanding.

                  For the purposes of the foregoing, the "Make Whole Premium" means, with respect to a Note, an amount equal to the excess, if any, of (1) the present value as of the date of such prepayment of the remaining semi-annual interest payments, if any, and the principal payment including premium due on such Note as if such Note were redeemed on February 1, 2006, computed using a discount rate equal to the Treasury Rate plus 75 basis points, over (2) the outstanding principal amount of such Note. In no case shall the Make Whole Premium be negative.

                  (b) OPTIONAL REDEMPTION UPON PUBLIC EQUITY OFFERINGS. Notwithstanding the foregoing, the Company may redeem in the aggregate up to 35% of the original principal amount of Notes at any time and from time to time prior to February 2, 2003 at a Redemption Price equal to 112.75% of the aggregate principal amount so redeemed, plus accrued and unpaid interest, if any, to the Redemption Date out of the Net Proceeds of one or more Public Equity Offerings; provided that

                  (1) at least 65% of the principal amount of Notes originally issued remains outstanding immediately after the occurrence of any such redemption and

                  (2) any such redemption occurs within 60 days following the closing of any such Public Equity Offering.

                  8. NOTICE OF REDEMPTION. Notice of redemption under paragraphs 6(a) and 6(b) of this Note will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at such Holder's registered address.

                  Except as set forth in the Indenture, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date, then, unless the Company defaults in the payment of such Redemption Price plus accrued interest, if any, the Notes called for redemption will cease to bear interest from and after such Redemption Date and the only right of the Holders of such Notes will be to receive payment of the Redemption Price plus accrued interest, if any.

                  9. OFFERS TO PURCHASE. The Indenture provides that, after certain Asset Sales and upon the occurrence of a Change of Control (as defined in the Indenture), and subject to further limitations contained therein, the Company will make an offer to purchase certain amounts of the Notes in accordance with the procedures set forth in the Indenture.

                  10. DENOMINATIONS; TRANSFER; EXCHANGE. The Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples thereof. A Holder shall register the transfer or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Notes or portions thereof selected for redemption.

                  11. PERSONS DEEMED OWNERS. The registered Holder of a Note shall be treated as the owner of it for all purposes.

                  12. UNCLAIMED MONEY. If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company. After that, Holders entitled to money must look to the Company for payment as general creditors unless an "abandoned property" law designates another person.

                  13. DEFEASANCE AND COVENANT DEFEASANCE. If the Company at any time deposits with the Trustee U.S. legal tender and/or U.S. Government Obligations sufficient to pay the principal of and interest on the Notes to redemption or maturity and complies with the other provisions of the Indenture relating to defeasance, the Company will be discharged from certain provisions of the Indenture and the Notes (including certain covenants, but excluding its obligation to pay the principal of and interest on the Notes).

                  14. AMENDMENTS, SUPPLEMENTS, AND WAIVERS. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the written consent of the holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default or Event of Default or noncompliance with any provision may be waived with the written consent of the holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes or make any other change that does not adversely affect in any material respect the rights of any Holder of a Note.

                  15. RESTRICTIVE COVENANTS. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, incur additional Indebtedness, make payments in respect of its Capital Stock, enter into transactions with Affiliates, create dividend or other payment restrictions affecting Subsidiaries, merge or consolidate with any other person, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the Company's or any Guarantor's assets. Such limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

                  16. SUCCESSOR ENTITY. When a successor entity assumes, in accordance with the Indenture, all the obligations of its predecessor under the Notes and the Indenture, and immediately before and thereafter no Default exists and certain other conditions are satisfied, the predecessor entity will be released from those obligations.

                  17. DEFAULTS AND REMEDIES. Events of Default are set forth in the Indenture. If an Event of Default (other than an Event of Default pursuant to Section 6.01(f) or (g) of the Indenture) shall have occurred and be continuing, then the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding, may declare to be immediately due and payable the entire principal amount of all the Notes then outstanding plus accrued interest to the date of acceleration; PROVIDED, HOWEVER, that after such acceleration but before a judgment or decree based on such acceleration is obtained by the Trustee, the holders of a majority in aggregate principal amount of the outstanding Notes may rescind and annul such acceleration and its consequences if all existing Events of Default, other than the nonpayment of principal, premium, if any, or interest that has become due solely because of the acceleration, have been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereto. In case an Event of Default specified in Section 6.01(f) or (g) of the Indenture occurs, such principal amount, together with premium, if any, and interest with respect to all of the Notes, shall be due and payable immediately without any declaration or other act on the part of the Trustee or the Holders.

                  18. TRUSTEE DEALINGS WITH COMPANY. The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company, and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

                  19. NO RECOURSE AGAINST OTHERS. As more fully described in the Indenture, no director, officer, employee, stockholder or incorporator, as such, of the Company shall have any liability for any obligation of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Noteholder by accepting a Note waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

                  20. AUTHENTICATION. This Note shall not be valid until the Trustee or Authenticating Agent manually signs the certificate of authentication on this Note.

                  21. GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES TO THE INDENTURE HAS AGREED TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE.

                  22. ABBREVIATIONS AND DEFINED TERMS. Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                  22. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

                  23. INDENTURE. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

                  The Company will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture, which has the text of this
Note in larger type. Requests may be made to: Aavid Thermal Technologies, Inc., One Eagle Square, Suite 509, Concord, New Hampshire 03301, Attention: General Counsel.

                                 ASSIGNMENT FORM

                  If you the Holder want to assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to:

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                  (Print or type name, address and zip code and
                   social security or tax ID number of assignee)

and irrevocably appoint--------------------------------------------------------
agent to transfer this Note on the books of the Company.The agent may substitute another to act for him.

Date:--------------------------------   Signed:--------------------------------
                                           (Sign exactly as your name appears
                                            on the other side of this Note)

Medallion Guarantee:--------------------------

                      [OPTION OF HOLDER TO ELECT PURCHASE]

                  If you want to elect to have this Note purchased by the Company pursuant to Section 4.13 or Section 4.17 of the Indenture, check the appropriate box:

                                Section 4.13 |_|

                                Section 4.17 |_|

                  If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.13 or Section 4.17 of the Indenture, state the amount you elect to have purchased:

$ ------------------


Date:--------------------------
                                                     --------------------------
                                                     NOTICE: The signature on
                                                     this assignment must
                                                     correspond with the name as
                                                     it appears upon the face of
                                                     the within Note in every
                                                     particular without
                                                     alteration or enlargement
                                                     or any change whatsoever
                                                     and be guaranteed by the
                                                     endorser's bank or broker.

Medallion Guarantee:------------------------

                                                                      EXHIBIT C

                    CERTIFICATE TO BE DELIVERED UPON EXCHANGE
                    OR REGISTRATION OF TRANSFER OF SECURITIES

         Re: Aavid Thermal Technologies, Inc. (the "Company")
             12 3/4% SENIOR SUBORDINATED NOTES DUE 2007, SERIES A (THE "NOTES")

                  This Certificate relates to $_______ principal amount of Notes held in the form of* ___ a beneficial interest in a Global Note or* _______ Certificated Notes by ______ (the "TRANSFEROR").

The Transferor:

                  |_| has requested by written order that the Registrar deliver in exchange for its beneficial interest in the Global Note held by the Depository a Certificated Note or Certificated Notes in definitive, registered form of authorized denominations and an aggregate number equal to its beneficial interest in such Global Note (or the portion thereof indicated above); or

                  |_| has requested by written order that the Registrar exchange or register the transfer of a Certificated Note or Certificated Notes.

                  In connection with such request and in respect of each such Note, the Transferor does hereby certify that the Transferor is familiar with the Indenture relating to the above captioned Notes and the restrictions on transfers thereof as provided in Section 2.16 of such Indenture, and that the transfer of the Notes does not require registration under the Securities Act of 1933, as amended (the "SECURITIES ACT"), because*:

                  |_| Such Note is being acquired for the Transferor's own account, without transfer (in satisfaction of Section 2.16 of the Indenture).

                  |_| Such Note is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act), in reliance on Rule 144A.

                  |_| Such Note is being transferred to an institutional "accredited investor" (within the meaning of subparagraph (a)(1), (2), (3) or (7) of Rule 501 under the Securities Act) which delivers a certificate to the Trustee in the form of EXHIBIT D to the Indenture.

                  |_| Such Note is being transferred in reliance on Regulation S under the Securities Act and a transfer certificate for Regulation S transfers in the form of EXHIBIT E to the Indenture accompanies this certification. An Opinion of Counsel to the effect that such transfer does not require registration under the Securities Act accompanies this certification.

                  |_| Such Note is being transferred in reliance on Rule 144 under the Securities Act. An Opinion of Counsel to the effect that such transfer does not require registration under the Securities Act accompanies this certification.

                  |_| Such Note is being transferred in reliance on and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144A or Rule 144 under the Securities Act to a person other than an institutional "accredited investor." An Opinion of Counsel to the effect that such transfer does not require registration under the Securities Act accompanies this certification.

                                            -----------------------------
                                             [INSERT NAME OF TRANSFEROR]

                                            By:--------------------------
                                                [Authorized Signatory]

Date:--------------------
*Check applicable box.

                                                                       EXHIBIT D

                   FORM OF TRANSFEREE LETTER OF REPRESENTATION

Bankers Trust Company
Four Albany Street
New York, New York  10006
Attention:  Corporate Trust and Agency Services

Ladies and Gentlemen:

                  This certificate is delivered to request a transfer of $________ principal amount of the 12 3/4% Senior Subordinated Notes due 2007, Series A, of Aavid Thermal Technologies, Inc. (the "COMPANY") and any guarantee thereof (the "NOTES"). Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

                  Name:---------------------------------------------
                  Address:------------------------------------------
                  Taxpayer ID Number:-------------------------------

                  The undersigned represents and warrants to you that:

                  1. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933 (the "SECURITIES ACT")) purchasing Notes for our own account or for the account of such an institutional "accredited investor" and we are acquiring the Notes not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risk of our investment in the Notes and we invest in or purchase securities similar to the Notes in the normal course of our business. We and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

                  2. We acknowledge that we have had access to such financial and other information, and have been afforded the opportunity to ask such questions of representatives of the Company and receive answers thereto, as we deem necessary.

                  3. We understand that the Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes that we will not prior to the date (the "RESALE RESTRICTION TERMINATION DATE") that is two years after the later of the original issuance of the Note and the last date on which the Company or any affiliate of the Company was the owner of such Notes (or any predecessor thereto) offer, sell or otherwise transfer such Notes except (a) to the Company or any subsidiary of the Company, (b) inside the United States to a "qualified institutional buyer" in compliance with Rule 144A under the Securities Act (c) inside the United States to an "institutional accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to the Trustee a signed letter substantially in the form of this letter (d) outside the United States in an offshore transaction in compliance with Rule 904 under the Securities Act (e) pursuant to any other available exemption from the registration requirements of the Securities Act or
(f) pursuant to an effective registration statement under the Securities Act. We acknowledge that the Company and the Trustee reserve the right prior to any offer, sale or other transfer prior to the Resale Restriction Termination Date of the applicable Notes pursuant to clause (c) or (e) above to require the delivery of an opinion of counsel, certification and/or other information satisfactory to the Company and the Trustee.

                  We understand that the Trustee will not be required to accept for registration of transfer any Notes acquired by us, except upon presentation of evidence satisfactory to the Company and the Trustee that the foregoing restrictions on transfer have been complied with. We further understand that any Notes purchased by us will be in the form of definitive physical certificates and that such certificates will bear a legend reflecting the substance of paragraph 3 of this letter. We further agree to provide to any person acquiring any of the Notes from us a notice advising such person that transfers of such Notes are restricted as stated herein and that certificates representing such Notes will bear a legend to that effect.

                  We represent that the Company and the Trustee and others are entitled to rely upon the truth and accuracy of our acknowledgments, representations and agreements set forth herein, and we agree to notify you promptly in writing if any of our acknowledgments, representations or agreements herein cease to be accurate and complete. You are also irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                  We represent to you that we have full power to make the foregoing acknowledgments, representations and agreements on our own behalf and on behalf of any investor account for which we are acting as fiduciary agent.

                  As used herein, the terms "offshore transaction," "United States" and "U.S. person" have the respective meanings given to them in Regulation S under the Securities Act.

                  THIS LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Dated:  __________                                   TRANSFEREE:

                                                        By:--------------------

                                                                       EXHIBIT E

                            Form of Certificate To Be

                             Delivered in Connection

                           with Regulation S Transfers

                                                           --------------, ----

Attention:  Corporate Trust Administration

Re:      Aavid Thermal Technologies, Inc. 12 3/4% Senior

         SUBORDINATED NOTES DUE 2007, SERIES A (THE "NOTES")

Ladies and Gentlemen:

                  In connection with our proposed sale of $__________ aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended (the "SECURITIES ACT"), and, accordingly, we represent that:

                  (1) the offer of the Notes was not made to a person in the
                      United States;

                  (2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been prearranged with a buyer in the United States;

                  (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(a) or Rule 904(a) of Regulation S, as applicable;

                  (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

                  (5) we have advised the transferee of the transfer restrictions applicable to the Notes.

                  You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Defined terms used herein without definition have the respective meanings provided in Regulation S.

                                                 Very truly yours,

                                                 [Name of Transferor]

                                                 By:---------------------------

                  IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date and year first above written.

                                               AAVID THERMAL TECHNOLOGIES, INC.

                                               By:-----------------------------
                                                  Name:
                                                  Title:

                                               By:-----------------------------
                                                  Name:
                                                  Title:

                                               EXISTING GUARANTORS:

                                               By:-----------------------------
                                                  Name:
                                                  Title:

                                               BANKERS TRUST COMPANY,
                                                    as Trustee

                                               By:-----------------------------
                                                  Name:
                                                  Title:

                                                                      EXHIBIT F

                                FORM OF GUARANTEE

                         SENIOR SUBORDINATED GUARANTEE

                  Each Guarantor (capitalized terms used herein have the meanings given such terms in the Indenture referred to in the Note upon which this notation is endorsed) hereby unconditionally guarantees on a senior subordinated basis (such guarantee being referred to herein as the "GUARANTEE") the due and punctual payment of the principal of, premium, if any, and interest on the Notes, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal, premium and interest on the Notes, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee, all in accordance with the terms set forth in Article 11 of the Indenture.

                  The obligations of each Guarantor to the Holders and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth, and are expressly subordinated and subject in right of payment to the prior payment in full of all Guarantor Senior Indebtedness of each Guarantor, to the extent and in the manner provided in Article 11 of the Indenture.

                  This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Notes upon which this Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

                  This Guarantee shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of law.

                  This Guarantee is subject to release upon the terms set forth in the Indenture.

                                       By:------------------------------------
                                          Name:
                                          Title:

                                       By:------------------------------------
                                          Name:
                                          Title: